 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 24, 1997

                                             REGISTRATION NO. 333-18809

                                                              333-18809-01

                                                              333-18809-02

                                                              333-18809-03

                                                              333-18809-04
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                --------------

                             AMENDMENT NO. 1

                                    TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                --------------

     HAWAIIAN ELECTRIC INDUSTRIES, INC.                                  HAWAII                      99-0208097
(EXACT NAME OF EACH REGISTRANT AS SPECIFIED IN ITS CHARTER     (STATE OR OTHER JURISDICTION OF   (I.R.S. EMPLOYER
 OR CERTIFICATE OF TRUST OR LIMITED PARTNERSHIP)                INCORPORATION OR ORGANIZATION)    IDENTIFICATION NO.)

          900 RICHARDS STREET, HONOLULU, HAWAII 96813 (808) 543-5662
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                         PRINCIPAL EXECUTIVE OFFICES)

     HAWAIIAN ELECTRIC INDUSTRIES CAPITAL TRUST I                            DELAWARE                 52-6829385
     HAWAIIAN ELECTRIC INDUSTRIES CAPITAL TRUST II                           DELAWARE                 52-6829386
     HAWAIIAN ELECTRIC INDUSTRIES CAPITAL TRUST III                          DELAWARE                 52-682387
 (EXACT NAME OF EACH  REGISTRANT AS SPECIFIED IN ITS CHARTER      (STATE OR OTHER JURISDICTION OF  (I.R.S. EMPLOYER
  OR CERTIFICATE OF TRUST OR LIMITED PARTNERSHIP)                  INCORPORATION OR ORGANIZATION)   IDENTIFICATION NO.)

C/O THE BANK OF NEW YORK, 101 BARCLAY STREET, 21ST FLOOR, NEW YORK, N.Y. 10286
                                (212) 815-5084
               ATTENTION: CORPORATE TRUST TRUSTEE ADMINISTRATION
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                         PRINCIPAL EXECUTIVE OFFICES)

              HEI PREFERRED FUNDING, LP                                        DELAWARE                         52-2007237
    (EXACT NAME OF EACH REGISTRANT AS SPECIFIED IN ITS CHARTER       (STATE OR OTHER JURISDICTION OF      (I.R.S. EMPLOYER
           OR CERTIFICATE OF TRUST OR LIMITED PARTNERSHIP)           INCORPORATION OR ORGANIZATION)       IDENTIFICATION NO.)

300 DELAWARE AVENUE, SUITE 1704, WILMINGTON, DELAWARE 19801 (302) 427-5738




  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                       PRINCIPAL EXECUTIVE OFFICES)

                                --------------
                               ROBERT F. MOUGEOT
             FINANCIAL VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                      HAWAIIAN ELECTRIC INDUSTRIES, INC.
          900 RICHARDS STREET, HONOLULU, HAWAII 96813 (808) 543-5641
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                --------------
                                  COPIES TO:

               DAVID J. REBER, ESQ.                            DAVID P. FALCK, ESQ.
         GOODSILL ANDERSON QUINN & STIFEL              WINTHROP, STIMSON, PUTNAM & ROBERTS
                1099 ALAKEA STREET                            ONE BATTERY PARK PLAZA
                HONOLULU, HI 96813                              NEW YORK, NY 10004
                  (808) 547-5600                                  (212) 858-1000

                                --------------
       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  From time to time after the effective date of this Registration Statement.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                --------------
                            (Calculation of Registration Fee on following page)
  THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS
REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION
STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                                     PROPOSED       PROPOSED
                                        AMOUNT       MAXIMUM        MAXIMUM      AMOUNT OF
 TITLE OF EACH CLASS OF SECURITIES      TO BE     OFFERING PRICE   AGGREGATE    REGISTRATION
         TO BE REGISTERED             REGISTERED     PER UNIT    OFFERING PRICE     FEE
--------------------------------------------------------------------------------------------
 Debt Securities of Hawaiian
  Electric Industries, Inc.
  ("HEI") (3)....................        (1)           (2)            (1)           N/A
--------------------------------------------------------------------------------------------
 Trust Originated Preferred
  Securities of Hawaiian Electric
  Industries Capital Trust I.....        (1)           (2)            (1)           N/A
--------------------------------------------------------------------------------------------
 Trust Originated Preferred
  Securities of Hawaiian Electric
  Industries Capital Trust II....        (1)           (2)            (1)           N/A
--------------------------------------------------------------------------------------------
 Trust Originated Preferred
  Securities of Hawaiian Electric
  Industries Capital Trust III...        (1)           (2)            (1)           N/A
--------------------------------------------------------------------------------------------
 Partnership Preferred Securities
  of HEI Preferred Funding, LP
  (3)............................        (1)           (2)            (1)           N/A
--------------------------------------------------------------------------------------------
 HEI Guarantees with respect to
  Trust Preferred Securities.....        (4)           (4)            (4)           N/A
--------------------------------------------------------------------------------------------
 HEI Guarantee with respect to
  Partnership Preferred
  Securities.....................        (4)           (4)            (4)           N/A
--------------------------------------------------------------------------------------------
 HEI Guarantees with respect to
  certain debentures of its
  wholly-owned subsidiaries (the
  "Subsidiary Debentures").......        (4)           (4)            (4)           N/A
--------------------------------------------------------------------------------------------
 Preferred Stock of HEI..........        (1)           (2)            (1)           N/A
--------------------------------------------------------------------------------------------
 Common Stock of HEI.............        (1)           (2)            (1)           N/A
--------------------------------------------------------------------------------------------
   Total.........................    $300,000,000      N/A        $300,000,000    $90,910
--------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------

(1) Subject to the following sentence, there is being registered hereunder an indeterminate principal amount of HEI Debt Securities (including Senior, Senior Subordinated and Junior Subordinated Debt Securities), an indeterminate number of shares of HEI Common Stock and Preferred Stock and an indeterminate number of Preferred Securities of Hawaiian Electric Industries Capital Trust I, Hawaiian Electric Industries Capital Trust II and Hawaiian Electric Industries Capital Trust III (collectively, the "Trusts"). In no event will the aggregate initial public offering price of all securities issued under this Registration Statement exceed $300,000,000, exclusive of accrued interest and dividends (if any). Junior Subordinated Debt Securities (referred to as "Company Debentures" when issued in connection with the sale of Trust Preferred Securities) may be issued and sold by HEI to any of the Trusts in an aggregate principal amount, or Partnership Preferred Securities may be issued and sold to any of the Trusts in an aggregate stated liquidation preference amount, in either case corresponding to the aggregate stated liquidation preference of the Trust Preferred Securities issued by such Trust, in which event such Company Debentures or Partnership Preferred Securities, as the case may be, may later be distributed for no additional consideration to the holders of the Trust Preferred Securities of such Trust upon a dissolution of such Trust and the distribution of the assets thereof. The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.
(2) The proposed maximum offering price per unit will be determined from time to time in connection with the issuance of the securities registered hereunder.
(3) Company Debentures or Partnership Preferred Securities may be purchased by any of the Trusts with the proceeds of the sale of the Trust Preferred Securities of that Trust, together with the proceeds received from HEI in respect of the common securities to be issued by that Trust to HEI. No separate consideration will be received for such Company Debentures or Partnership Preferred Securities.

(4) No separate consideration will be received for HEI Guarantees with respect to the Trust Preferred Securities, the Partnership Preferred Securities or any debt securities issued by subsidiaries of HEI (the "Subsidiary Debentures"). Company Debentures and Subsidiary Debentures will be purchased by HEI Preferred Funding, LP (the "Partnership") with the proceeds of the sale of the Partnership Preferred Securities and the sale to Hycap Management, Inc. of the general partner interests in the Partnership. No separate consideration will be received for such Company Debentures or Subsidiary Debentures.

                               EXPLANATORY NOTE

  The preliminary Prospectus Supplement filed with this registration statement will be used as a supplement to the Prospectus forming a part of this registration statement in connection with an offering of the securities referenced therein and is included with this registration statement because of the current plans of HEI, subject to market conditions and other factors, to commence such an offering following effectiveness of this registration statement.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT IS SUBJECT TO COMPLETION + +OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN + +FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT + +BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION + +STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS + +SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY + +NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY JURISDICTION IN WHICH + +SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR +
+QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

               SUBJECT TO COMPLETION, DATED JANUARY 24, 1997

PROSPECTUS SUPPLEMENT
---------------------
(TO PROSPECTUS DATED JANUARY  , 1997)
                      4,000,000 TRUST PREFERRED SECURITIES
                  HAWAIIAN ELECTRIC INDUSTRIES CAPITAL TRUST I
           % TRUST ORIGINATED PREFERRED SECURITIES/SM/ ("TOPrS/SM/")
             (LIQUIDATION AMOUNT $25 PER TRUST PREFERRED SECURITY)
                  GUARANTEED TO THE EXTENT SET FORTH HEREIN BY
                       HAWAIIAN ELECTRIC INDUSTRIES, INC.

                                  ----------

  The   % Trust Originated Preferred Securities/SM/ (the "TOPrS/SM/" or "Trust
Preferred Securities") offered hereby represent preferred undivided beneficial ownership interests in the assets of Hawaiian Electric Industries Capital Trust I, a statutory business trust formed under the laws of the State of Delaware (the "Trust"). Hawaiian Electric Industries, Inc., a Hawaii corporation (the "Company" or "HEI"), will own all the common securities (the "Trust Common Securities" and, together with the Trust Preferred Securities, the "Trust Securities") representing undivided beneficial ownership interests in the assets of the Trust. The Trust exists for the sole purpose of issuing the Trust Securities and investing the proceeds as described below and engaging in activities incident thereto. The proceeds from the sale of the Trust Securities will be used by the Trust to purchase partnership
                                                        (Continued on next page)

  SEE "RISK FACTORS" BEGINNING ON PAGE S-13 OF THIS PROSPECTUS SUPPLEMENT FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE TRUST PREFERRED SECURITIES, INCLUDING CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES.

  The Trust Preferred Securities have been approved for listing on the New York Stock Exchange, Inc. (the "New York Stock Exchange"), subject to official notice of issuance. Trading on the New York Stock Exchange is expected to commence within the 30-day period after the initial delivery of the Trust Preferred Securities. See "Underwriting."

                                  ----------
THESE SECURITIES  HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE  SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO
   WHICH  IT  RELATES. ANY  REPRESENTATION  TO THE  CONTRARY  IS A  CRIMINAL
    OFFENSE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                        PRICE TO   UNDERWRITING  PROCEEDS TO THE
                                         PUBLIC    COMMISSION(1)   TRUST(2)(3)
--------------------------------------------------------------------------------
Per Trust Preferred Security.......      $25.00         (2)          $25.00
--------------------------------------------------------------------------------
Total...............................  $100,000,000      (2)       $100,000,000
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(1) HEI, the Trust and the Partnership have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."

(2) In view of the fact that the proceeds of the sale of the Trust Preferred Securities will ultimately be invested in investment instruments of HEI and certain of its subsidiaries, HEI has agreed to pay to the Underwriters as
    compensation (the "Underwriters' Compensation") $   per Trust Preferred
    Security (or $   in the aggregate); provided that such compensation for
    sales of 10,000 or more Trust Preferred Securities to a single purchaser
    will be $   per Trust Preferred Security. Therefore, to the extent of such sales, the actual amount of Underwriters' Compensation will be less than the aggregate amount specified in the preceding sentence. See "Underwriting."

(3) Expenses of the offering that are payable by HEI are estimated at $500,000.

                                  ----------

  The Trust Preferred Securities offered hereby are offered severally by the Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that delivery of the Trust Preferred Securities will be made only in book-entry form through the facilities of The Depository Trust Company ("DTC")
on or about February   , 1997.

                                  ----------

MERRILL LYNCH & CO.                                    GOLDMAN, SACHS & CO.

DEAN WITTER REYNOLDS INC.

          A.G. EDWARDS & SONS, INC.



                             LEGG MASON WOOD WALKER

                                   INCORPORATED
                                                          ROBERT W. BAIRD & CO.
                                                             INCORPORATED

                                  ----------
          The date of this Prospectus Supplement is January   , 1997.
-----
/SM/ "Trust Originated Preferred Securities" and "TOPrS" are service marks of Merrill Lynch & Co., Inc.

(Continued from cover page)

preferred securities (the "Partnership Preferred Securities"), representing the limited partner interests in HEI Preferred Funding, LP, a Delaware limited partnership (the "Partnership"). All of the partner interests in the Partnership other than the limited partner interests represented by the Partnership Preferred Securities are owned by Hycap Management, Inc. ("Hycap"), a Delaware corporation, which is a wholly-owned subsidiary of HEI and the sole general partner of the Partnership (the "General Partner"). Substantially all of the proceeds from the sale of the Partnership Preferred Securities and the capital contribution from the General Partner will be used by the Partnership initially to purchase debt instruments of HEI (the "Company Debentures") and debt instruments of one or more of its subsidiaries (the "Subsidiary Debentures" and, together with the Company Debentures, the "Debentures"). In addition, approximately one percent of the proceeds from the sale of the Partnership Preferred Securities and of the capital contribution from the General Partner will be used by the Partnership to purchase certain U.S. government obligations and commercial paper of entities not affiliated with HEI (the "Eligible Debt Securities"). See "Supplemental Description of the Partnership Preferred Securities--Partnership Investments."

  Holders of the Trust Preferred Securities will be entitled to receive cumulative cash distributions accumulating from the date of original issuance and payable quarterly in arrears on each March 31, June 30, September 30 and December 31, commencing March 31, 1997, at an annual rate of % of the
liquidation amount of $25 per Trust Preferred Security (equivalent to $   per
Trust Preferred Security per annum) if, as and when the Trust has funds available for payment. See "Supplemental Description of the Trust Preferred Securities--Distributions." Distributions not paid on the scheduled payment date will accumulate and compound quarterly at a rate per annum equal to %. The distribution rate and the distribution payment dates and other payment dates for the Trust Preferred Securities will correspond to the distribution rate and distribution payment dates and other payment dates for the Partnership Preferred Securities, which constitute the sole assets of the Trust. As described above, the assets of the Partnership will initially consist only of the Debentures and, to a limited extent, certain Eligible Debt Securities. The payment of distributions by the Trust and payments on liquidation of the Trust or the redemption of Trust Preferred Securities, as described below, are guaranteed on a subordinated basis by HEI (the "Trust Guarantee") to the extent the Trust has funds legally available therefor as described under "Supplemental Description of the Trust Guarantee." The payment of distributions by the Partnership (if, as and when declared by the General Partner) and payments on liquidation of the Partnership or the redemption of Partnership Preferred Securities, as described below, are also guaranteed on a subordinated basis by HEI (the "Partnership Guarantee") to the extent the Partnership has funds legally available therefor as described under "Supplemental Description of the Partnership Guarantee." In addition, payments in respect of the Subsidiary Debentures are fully and unconditionally guaranteed, on a subordinated basis, by HEI (the "Investment Guarantees") for the benefit of the holders of the Subsidiary Debentures.

  The Trust Guarantee, the Partnership Guarantee and the Investment Guarantees (individually, a "Guarantee" and collectively, the "Guarantees"), when taken together with the Company Debentures and HEI's obligations to pay all fees and expenses of the Trust and the Partnership, constitute a guarantee to the extent set forth herein by HEI of the distribution, redemption and liquidation payments payable to the holders of the Trust Preferred Securities. The Guarantees do not apply, however, to current distributions by the Partnership unless and until such distributions are declared by the General Partner out of funds legally available for payment or to liquidating distributions unless there are assets legally available for payment in the Partnership, each as more fully described in the next succeeding paragraph and under "Risk Factors--Insufficient Income or Assets Available to Partnership." HEI's obligations under the Guarantees are subordinate and junior in right of payment to all liabilities of HEI and rank pari passu with the most senior preferred stock (if any) issued from time to time by HEI, with each other and with any guarantee hereafter entered into by HEI in respect of any preferred security of any affiliate of HEI, and its obligations under the Company Debentures are subordinate and junior in right of payment to all senior indebtedness of HEI. At September 30, 1996, HEI (holding company only) had outstanding senior indebtedness aggregating approximately $246 million (exclusive of contingent amounts under guarantees of approximately $17.5 million of subsidiary obligations), which would have ranked senior to HEI's obligations under the Guarantees and the Company Debentures. In addition, HEI's obligations under the

Guarantees and the Company Debentures will be effectively subordinated to all existing and future liabilities of its subsidiaries. See "Risk Factors--Ranking of Subordinate Obligations Under the Guarantees and the Company Debentures."

  Distributions on the Partnership Preferred Securities will be declared and paid only as determined in the sole discretion of the General Partner of the Partnership. In addition, the General Partner is not obligated to declare distributions on the Partnership Preferred Securities at any time, including upon or following a Partnership Enforcement Event (as defined herein). To the extent that the issuers (including HEI as issuer and guarantor) of the securities in which the Partnership invests defer or fail to make any payments in respect of such securities (or, if applicable, guarantees), the Partnership will not have sufficient funds to pay and will not declare or pay distributions on the Partnership Preferred Securities. In addition, as described under "Risk Factors--Insufficient Income or Assets Available to Partnership," the Partnership may not have sufficient funds to pay current or liquidating distributions on the Partnership Preferred Securities if (i) at any time that the Partnership is receiving current payments in respect of the securities held by the Partnership (including the Debentures), the General Partner, in its sole discretion, does not declare distributions on the Partnership Preferred Securities and the Partnership receives insufficient amounts to pay the additional compounded distributions that will accumulate in respect of the Partnership Preferred Securities, (ii) the Partnership reinvests the proceeds received in respect of the Debentures upon their retirement or at their maturities in Affiliate Investment Instruments (as defined herein) and Eligible Debt Securities that do not generate income in an amount that is sufficient to pay full distributions in respect of the Partnership Preferred Securities or
(iii) the Partnership invests in equity or debt securities of Investment Affiliates (as defined herein) that are not guaranteed by HEI and that cannot be liquidated by the Partnership for an amount sufficient to pay such distributions in full. The Debentures will provide that payments of interest may be deferred at any time, and from time to time, by the relevant issuer for a period not exceeding six consecutive quarters. If an issuer were to so defer the payment of interest on any Debenture, interest thereon would continue to accrue and compound at the stated interest rate thereon. If the General Partner does not declare and pay distributions on the Partnership Preferred Securities out of funds legally available for distribution, the Trust will not have sufficient funds to make distributions on the Trust Preferred Securities, in which event the Trust Guarantee will not apply to such distributions until the Trust has sufficient funds available therefor. See "Risk Factors--Distributions Payable Only if Declared by General Partner; Restrictions on Certain Payments; Tax Consequences," "--Insufficient Income or Assets Available to Partnership," "Supplemental Description of the Trust Preferred Securities--Distributions" and "Supplemental Description of the Partnership Preferred Securities-- Distributions."

  The Partnership may, from time to time and subject to the restrictions described herein, reinvest payments received with respect to the Affiliate Investment Instruments (including the Debentures) and the Eligible Debt Securities in additional Affiliate Investment Instruments and Eligible Debt Securities. As of the date of this Prospectus Supplement, the General Partner does not intend to cause the Partnership to reinvest regularly scheduled periodic payments of interest or dividends received by the Partnership in the manner described herein, although there can be no assurance that the General Partner's intention in respect of such reinvestments will not change in the future.

  If (i) for any distribution period full distributions on a cumulative basis on any Trust Preferred Securities have not been paid or declared and set apart for payment, (ii) an Investment Event of Default (as defined herein) by any Investment Affiliate in respect of any Affiliate Investment Instrument has occurred and is continuing and HEI is in default of its obligations with respect thereto under an applicable Investment Guarantee or (iii) HEI is in default of its obligations under the Trust Guarantee or the Partnership Guarantee, then, during such period, (a) HEI shall not declare or pay dividends on, make distributions or a liquidation payment with respect to, or redeem, purchase or acquire, any of its capital stock (except for dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, its common stock and exchanges of common stock of one class for common stock of another class and other exceptions set forth in the accompanying Prospectus), (b) HEI shall not make any payment or cause any payment to be made that would result in, and shall take such actions as shall be necessary to prevent, the payment of any dividends on, any distribution or liquidation payment with respect to, or any redemption, purchase or other acquisition of, any Comparable Equity Interest, and (c) HEI shall not make any guarantee payments with respect to the foregoing other than pursuant to the Trust Guarantee (or any other guarantee by the Company with respect to any Comparable Equity Interest).

  The Partnership Preferred Securities are redeemable by the Partnership, in whole or in part, from time to time, on or after February , 2002 at a redemption price per Partnership Preferred Security equal to $25 plus accumulated and unpaid distributions thereon to the date fixed for redemption. The Partnership Preferred Securities may also be redeemed, in whole but not in part, at any time upon the occurrence of a Partnership Special Event (as defined herein) at an amount per Partnership Preferred Security equal to $25 plus accumulated and unpaid distributions thereon to the date fixed for redemption. If the Partnership redeems the Partnership Preferred Securities, the Trust must redeem Trust Preferred Securities on a pro rata basis having an aggregate liquidation amount equal to the aggregate liquidation preference of the Partnership Preferred Securities so redeemed at a redemption price corresponding to the redemption price of the Partnership Preferred Securities (which includes all accumulated and unpaid distributions thereon to the date fixed for redemption) (the "Redemption Price"). See "Supplemental Description of the Trust Preferred Securities--Redemption." Neither the Partnership Preferred Securities nor the Trust Preferred Securities have any scheduled maturity or are redeemable at any time at the option of the holders thereof.

  Upon the occurrence of a Trust Special Event (as defined herein), except in certain limited circumstances, the Trust may be dissolved. Upon dissolution of the Trust, after satisfaction of obligations to creditors of the Trust, if any, the Partnership Preferred Securities will be distributed to the holders of the Trust Preferred Securities, on a pro rata basis, in lieu of any cash distribution, unless the Partnership Preferred Securities are redeemed in the limited circumstances described herein. If the Partnership Preferred Securities are distributed to the holders of the Trust Preferred Securities, HEI will use its best efforts to cause the Partnership Preferred Securities to be listed on the New York Stock Exchange or such other national securities exchange or similar organization as the Trust Preferred Securities are then listed or quoted. See "Supplemental Description of the Trust Preferred Securities--Trust Special Event Redemption or Distribution."

  In the event of any liquidation, dissolution, winding up or termination of the Trust, after satisfaction of obligations to creditors of the Trust, if any, the holders of the Trust Preferred Securities will be entitled to receive for each Trust Preferred Security a liquidation amount of $25 plus accumulated and unpaid distributions thereon to the date of payment, except to the extent, in connection with such dissolution, Partnership Preferred Securities are distributed to the holders of the Trust Preferred Securities. Upon (i) the occurrence and continuation of an Investment Event of Default by an Investment Affiliate (including HEI) in respect of any Affiliate Investment Instrument and the failure of HEI to perform its obligations under an applicable Investment Guarantee or (ii) default by HEI on any of its obligations under the Trust Guarantee or the Partnership Guarantee, the holders of the Trust Preferred Securities will have a preference over the holder of the Trust Common Securities with respect to payments upon liquidation of the Trust. Under no circumstances will the Affiliate Investment Instruments or the Eligible Debt Securities held by the Partnership be distributed in kind to the holders of the Trust Preferred Securities or Partnership Preferred Securities. See "Supplemental Description of the Trust Preferred Securities--Liquidation Distribution Upon Dissolution."

  IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS THAT STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SECURITIES OFFERED HEREBY AT LEVELS ABOVE THOSE THAT MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING TRANSACTIONS, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                               PROSPECTUS SUMMARY

  The following is a summary of certain information contained in this Prospectus Supplement and the accompanying Prospectus. It does not purport to be complete and is qualified in its entirety by the more detailed information contained elsewhere in this Prospectus Supplement and the accompanying Prospectus. Capitalized terms which are not defined in this summary are used as defined elsewhere in this Prospectus Supplement. See "Index of Selected Defined Terms" for a cross reference to the location in this Prospectus Supplement where such terms are defined.

                                  THE COMPANY

  HEI was incorporated in 1981 under the laws of the State of Hawaii and is a holding company with subsidiaries engaged in the electric utility, savings bank, freight transportation, real estate development and other businesses, primarily in the State of Hawaii, and also engaged in the pursuit of independent power projects and energy services projects in Asia and the Pacific. HEI's predecessor, Hawaiian Electric Company, Inc. ("HECO"), was incorporated under the laws of the Kingdom of Hawaii (now the State of Hawaii) on October 13, 1891. As a result of a 1983 corporate reorganization, HECO became an HEI subsidiary, and common shareholders of HECO became common shareholders of HEI.

  HECO and its subsidiaries, Maui Electric Company, Limited ("MECO") and Hawaii Electric Light Company, Inc. ("HELCO"), are regulated operating public utilities providing the only public utility electric service on the islands of Oahu, Maui, Lanai, Molokai and Hawaii. HEI also owns directly or indirectly the following principal subsidiaries which comprise its diversified companies: HEI Diversified, Inc. ("HEIDI") and its subsidiary, American Savings Bank, F.S.B. ("ASB") and its subsidiaries; Hawaiian Tug & Barge Corp. ("HTB") and its subsidiary, Young Brothers, Limited ("YB"); Malama Pacific Corp. ("MPC") and its subsidiaries; HEI Power Corp. ("HEIPC") and its subsidiaries; and HEI Investment Corp. ("HEIIC").

  ASB, acquired in 1988, is the fourth largest financial institution in Hawaii based on total assets and the third largest financial institution based on deposits, in each case as of June 30, 1996, and has 48 retail branches. HTB was acquired in 1986 and provides ship assist and charter towing services and owns YB, a regulated intrastate public carrier of waterborne freight among the Hawaiian Islands. MPC was formed in 1985 and directly or through subsidiaries develops and invests in real estate. HEIIC was formed in 1984 and is a passive investment company which primarily holds investments in leveraged leases and currently plans no new investments. HEIPC was formed in March 1995 to pursue, directly or through its subsidiaries or affiliates, independent power projects and energy services projects in Asia and the Pacific.

                                  THE OFFERING

The Trust...................  Hawaiian Electric Industries Capital Trust I, a
                              Delaware statutory business trust. The sole assets of the Trust will be the Partnership Preferred Securities.

The Partnership.............  HEI Preferred Funding, LP, a Delaware limited partnership. The sole assets of the Partnership will initially consist of the Debentures and, to a limited extent, certain Eligible Debt Securities.

Securities Offered..........  4,000,000   % Trust Originated Preferred
                              Securities/SM/.

Distributions...............  Distributions on the Trust Preferred Securities
                              will accumulate from the date of original
                              issuance of the Trust Preferred Securities and
                              will be payable at the annual rate of   % of the
                              liquidation
                              amount of $25 per Trust Preferred Security
                              (equivalent to $    per Trust Preferred Security
                              per annum) if, as, and when the Trust has funds legally available for payment. Distributions will be payable quarterly in arrears on each March 31, June 30, September 30 and December 31, commencing March 31, 1997. Distributions not made on the scheduled payment date will accumulate and compound quarterly at a rate per annum equal to
                                %. The distributions payable on March 31, 1997
                              will represent distributions accumulated from
                              February   , 1997 and will equal $    for each
                              $25 Trust Preferred Security.

                              The ability of the Trust to pay distributions on the Trust Preferred Securities is entirely depen-dent on its receipt of corresponding distribu-tions with respect to the Partnership Preferred Securities. The ability of the Partnership to pay distributions on the Partnership Preferred Secu-rities is, in turn, dependent on its receipt of payments with respect to the Debentures and the Eligible Debt Securities held by the Partnership. The Debentures will provide that payments of in-terest may be deferred at any time, and from time to time, by the relevant issuer for a period not exceeding six consecutive quarters. Distributions on the Partnership Preferred Securities will be declared and paid only as determined in the sole discretion of the General Partner of the Partner-ship. However, in the event full distributions on Trust Preferred Securities have not been paid, the Company will be prohibited from, among other things, making distributions with respect to its capital stock or Comparable Equity Interests as described below. See "Risk Factors--Distributions Payable Only if Declared by General Partner; Re-strictions on Certain Payments; Tax Conse-quences," "Supplemental Description of the Trust Preferred Securities--Distributions" and "Supple-mental Description of the Partnership Preferred Securities--Distributions" and "--Partnership In-vestments."

Rights Upon Nonpayment of
 Distributions and Certain
 Defaults; Covenants of the
 Company...............
                              If, at any time, (i) arrearages on distributions on the Trust Preferred Securities shall exist for six consecutive quarterly distribution periods,
                              (ii) an Investment Event of Default occurs and is continuing on any Affiliate Investment Instrument and the Company is in default of its obligations with respect thereto under an applicable Investment Guarantee or (iii) the Company is in default on any of its obligations under the Trust Guarantee or the Partnership Guarantee, then
                              (a) the Property Trustee (as defined herein), as the holder of the Partnership Preferred Securities, will have the right to enforce the terms of the Partnership Preferred Securities, including the right to direct the Special Representative (as defined herein) to enforce
                              (1) to the fullest extent permitted by law, the Partnership's creditors' rights and other rights with respect to the Affiliate Investment Instruments and the Investment Guarantees and (2) the rights of the holders of the Partnership Preferred Securities to receive distributions (but only if, as and when declared by the

                              General Partner) on the Partnership Preferred Securities, and (b) the Trust Guarantee Trustee (as defined herein) or the Special Representative shall have the right to enforce the Trust Guarantee and the Partnership Guarantee, respectively, including the right to enforce the covenant restricting certain distributions by the Company described below.

                              Under no circumstances, however, shall the Special Representative have authority to cause the General Partner to declare distributions on the Partnership Preferred Securities. If the Partnership does not declare and pay distributions on the Partnership Preferred Securities out of funds legally available for distribution, the Trust will not have sufficient funds to make distributions on the Trust Preferred Securities. See "Risk Factors-- Insufficient Income or Assets Available to Partnership," "Supplemental Description of the Trust Preferred Securities--Trust Enforcement Events" and "Supplemental Description of the Partnership Preferred Securities--Partnership
                              Enforcement Events."

                              The Company has agreed that if (a) for any distribution period, full distributions on a cumulative basis on any Trust Preferred Securities have not been paid or declared and set apart for payment, (b) an Investment Event of Default by any Investment Affiliate in respect of any Affiliate Investment Instrument has occurred and is continuing and the Company is in default of its obligations with respect thereto under an applicable Investment Guarantee or (c) the Company is in default of its obligations under the Trust Guarantee or the Partnership Guarantee, then, during such period, (i) the Company shall not declare or pay dividends on, make distributions or a liquidation payment with respect to, or redeem, purchase or acquire, any of its capital stock (except for dividends or distributions in shares of, or options, warrants or right to subscribe for or purchase shares of, its common stock and exchanges of common stock of one class for common stock of another class and other exceptions set forth in the accompanying Prospectus), (ii) the Company shall not make any payment or cause any payment to be made that would result in, and shall take such action as shall be necessary to prevent, the payment of dividends on, any distribution or liquidation payment with respect to, or any redemption, purchase or other acquisition of, any Comparable Equity Interest, and (iii) the Company shall not make any guarantee payments with respect to the foregoing other than pursuant to the Trust Guarantee (or any other guarantee by the Company with respect to any Comparable Equity Interest).

Guarantees..................  The Company will irrevocably guarantee, on a subordinated basis and to the extent set forth herein, the payment in full of (i) any accumulated and unpaid distributions on the Trust Preferred Securities to the extent of funds of the Trust legally available therefor, (ii) the amount payable upon redemption of the Trust Preferred Securities to the extent of funds of the Trust legally available therefor and (iii) generally, the liquidation amount of the Trust Preferred Securities to the extent of the assets of the Trust legally available for distribution to holders of Trust Preferred Securities. See "Supplemental Description of the Trust Guarantee."

                              The Company will also irrevocably guarantee, on a subordinated basis and to the extent set forth herein, the payment in full of (i) any accumulated and unpaid distributions on the Partnership Preferred Securities if, as and when declared out of funds legally available therefor,
                              (ii) the amount payable upon redemption of the Partnership Preferred Securities to the extent of funds of the Partnership legally available therefor and (iii) generally, the liquidation preference of the Partnership Preferred Securities to the extent of the assets of the Partnership legally available for distribution to holders of Partnership Preferred Securities. See "Supplemental Description of the Partnership Guarantee."

                              The Company will fully and unconditionally guarantee, on a subordinated basis, payments in respect of the Subsidiary Debentures as described under "Supplemental Description of the Partnership Preferred Securities--Investment
                              Guarantees."

                              The Guarantees, when taken together with the Company Debentures and the Company's obligations to pay all fees and expenses of the Trust and the Partnership, constitute a guarantee to the extent set forth herein by the Company of the distribution, redemption and liquidation amounts payable to the holders of the Trust Preferred Securities. The Guarantees do not apply, however, to current distributions by the General Partner unless and until such distributions are declared by the Partnership out of funds legally available for payment or to liquidating distributions unless there are assets legally available for payment in the Partnership, each as more fully described under "Risk Factors--Insufficient Income or Assets Available to Partnership." The Company's obligations under the Guarantees are subordinate and junior in right of payment to all other liabilities of the Company, and will be effectively subordinated to all existing and future liabilities of its subsidiaries and rank pari passu with the most senior preferred stock (if any) issued from time to time by the Company, with each other and with any guarantee hereafter entered into by the Company in respect of any preferred security of any affiliate of the Company.

Liquidation Amount..........
                              In the event of any liquidation of the Trust, after satisfaction of obligations to creditors of the Trust, if any, holders will be entitled to receive the Trust Liquidation Distribution (as defined herein), such amount being $25 per Trust Preferred Security plus an amount equal to any accumulated and unpaid distributions thereon to the date of payment, unless Partnership Preferred Securities are distributed to such holders in connection with a Trust Special Event. If, upon a liquidation of the Trust in which the Partnership Preferred Securities are not distributed to holders of the Trust Preferred Securities, the Trust Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Trust Liquidation Distribution, then the amounts payable directly by the Trust on the Trust Preferred Securities shall be paid on a pro rata basis. The holder of the Trust Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of the Trust Preferred Securities, except that upon
                              (i) the occurrence and continuation of an Investment Event of Default by an Investment Affiliate (including the Company) in respect of any Affiliate Investment Instrument where the Company has not performed its obligations under an applicable Investment Guarantee or (ii) default by the Company on any of its obligations under the Trust Guarantee or the Partnership Guarantee, the holders of the Trust Preferred Securities will have a preference over the holder of the Trust Common Securities with respect to payments upon liquidation of the Trust. See "Supplemental Description of the Trust Preferred Securities--Subordination of Trust Common Securities" and "--Liquidation Distribution Upon Dissolution."

Optional Redemption.........
                              The Partnership Preferred Securities will be
                              redeemable for cash, at the option of the
                              Partnership, in whole or in part, from time to
                              time, after February   , 2002, at a redemption
                              price per Partnership Preferred Security equal to $25 plus accumulated and unpaid distributions thereon to the date fixed for redemption. Upon any redemption of the Partnership Preferred Securities, the Trust Preferred Securities will be redeemed, in whole or in part, as applicable, at the Redemption Price. See "Supplemental Description of the Partnership Preferred Securities--Optional Redemption" and
                              "Supplemental Description of the Trust Preferred Securities--Redemption." Neither the Partnership Preferred Securities nor the Trust Preferred Securities have any scheduled maturity or are redeemable at any time at the option of the holders thereof.

Special Event Redemptions
 or Distributions...........
                              Upon the occurrence of a Trust Tax Event (which event will generally be triggered upon the occurrence of certain adverse tax consequences or the denial of an interest deduction on Affiliate Investment Instruments which are debt instruments held by the Partnership) or a Trust Investment Company Event (which event will generally be triggered if the Trust is considered an "investment company" under the 1940 Act (as defined herein)), except in certain limited circumstances, the Regular Trustees (as defined herein) will have the right to dissolve the Trust and, after satisfaction of obligations to creditors of the Trust, if any, cause Partnership Preferred Securities to be distributed to the holders of the Trust Preferred Securities. In certain circumstances involving a Partnership Tax Event (which event will generally be triggered upon the occurrence of certain adverse tax consequences or the denial of an interest deduction on the Debentures held by the Partnership) or a Partnership Investment Company Event (which event will generally be triggered if the Partnership is considered an "investment company" under the 1940 Act), the Partnership will have the right to redeem the Partnership Preferred Securities, in whole (but not in part), at $25 per Partnership Preferred Security plus accumulated and unpaid distributions thereon, regardless of the occurrence of any Trust Tax Event or Trust Investment Company Event and in lieu of any distribution of the Partnership Preferred Securities required in connection therewith, in which event the Trust Preferred Securities will be redeemed at the Redemption Price. See "Supplemental Description of the Trust Preferred Securities--Trust Special Event Redemption or Distribution" and "Supplemental Description of the Partnership Preferred Securities--Partnership Special Event Redemption."

Voting Rights...............  Generally, holders of the Trust Preferred
                              Securities will not have voting rights. The holders of a majority in liquidation amount of the Trust Preferred Securities, however, have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or to direct the exercise of any trust or other power conferred upon the Property Trustee under the Trust Agreement (as defined herein), including the right to direct the Property Trustee, as the holder of the Partnership Preferred Securities,
                              (i) to exercise its rights in the manner described above under "Rights Upon Non-Payment of Distributions and Certain Defaults; Covenants of the Company" and (ii) to consent to any amendment, modification or termination of the Agreement of Limited Partnership (as defined herein) or the Partnership Preferred Securities where such consent shall be required. See "Supplemental Description of the Trust Preferred Securities--Voting Rights."

Form of Trust Preferred
Securities..................  The Trust Preferred Securities will be represented by a global certificate registered in the name of Cede & Co., as nominee for DTC. Beneficial interests in the Trust Preferred Securities will be evidenced by, and transfers thereof will be effected only through, records maintained by the participants in DTC. Except as described herein, Trust Preferred Securities in certificated form will not be issued in exchange for such global certificate. See "Supplemental Description of the Trust Preferred Securities-- Book-Entry Only Issuance--The Depository Trust Company."

Use of Proceeds.............
                              All of the proceeds from the sale of the Trust Securities will be invested by the Trust in the Partnership Preferred Securities. The Partnership will use the proceeds from the sale of the Partnership Preferred Securities and the capital contribution from the General Partner to make investments in the Debentures and, to a limited extent, certain Eligible Debt Securities. The Company and any subsidiaries that are issuers of the Debentures will use the proceeds from the sale of such Debentures, after deduction of the Underwriters' Compensation and other expenses of this offering, principally to fund investments in or to extend credit to HEI's subsidiaries, to repay short-term and inter-company debt, and for working capital and other corporate purposes. Proceeds not immediately so applied by the Company and its subsidiaries will be temporarily invested in short-term money market securities. See "Use of Proceeds."

                      SELECTED CONSOLIDATED FINANCIAL DATA

  The following selected consolidated financial data should be read in conjunction with HEI's consolidated financial statements and the notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations," incorporated herein by reference to other documents (see "Incorporation of Certain Documents by Reference" in the accompanying Prospectus). The consolidated statement of income data for each of the years in the three-year period ended December 31, 1995, are derived from, and are qualified by reference to, the audited consolidated financial statements incorporated herein by reference to other documents. The consolidated income and capitalization data for the nine months ended September 30, 1996 and 1995 are derived from unaudited consolidated financial statements incorporated herein by reference to other documents, which, in the opinion of management, include all material adjustments, consisting only of normal recurring adjustments, unless otherwise noted, necessary for a fair presentation of HEI's consolidated financial position as of September 30, 1996 and results of operations for the nine-month periods ended September 30, 1996 and 1995. The results of operations for the nine months ended September 30, 1996 may not necessarily be indicative of the results to be expected for the full fiscal year. The historical results are not necessarily indicative of the results of operations to be expected in the future.

                          NINE MONTHS ENDED
                            SEPTEMBER 30,             YEARS ENDED DECEMBER 31,
                         -----------------------  ----------------------------------
                            1996         1995        1995        1994        1993
                         ----------    ---------  ----------  ----------  ----------
                               (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
CONSOLIDATED STATEMENT
 OF INCOME DATA:
Revenue................. $1,041,570    $ 963,052  $1,295,924  $1,188,523  $1,142,170
Operating income (loss)
 from continuing
 operations
  Electric utility...... $  132,246    $ 124,383  $  159,043  $  136,628  $  119,565
  Savings bank..........     16,143(1)    29,757      40,044      42,525      44,117
  Other.................     (5,499)      (7,086)    (11,423)     (5,020)     (6,044)
                         ----------    ---------  ----------  ----------  ----------
                         $  142,890    $ 147,054  $  187,664  $  174,133  $  157,638
                         ==========    =========  ==========  ==========  ==========
Net income (loss)
  Continuing operations. $   57,604    $  61,878  $   77,493  $   73,030  $   61,684
  Discontinued
   operations (2).......        --           --          --          --      (13,025)
                         ----------    ---------  ----------  ----------  ----------
                         $   57,604    $  61,878  $   77,493  $   73,030  $   48,659
                         ==========    =========  ==========  ==========  ==========
Earnings (loss) per
 common share
  Continuing operations. $     1.91    $    2.13  $     2.66  $     2.60  $     2.38
  Discontinued
   operations (2).......        --           --          --          --        (0.50)
                         ----------    ---------  ----------  ----------  ----------
                         $     1.91    $    2.13  $     2.66  $     2.60  $     1.88
                         ==========    =========  ==========  ==========  ==========
Dividends per common
share................... $     1.80    $    1.77  $     2.37  $     2.33  $     2.29
Weighted average number
 of common
 shares outstanding.....     30,178       29,058      29,187      28,137      25,938

                                               AS OF SEPTEMBER 30, 1996
                                          --------------------------------------
                                              ACTUAL(3)     AS ADJUSTED(3)(6)
                                          ----------------  --------------------
                                                   ($ IN THOUSANDS)
CAPITALIZATION DATA:
Short-term borrowings.................... $  170,174   9.2% $    80,174    4.4%
Long-term debt (4).......................    822,514  44.6      822,514   44.4
Company-obligated trust preferred
 securities (5)..........................        --    --       100,000    5.4
Preferred stock of electric utility
 subsidiaries (4)........................     87,548   4.8       87,548    4.7
Common stock equity......................    761,947  41.4      761,947   41.2
                                          ---------- -----  ----------- ------
                                          $1,842,183 100.0%  $1,852,183  100.0%
                                          ========== =====  =========== ======

--------
(1) On September 30, 1996, President Clinton signed the omnibus appropriations bill, which authorized a special one-time assessment by the Federal Deposit Insurance Corporation on all deposits insured by the Savings Association Insurance Fund held as of March 31, 1995. ASB's assessment was estimated to be $13.8 million and was accrued in September 1996.
(2) Reflects losses from discontinued nonutility wind energy business and insurance business.
(3) Excludes ASB's deposit liabilities, securities sold under agreements to repurchase and advances from the Federal Home Loan Bank.
(4) Includes amounts of long-term debt due within one year and preferred stock sinking fund requirements.

(5) As described herein, the sole assets of the Trust will be the Partnership Preferred Securities with an aggregate stated liquidation preference of approximately $103.1 million, and the sole assets of the Partnership will consist of the Debentures and the Eligible Debt Securities. HEI will own all of the Common Securities of the Trust and Hycap will own all of the general partner interests of the Partnership. See "Accounting Treatment."

(6) Adjusted to reflect the consummation of the offering of the Trust Preferred Securities and the application of the estimated net proceeds from the sale of the Trust Preferred Securities. See "Use of Proceeds."

                                 RISK FACTORS

  Prospective purchasers of the Trust Preferred Securities should consider carefully the risk factors set forth below, as well as all other information contained or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus, in evaluating an investment in the Trust Preferred Securities. To the extent any of the information contained or incorporated by reference in this Prospectus Supplement or the accompanying Prospectus constitutes a "forward-looking statement" as defined in Section 27A(i)(1) of the Securities Act of 1933, as amended (the "Securities Act"), the risk factors set forth below are meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those in the forward-looking statement.

DISTRIBUTIONS PAYABLE ONLY IF DECLARED BY GENERAL PARTNER; RESTRICTIONS ON CERTAIN PAYMENTS; TAX CONSEQUENCES

  Distributions on the Partnership Preferred Securities will be payable only if, as and when declared by the General Partner in its sole discretion. Hycap, a newly-formed, wholly-owned subsidiary of HEI, is the sole General Partner of the Partnership, and the Debentures will constitute obligations of HEI and certain of its subsidiaries. If interest payments on the Debentures are deferred as permitted by their terms, or if such interest payments are not paid to the Partnership according to their terms (and guarantee payments on the Investment Guarantees are not made by the Company), the Partnership will generally lack funds to pay distributions on the Partnership Preferred Securities. If the Partnership does not make current distributions on the Partnership Preferred Securities, either because the General Partner does not declare distributions to be made or because the Partnership lacks sufficient funds, the Trust will not have funds available to make current distributions on the Trust Preferred Securities. As described under "Supplemental Description of the Trust Guarantee--Certain Covenants of the Company," the Company will be restricted (with certain exceptions) from paying dividends or making other distributions with respect to its capital stock or Comparable Equity Interests (as defined herein) if full distributions on the Trust Preferred Securities have not been paid.

  Should the Partnership fail to pay current distributions on the Partnership Preferred Securities, each holder of Trust Preferred Securities will generally be required to accrue income, for United States federal income tax purposes, in respect of the cumulative deferred distributions (including interest thereon) allocable to its proportionate share of the Partnership Preferred Securities. As a result, each holder of Trust Preferred Securities will recognize income for United States federal income tax purposes in advance of the receipt of cash and will not receive the cash from the Trust related to such income if such holder disposes of its Trust Preferred Securities prior to the record date for the date on which distributions of such amount are made. See "Certain Federal Income Tax Considerations--Income and Deductions."

INSUFFICIENT INCOME OR ASSETS AVAILABLE TO PARTNERSHIP

  The Trust Preferred Securities are subject to the risk of a current or liquidating distribution rate mismatch between the rate paid on the Trust Preferred Securities and the rate paid on the securities held by the Partnership, including the Debentures and any additional securities acquired by the Partnership in the future. Such mismatch could occur if (i) at any time that the Partnership is receiving current payments in respect of the securities held by the Partnership (including the Debentures), the General Partner, in its sole discretion, does not declare distributions on the Partnership Preferred Securities and the Partnership receives insufficient amounts to pay the additional compounded distributions that will accumulate in respect of the Partnership Preferred Securities, (ii) the Partnership reinvests the proceeds received in respect of the Debentures upon their retirement or at their maturities in Affiliate Investment Instruments or Eligible Debt Securities that do not generate income in an amount that is sufficient to pay full distributions in respect of the Partnership Preferred
Securities at a rate of   % per annum or (iii) the Partnership invests in
equity or debt securities of Investment Affiliates that are not guaranteed by the Company and that cannot be liquidated by the Partnership for an amount sufficient to pay such distributions in full. If the reinvestments in the securities of the Investment Affiliates contemplated by the General Partner do not meet the eligibility criteria for Affiliate Investment Instruments described under "Supplemental Description of the Partnership Preferred Securities--Partnership Investments," the Partnership shall invest funds available for reinvestment in Eligible Debt Securities (subject to restrictions of applicable law, including the 1940 Act). To the extent that the Partnership lacks sufficient funds to make current or liquidating distributions on the Partnership Preferred Securities in full, the Trust will not have sufficient funds available to pay full current or liquidating distributions on the Trust Preferred Securities.

DEPENDENCE ON AFFILIATE INVESTMENT INSTRUMENTS

  Approximately 99% of the proceeds from the issuance of the Partnership Preferred Securities and of the General Partner's capital contribution will be invested initially in the Debentures, which will consist of debt instruments of HEI (i.e., the Company Debentures) and certain subsidiaries of HEI (i.e., the Subsidiary Debentures). See "Supplemental Description of the Partnership Preferred Securities--Partnership Investments."

PROPOSED TAX LEGISLATION

  On March 19, 1996, as part of President Clinton's Fiscal 1997 Budget Proposal, the Treasury Department proposed legislation (the "Proposed Legislation") that would, among other things, deny the borrower an interest deduction with respect to certain types of debt instruments that are payable in stock of the issuer or a related party. The Proposed Legislation also would treat as equity for United States federal income tax purposes instruments with a maximum term of more than 20 years that are not shown as indebtedness on the consolidated balance sheet of the issuer. On March 29, 1996, Senate Finance Committee Chairman William V. Roth and House Ways and Means Committee Chairman Bill Archer issued a joint statement (the "Joint Statement") indicating their intent that certain legislative proposals initiated by the Clinton administration, including the Proposed Legislation, that may be adopted by either of the tax-writing committees of Congress, would have an effective date that is no earlier than the date of "appropriate Congressional action." In addition, subsequent to the publication of the Joint Statement, Senator Daniel Patrick Moynihan and Representatives Sam M. Gibbons and Charles B. Rangel wrote letters to the Treasury Department officials concurring with the view expressed in the Joint Statement (the "Democrat Letters"). If the principles contained in the Joint Statement and the Democrat Letters were followed and the Proposed Legislation were enacted, such legislation would not apply to the Debentures. There can be no assurances, however, that legislation enacted after the date hereof will not adversely affect the tax treatment of the Debentures, or whether such tax treatment would cause a Partnership Tax Event (as defined herein) or a Trust Tax Event (as defined herein) that may result in the redemption of the Partnership Preferred Securities and, consequently, the Trust Preferred Securities.

SPECIAL EVENT REDEMPTION OR DISTRIBUTION

  Upon the occurrence of a Trust Special Event or a Partnership Special Event (each of which will generally be triggered either upon (i) the occurrence of certain adverse tax consequences to the Trust or the Partnership, as the case may be, or the denial of an interest deduction with respect to the Affiliate Investment Instruments that are debt instruments held by the Partnership or
(ii) the Trust or the Partnership, as the case may be, being considered an "investment company" under the 1940 Act) (each, a "Special Event"), the Trust will be dissolved with the result, except in the limited circumstances described below, that the Partnership Preferred Securities will be distributed to the holders of the Trust Preferred Securities in connection with the liquidation of the Trust. In certain circumstances, the Partnership will have the right to redeem the Partnership Preferred Securities, in whole but not in part, in lieu of a distribution of the Partnership Preferred Securities by the Trust, in which event the Trust will redeem the Trust Preferred Securities for cash. See "Supplemental Description of the Trust Preferred Securities--Trust Special Event Redemption or Distribution" and "Supplemental Description of the Partnership Preferred Securities--Partnership Special Event Redemption."

  Unless the liquidation of the Trust occurs as a result of the Trust being subject to United States federal income tax with respect to income on the Partnership Preferred Securities, under current United States federal income tax law a distribution of the Partnership Preferred Securities upon the dissolution of the Trust will not be a taxable event to holders of the Trust Preferred Securities. If, however, the liquidation of the Trust were to occur because the Trust is subject to United States federal income tax with respect to income accumulated or received on the Partnership Preferred Securities, the distribution of Partnership Preferred Securities to holders by the Trust would likely be a taxable event to each such holder, and a holder would recognize gain or loss as if the holder had exchanged its Trust Preferred Securities for the Partnership Preferred Securities it received upon the liquidation of the Trust. Similarly, the holders of the Trust Preferred Securities would recognize gain or loss if the Trust were to dissolve upon an occurrence of a Partnership Special Event and the holders of Trust Preferred Securities were to receive cash in exchange for their Trust Preferred Securities. See "Certain Federal Income Tax Considerations--Redemption of Trust Preferred Securities for Cash."

  There can be no assurance as to the market prices for the Partnership Preferred Securities that may be distributed in exchange for Trust Preferred Securities if a dissolution or liquidation of the Trust were to occur. Accordingly, the Trust Preferred Securities that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Partnership Preferred Securities that a holder of Trust Preferred Securities may receive upon dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Trust Preferred Securities offered hereby. Because holders of Trust Preferred Securities may receive Partnership Preferred Securities upon the occurrence of a Special Event, prospective purchasers of Trust Preferred Securities are also making an investment decision with regard to the Partnership Preferred Securities and should carefully review all the information regarding the Partnership Preferred Securities contained herein. See "Supplemental Description of the Partnership Preferred Securities."

RANKING OF SUBORDINATE OBLIGATIONS UNDER THE GUARANTEES AND THE COMPANY
DEBENTURES

  HEI's obligations under the Trust Guarantee, the Partnership Guarantee and the Investment Guarantees are subordinate and junior in right of payment to all liabilities of HEI and will rank pari passu with the most senior preferred stock (if any) issued from time to time by HEI, with each other and with any guarantee hereafter entered into by HEI in respect of any preferred security issued by any affiliate of the Company, and its obligations under the Company Debentures are subordinate and junior in right of payment to all senior indebtedness of the Company. As of September 30, 1996, senior indebtedness of HEI (holding company only) aggregated approximately $246 million (exclusive of contingent amounts under guarantees of approximately $17.5 million of subsidiary obligations).

  HEI is a non-operating holding company and substantially all of the operating assets of HEI and its consolidated subsidiaries are owned by such subsidiaries. HEI relies primarily on interest and dividends from such subsidiaries to meet its obligations for payment of principal of and interest on its outstanding debt obligations and corporate expenses. Accordingly, HEI's obligations under the Company Debentures, the Trust Guarantee, the Partnership Guarantee and the Investment Guarantees will be subordinated to its senior indebtedness and will be effectively subordinated to all existing and future indebtedness and liabilities of its subsidiaries. Except for certain limitations on additional Affiliate Investment Instruments that may be issued to the Partnership, as described under "Supplemental Description of the Partnership Preferred Securities--Partnership Investments," there are no terms in the Trust Preferred Securities, the Partnership Preferred Securities, the Guarantees or the Debentures that limit the ability of HEI or its subsidiaries to incur additional indebtedness, including indebtedness that ranks senior to the Guarantees and the Debentures. See "Supplemental Description of the Partnership Preferred Securities--Partnership Investments" and "--Investment Guarantees," "Supplemental Description of the Trust Guarantee" and "Supplemental Description of the Partnership Guarantee."

ENFORCEMENT OF CERTAIN RIGHTS BY OR ON BEHALF OF HOLDERS OF TRUST PREFERRED SECURITIES

  If a Trust Enforcement Event (as defined herein) occurs and is continuing, then (a) the holders of Trust Preferred Securities will rely on the enforcement against HEI by the Property Trustee of its rights, as the holder of the Partnership Preferred Securities, including the right to direct the Special Representative (as defined herein) to enforce (i) to the fullest extent permitted by law, the Partnership's creditors' rights and other rights with respect to the Affiliate Investment Instruments and the Investment Guarantees, (ii) the rights of the holders of the Partnership Preferred Securities under the Partnership Guarantee, and (iii) the rights of the holders of the Partnership Preferred Securities to receive distributions (only if and to the extent declared by the General Partner out of funds legally available therefor) on the Partnership Preferred Securities, and (b) the Trust Guarantee

Trustee shall have the right to enforce the terms of the Trust Guarantee, including the right to enforce the covenant restricting payments by the Company of dividends and other distributions with respect to any of its capital stock or Comparable Equity Interests. Under no circumstances, however, will the Special Representative have authority to cause the General Partner to declare distributions on the Partnership Preferred Securities. As a result, although the Special Representative may be able to enforce the Partnership's creditors' rights to accelerate and receive payments in respect of the Affiliate Investment Instruments and the Investment Guarantees, the Partnership would be entitled to reinvest such payments in additional Affiliate Investment Instruments (subject to satisfying the reinvestment criteria described under "Supplemental Description of the Partnership Preferred Securities--Partnership Investments") and in Eligible Debt Securities, rather than declaring and making distributions on the Partnership Preferred Securities. See "Supplemental Description of the Trust Preferred Securities--Trust Enforcement Events."

LIMITED VOTING RIGHTS

  Holders of the Trust Preferred Securities will have limited voting rights and will not be entitled to vote to appoint, remove or replace the Regular Trustees, or to increase or decrease the number of, Trustees, which voting rights are vested exclusively in the holder of the Trust Common Securities. See "Supplemental Description of the Trust Preferred Securities--Voting Rights" and "Description of the Trust Preferred Securities" in the accompanying Prospectus.

TRADING CHARACTERISTICS OF TRUST PREFERRED SECURITIES

  The price at which the Trust Preferred Securities may trade may not fully reflect the value of the accumulated but unpaid distributions on the Trust Preferred Securities (which will equal the accumulated but unpaid distributions on the Partnership Preferred Securities). In addition, as a result of the right of the General Partner not to declare current distributions on the Partnership Preferred Securities, the market price of the Trust Preferred Securities (which represent undivided beneficial ownership interests in the Partnership Preferred Securities) may be more volatile than other similar securities where there is no such right to defer current distributions. For United States federal income tax purposes, a holder who disposes of its Trust Preferred Securities will be required to include in income as ordinary income accumulated but unpaid distributions on the Partnership Preferred Securities through the date of disposition (to the extent not previously included in income) and to add such amount to its adjusted tax basis in its pro rata share of the Partnership Preferred Securities deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include all accumulated but unpaid distributions), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See "Certain Federal Income Tax Considerations--Income and Deductions" and "--Disposition of Trust Preferred Securities."

NO PRIOR MARKET FOR THE TRUST PREFERRED SECURITIES

  The Trust Preferred Securities constitute a new issue of securities with no established trading market. The Trust Preferred Securities have been approved for listing on the New York Stock Exchange, subject to official notice of issuance. There can be no assurance, however, that an active market for the Trust Preferred Securities will develop or be sustained in the future. Although the Underwriters have indicated to the Company that they intend to make a market in the Trust Preferred Securities, as permitted by applicable laws and regulations, they are not obligated to do so and may discontinue any such market-making at any time without notice. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Trust Preferred Securities.

CONSEQUENCES OF HIGHLY LEVERAGED TRANSACTION

  Holders of the Trust Preferred Securities are afforded no protection in the event of a highly leveraged transaction, a change of control or other similar transactions involving HEI that may adversely affect such holders. See "Description of the Junior Subordinated Debt Securities--General" in the accompanying Prospectus.

                                USE OF PROCEEDS

  All of the proceeds from the sale of the Trust Securities will be invested by the Trust in the Partnership Preferred Securities. The Partnership will use the proceeds from the sale of the Partnership Preferred Securities and the capital contribution from the General Partner to make investments in the Debentures and, to a limited extent, certain Eligible Debt Securities. The Company and any subsidiaries that are issuers of the Debentures will use the proceeds from the sale of such Debentures to the Partnership, after payment of the Underwriters' Compensation and other expenses of this offering, principally to fund investments in or to extend credit to HEI's subsidiaries, to repay short-term and inter-company debt, and for working capital and other corporate purposes. Proceeds not immediately so applied by HEI and its subsidiaries will be temporarily invested in short-term money market securities.

                             ACCOUNTING TREATMENT

  The financial statements of the Trust and the Partnership will be consolidated into HEI's consolidated financial statements, with the Trust Preferred Securities treated as minority interest and shown in HEI's consolidated balance sheet as "Company-obligated trust preferred securities." The financial statement footnotes of HEI will describe the terms of the applicable securities and reflect that the sole asset of the Trust will be the Partnership Preferred Securities and that the Partnership's principal assets will consist of the Debentures. It is expected that all future reports filed by HEI under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), will present information regarding the Trust and the Partnership and other similar arrangements (if any) in the manner described above. In addition, if Staff Accounting Bulletin 53 treatment is sought, a footnote to HEI's audited consolidated financial statements will be added to reflect that
(i) the Common Securities of the Trust are wholly-owned by HEI; (ii) the sole assets of the Trust are the Partnership Preferred Securities and the sole assets of the Partnership will be the Debentures and certain Eligible Debt Securities, in each case specifying principal amount, interest rate and maturity date of the Debentures held; and (iii) the Guarantees, when taken together with HEI's obligations under its Debentures and its obligations under the Trust Agreement, including its obligations to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Trust Securities), and the corresponding obligations of HEI under the Partnership Guarantee with respect to the Partnership, effectively provide a full and unconditional guarantee, on a subordinated basis, of amounts due on the Trust Preferred Securities. See "Selected Consolidated Financial Data."

               DESCRIPTION OF HAWAIIAN ELECTRIC INDUSTRIES, INC.

GENERAL

  HEI was incorporated in 1981 under the laws of the State of Hawaii and is a holding company with subsidiaries engaged in the electric utility, savings bank, freight transportation, real estate development and other businesses, primarily in the State of Hawaii, and also engaged in the pursuit of independent power projects and energy services projects in Asia and the Pacific. HEI's predecessor, Hawaiian Electric Company, Inc. ("HECO"), was incorporated under the laws of the Kingdom of Hawaii (now the State of Hawaii) on October 13, 1891. As a result of a 1983 corporate reorganization, HECO became an HEI subsidiary, and common shareholders of HECO became common shareholders of HEI.

  HECO and its subsidiaries, Maui Electric Company, Limited ("MECO") and Hawaii Electric Light Company, Inc. ("HELCO"), are regulated operating public utilities providing the only public utility electric service on the islands of Oahu, Maui, Lanai, Molokai and Hawaii. HEI also owns directly or indirectly the following subsidiaries which comprise its principal diversified companies:
HEI Diversified, Inc. ("HEIDI") and its subsidiary, American Savings Bank, F.S.B. ("ASB") and its subsidiaries; Hawaiian Tug & Barge Corp. ("HTB") and its subsidiary, Young Brothers, Limited ("YB"); Malama Pacific Corp. ("MPC") and its subsidiaries; HEI Power Corp. ("HEIPC") and its subsidiaries; and HEI Investment Corp. ("HEIIC").

  ASB, acquired in 1988, is the fourth largest financial institution in Hawaii based on total assets and the third largest financial institution based on deposits, in each case as of June 30, 1996, and has 48 retail branches.

HTB was acquired in 1986 and provides ship assist and charter towing services and owns YB, a regulated intrastate public carrier of waterborne freight among the Hawaiian Islands. MPC was formed in 1985 and directly or through subsidiaries develops and invests in real estate. HEIIC was formed in 1984 and is a passive investment company which primarily holds investments in leveraged leases and currently plans no new investments. HEIPC was formed in March 1995 to pursue, directly or through its subsidiaries or affiliates, independent power projects and energy services projects in Asia and the Pacific.

  HEI is a legal entity separate and distinct from its various subsidiaries. As a holding company with no significant operations of its own, the principal sources of its funds are dividends or other distributions from its operating subsidiaries, borrowings and sales of equity. The ability of certain of HEI's direct and indirect subsidiaries to pay dividends or make other distributions to HEI, or to make loans or extend credit to or purchase assets from HEI, is subject to contractual, statutory and regulatory restrictions, including without limitation the provisions of an agreement with the Hawaii Public Utilities Commission and the capital requirements imposed by the Office of Thrift Supervision, as well as restrictions and limitations set forth in debt instruments, preferred stock resolutions and guarantees. However, HEI currently does not expect that these restrictions will affect the ability of HEI to pay its indebtedness or significantly affect the operations of HEI and its subsidiaries as they are now being conducted.

  THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CONCERNING HEI AND ITS SUBSIDIARIES DOES NOT PURPORT TO BE COMPREHENSIVE. ADDITIONAL INFORMATION CONCERNING THE BUSINESSES AND AFFAIRS OF HEI AND ITS PRINCIPAL SUBSIDIARIES, INCLUDING PENDING LEGAL AND REGULATORY PROCEEDINGS, DESCRIPTIONS OF REGULATIONS TO WHICH THESE COMPANIES ARE SUBJECT AND THEIR CAPITAL REQUIREMENTS AND RESOURCES, IS CONTAINED IN THE DOCUMENTS INCORPORATED BY REFERENCE IN THE ACCOMPANYING PROSPECTUS. SEE "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" IN THE ACCOMPANYING PROSPECTUS.

THIRD QUARTER RESULTS

  Consolidated Information. In its Form 10-Q for the quarterly period ended September 30, 1996, HEI reported consolidated net income of $17.4 million for the third quarter of 1996, a decrease of 31% compared to $25.2 million for the same period in 1995, and reported consolidated earnings per common share of $0.57 for the third quarter of 1996, a decrease of 34% compared to $0.86 per common share for the third quarter of 1995. Consolidated net income for the first nine months of 1996 was reported at $57.6 million, a decrease of 7% compared to $61.9 million for the same period in 1995, and consolidated earnings per common share for the first nine months of 1996 was $1.91, a decrease of 10% compared to $2.13 per common share for the first nine months of 1995.

  On September 30, 1996, President Clinton signed into law the Deposit Insurance Funds Act of 1996, which authorized a special, one-time deposit-insurance premium assessment (the "FDIC Assesment") by the Federal Deposit Insurance Corporation (the "FDIC"). In October 1996, the FDIC set the FDIC Assessment for Savings Association Insurance Fund ("SAIF") insured deposits held as of March 31, 1995 at 65.7 cents per $100 of deposits. ASB's assessment was estimated to be $8.3 million after-tax and was accrued in September 1996.

  Additionally, in December 1995, a rate order by the Public Utilities Commission of the State of Hawaii (the "PUC Order") reduced the allowed return on equity for HECO to 11.4% and required a refund to customers retroactive to January 1, 1995. If the adjusted rates had been in effect at the beginning of 1995, net income for the third quarter and nine months ended September 30, 1995 would have been reduced by $1.5 million and $4.1 million, respectively.

  Adjusted for the effects of the FDIC Assessment and the PUC Order discussed above, HEI's consolidated net income for the third quarter of 1996 was $25.7 million, an increase of 9% compared to $23.7 million for the same period in 1995, and consolidated earnings per common share were $0.84 for the third quarter of 1996 compared to $0.81 per common share for the third quarter of 1995. Also adjusted for the effects of the FDIC Assessment and the PUC Order discussed above, HEI's consolidated net income for the first nine months of 1996 was $65.9 million, an increase of 14% compared to $57.8 million for the same period in 1995, and consolidated earnings per common share for the first nine months of 1996 was $2.18, compared to $1.99 per common share for the first nine months of 1995. These increases in adjusted consolidated net income were primarily due to higher operating income for all segments, partly offset by higher interest expense due to higher average borrowings and lower allowance for funds used during construction.

  For the first nine months of 1996, consolidated net cash provided by operating activities was $121 million. Consolidated net cash used in investing activities was $370 million, largely due to ASB's loan originations, net of repayments, and consolidated HECO's capital expenditures. Consolidated net cash provided by financing activities was $212 million, as a result of several factors, including net increases in long-term debt, advances from Federal Home Loan Bank of Seattle and securities sold under agreements to repurchase, partly offset by decreases in deposit liabilities and short-term borrowings and by common stock dividends.

  HEI's total consolidated assets amounted to $5.9 billion as of September 30, 1996, compared to $5.6 billion as of December 31, 1995. Total consolidated liabilities amounted to $5.1 billion as of September 30, 1996, compared to $4.8 billion as of December 31, 1995. HEI's common stock equity increased from $730 million as of December 31, 1995 to $762 million as of September 30, 1996.

  Segment Information. Consolidated net income for the electric utilities, adjusted for the effects of the PUC Order, increased 2% from $23.3 million for the third quarter of 1995 to $23.8 million for the third quarter of 1996, and increased 13% from $54.1 million for the first nine months of 1995 to $61.3 million for the first nine months of 1996. The increase in adjusted consolidated net income is primarily attributable to higher revenues from increased sales of kilowatthours of electricity and from higher rates allowed by the PUC, partly offset by higher expenses and higher interest expense due to higher average borrowings and lower allowance for funds used during construction. Average fuel oil price per barrel increased from $21.26 for the third quarter of 1995 to $24.31 for the third quarter of 1996, and from $20.57 for the first nine months of 1995 to $23.35 for the first nine months of 1996. Under energy adjustment clauses in the rate schedules of the electric utilities, changes in fuel oil costs are automatically passed on to customers.

  Consolidated net income from ASB and its subsidiaries, adjusted to reverse the effects of the FDIC Assessment, increased 1% from $5.6 million for the third quarter of 1995 to $5.7 million for the third quarter of 1996, and increased 1% from $17.3 million for the first nine months of 1995 to $17.4 million for the first nine months of 1996. The increase in adjusted consolidated net income was primarily due to higher net interest income partly offset by higher compensation expense and an increase in allowance for loan losses. The increase in adjusted consolidated net income for ASB was achieved despite a narrowing in ASB's interest rate spread from 2.84% for the third quarter of 1995 to 2.76% for the third quarter of 1996 and from 2.93% for the first nine months of 1995 to 2.80% for the first nine months of 1996. The decrease in ASB's interest rate spread, the difference between the weighted average yield on interest-earning assets and the weighted average rate on interest-bearing liabilities, is due to several factors. One of the primary factors is the flattening of the yield curve that began in 1995. Another factor is the shift from deposit liabilities to more expensive alternatives, such as borrowings from the Federal Home Loan Bank of Seattle or selling securities under agreements to repurchase. Deposits have traditionally been the principal source of ASB's funds for lending, meeting liquidity requirements and making investments. However, deposits have declined in recent years. Deposits at ASB decreased by $83 million and $48 million for the three and nine months ended September 30, 1996, respectively, compared with increases of $14 million and $48 million for the three and nine months ended September 30, 1995, respectively.

  The freight transportation subsidiaries recorded operating income of $1.1 million and $2.0 million for the third quarter and first nine months of 1996, respectively, compared with $0.9 million and $2.4 million for the same periods of 1995. The increase in operating income for the third quarter of 1996 was primarily due to higher general freight and interstate revenue. However, freight transportation income continues to be negatively impacted by the slow economic activity and slow construction industry on the islands the freight transportation subsidiaries serve in Hawaii.

  The real estate subsidiaries recorded an operating loss of $0.3 million and operating income of $37,000 for the third quarter and first nine months of 1996, respectively, compared with operating losses of $0.3 million and

$0.9 million for the same periods of 1995. In April 1996, MPC sold land in downtown Honolulu for a pretax gain of $1.1 million. Other real estate development activities continue to be negatively impacted by the slow real estate market in Hawaii, which is not expected to rebound in the near term. MPC is focusing on reducing real estate investments while increasing cash flow by developing and selling existing projects. There are currently no plans to invest in new projects.

  HEIPC and its subsidiaries continue to pursue independent power and energy services projects in Asia and the Pacific. Consolidated operating losses, including startup costs for the first nine months of 1996, were $1.6 million, compared with $1.0 million for the same period of 1995. In September 1996, an HEIPC subsidiary entered into an energy conversion agreement with the Guam Power Authority to rehabilitate, operate and maintain for approximately 20 years, two 26.5-megawatt (50-megawatt net) units in Guam, with total rehabilitation costs estimated at about $12 million, about $10 million of which is planned to be funded through nonrecourse financing. HEIPC also continues to pursue development of a 22-megawatt hydroelectric plant in the Philippines and other projects in Asia and the Pacific.

FINANCING REQUIREMENTS

  Total HEI consolidated financing requirements for 1997 through 2001, including net capital expenditures (which excludes the allowance for funds used during construction and capital expenditures funded by third-party cash contributions in aid of construction), debt retirements (excluding ASB's repayments of advances from FHLB of Seattle and securities sold under agreements to repurchase) and sinking fund requirements, are currently estimated to total $1.0 billion. Of this amount, approximately $0.8 billion is for net capital expenditures (mostly relating to the electric utilities' net capital expenditures described below). HEI's consolidated internal sources, after the payment of HEI dividends, are expected to provide approximately 66% of the consolidated financing requirements, with debt and equity financing providing the remaining requirements.

  Over the five-year period 1997 through 2001, HEI estimates that, in addition to retained earnings and the proceeds from the sale of the Trust Preferred Securities offered hereby, it will require approximately $157 million in additional equity, which is expected to be provided by HEI's Dividend Reinvestment and Stock Purchase Plan, the Hawaiian Electric Industries Retirement Saving Plan and other offerings pursuant to the registration statement of which this Prospectus Supplement is a part. The additional equity will be used primarily to reduce HEI's overall borrowing level and to fund the common equity requirements of its subsidiaries, such as the electric utilities' common equity requirements related to their capital expenditure programs. Additional equity in excess of the $157 million described above, and additional debt financing, may be required by reason of activities of the Company's subsidiaries not included in the 1997-2001 forecast, such as the development of additional independent power projects and energy services projects by HEIPC in Asia and the Pacific.

  HEI's forecasts of financing requirements are reviewed periodically by management and may change significantly as a result of many considerations, including but not limited to changes in the operating results of its subsidiaries and their respective financing requirements.

CAPITAL EXPENDITURE PROGRAMS

  Capital expenditures of HEI's utility subsidiaries include costs of projects which are required to meet expected load growth, to improve reliability, and to replace and upgrade existing equipment.

  HECO and its subsidiaries' current forecast of net capital expenditures for 1997 through 2001, which excludes the allowance for funds used during construction and capital expenditures funded by third-party contributions in aid of construction, is approximately $711 million. Approximately 65% of forecast gross capital expenditures, including allowance for funds used during construction and third-party contributions in aid of construction, is for transmission and distribution projects, with the remaining 35% primarily for generation projects.

  Capital expenditure estimates and the timing of construction projects are reviewed periodically by management and may change significantly as a result of many considerations, including changes in economic conditions, changes in forecasts of kilowatthour sales and peak load, the availability of alternate energy and purchased power, the availability of generating sites and transmission and distribution corridors, the ability to obtain adequate and timely rate relief, escalations in construction costs, demand-side management programs and requirements of environmental and other regulatory and permitting authorities.

                           DESCRIPTION OF THE TRUST

  The Trust is a statutory business trust created under the Delaware Business Trust Act, as amended (the "Trust Act"), pursuant to (i) a trust agreement, dated as of December 19, 1996, executed by HEI, as sponsor, and the trustees of the Trust (the "Trustees") and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on December 23, 1996. Such trust agreement will be amended and restated in its entirety (as so amended and restated, the "Trust Agreement") substantially in the form filed as an exhibit to the Registration Statement (the "Registration Statement") of which this Prospectus Supplement and the accompanying Prospectus form a part. The Trust Agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Upon issuance of the Trust Preferred Securities, the purchasers thereof will beneficially own all of the Trust Preferred Securities. See "Supplemental Description of the Trust Preferred Securities--Book-Entry Only Issuance--The Depository Trust Company." HEI will acquire all of the Common Securities of the Trust in an aggregate stated liquidation amount of not less than 3 percent of the total capital of the Trust. The Trust will use all proceeds derived from the issuance of the Trust Common Securities and the Trust Preferred Securities to purchase the Partnership Preferred Securities from the Partnership, and accordingly the assets of the Trust will consist solely of the Partnership Preferred Securities. The Trust exists for the exclusive purposes of (i) issuing the Trust Securities representing undivided beneficial interests in the assets of the Trust, (ii) investing the gross proceeds of the Trust Securities in the Partnership Preferred Securities and (iii) engaging in only those other activities necessary or incidental thereto.

  Pursuant to the Trust Agreement, there will be five Trustees. Three of the Trustees (the "Regular Trustees") will be persons who are employees or officers of, or who are affiliated with, HEI. Robert F. Clarke, President of HEI, Robert F. Mougeot, Financial Vice President of HEI, and Constance H. Lau, Treasurer of HEI, will be the initial Regular Trustees. The fourth trustee will be a financial institution that is unaffiliated with HEI, which trustee will serve as institutional trustee under the Trust Agreement and as indenture trustee for the purposes of compliance with the provisions of the Trust Indenture Act (the "Property Trustee"). Initially, The Bank of New York will be the Property Trustee until removed or replaced by the holder of the Trust Common Securities. For purposes of compliance with the provisions of the Trust Indenture Act, The Bank of New York will also act as trustee under the Trust Guarantee (the "Trust Guarantee Trustee"), as trustee under the indenture applicable to the Company Debentures (the "Debt Trustee") and as trustee under the Partnership Guarantee and the Investment Guarantees. The fifth trustee will be an entity that maintains its principal place of business in the State of Delaware (the "Delaware Trustee"). Initially, The Bank of New York (Delaware), an affiliate of the initial Property Trustee, will act as Delaware Trustee. The address of The Bank of New York is 101 Barclay Street, 21st Floor, New York, N.Y. 10286--Attn: Corporate Trust Trustee Administration. The address of The Bank of New York (Delaware) is White Clay Center, Route 273, Newark, Delaware 19711--Attn: Corporate Trust Department. See "Description of the Trust Guarantees" in the accompanying Prospectus and "Supplemental Description of the Trust Preferred Securities--Voting Rights," "--Information Concerning the Property Trustee" and "Supplemental Description of the Trust Guarantee" herein.

  The Property Trustee will hold legal title to the Partnership Preferred Securities for the benefit of the holders of the Trust Securities and will have the power to exercise all rights, powers and privileges with respect to the Partnership Preferred Securities under the agreement of limited partnership (as amended and restated, the "Agreement of Limited Partnership") to be entered into by Hycap, as General Partner, and the Trust as the holder of the limited partner interests consisting of the Partnership Preferred Securities. In addition, the Property

Trustee will maintain exclusive control of a segregated noninterest bearing bank account (the "Property Account") to hold all payments made in respect of the Partnership Preferred Securities for the benefit of the holders of the Trust Securities. The Trust Guarantee Trustee will hold the Trust Guarantee for the benefit of the holders of the Trust Preferred Securities. The Company, as the holder of all the Trust Common Securities, will have the right to appoint, remove or replace any of the Trustees and to increase or decrease the number of trustees; provided, however, that there must be at least one Delaware Trustee, at least one Property Trustee (which may also be the Delaware Trustee) and at least one Regular Trustee. The Company will pay all fees and expenses related to the organization and operations of the Trust (including any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes or taxes or charges imposed by reason of the transfer of the Trust Preferred Securities or beneficial interests therein) imposed by the United States or any other domestic taxing authority upon the Trust) and the offering of the Trust Preferred Securities. The Company will also be responsible for all debts and obligations of the Trust (other than with respect to the Trust Securities).

  For so long as the Trust Preferred Securities remain outstanding, the Company will covenant (i) to maintain direct ownership of 100% of the Trust Common Securities, (ii) to cause the Trust to remain a statutory business trust and not to voluntarily dissolve, wind-up, liquidate or be terminated, except as permitted by the Trust Agreement, (iii) to use its commercially reasonable efforts to ensure that the Trust will not be an "investment company" for purposes of the 1940 Act and (iv) to take no action which would be reasonably likely to cause the Trust to be classified as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes.

  The rights of the holders of the Trust Preferred Securities, including economic rights, rights to information and voting rights, are set forth in the Trust Agreement, the Trust Act and the Trust Indenture Act (which is incorporated by reference in the Trust Agreement and the Trust Guarantee). See "Supplemental Description of the Trust Preferred Securities."

  The location of the principal executive office of the Trust is 101 Barclay Street, 21st Floor, New York, New York 10286, telephone number (212) 815-5084. Information concerning the Trust may also be obtained from Hawaiian Electric Industries, Inc., Honolulu, Hawaii 96813, telephone number (808) 543-5662.

                        DESCRIPTION OF THE PARTNERSHIP

  The Partnership, HEI Preferred Funding, LP, is a limited partnership formed on December 23, 1996, under the Delaware Revised Uniform Limited Partnership Act, as amended (the "Partnership Act"). Pursuant to the certificate of limited partnership, as amended, and the Agreement of Limited Partnership, Hycap is now the sole General Partner of the Partnership. The Agreement of Limited Partnership will be substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus form a part. Upon the issuance of the Partnership Preferred Securities, which securities represent limited partner interests in the Partnership, the Trust will be the sole limited partner of the Partnership. Contemporaneously with the issuance and sale of the Partnership Preferred Securities, the General Partner will contribute capital to the Partnership in an amount that will establish its initial capital account at a level equal to at least 15% of the total capital of the Partnership.

  The Partnership will be managed by the General Partner and exists for the sole purpose of (i) issuing its partnership interests, (ii) investing the proceeds thereof in securities of HEI and its subsidiaries (the "Affiliate Investment Instruments," which initially will consist of the Debentures) and certain Eligible Debt Securities, (iii) to receive interest and other payments on the Affiliate Investment Instruments and the Eligible Debt Securities held by the Partnership from time to time, (iv) to make distributions on the Partnership Preferred Securities and distributions on the General Partner's interest in the Partnership if, as and when declared by the General Partner in its sole discretion, (v) subject to the restrictions and conditions contained in the Agreement of Limited Partnership, to make additional investments in Affiliate Investment Instruments and Eligible Debt

Securities and to dispose of any such investments and (vi) except as otherwise limited in the Agreement of Limited Partnership, to enter into, make and perform all contracts and other undertakings, and engage in those activities and transactions as the General Partner may reasonably deem necessary or advisable for carrying out the purposes of the Partnership. The Partnership may not engage in any other activities or operations except as contemplated by the preceding sentence. To the extent that aggregate payments to the Partnership on the Affiliate Investment Instruments and the Eligible Debt Securities exceed distributions payable with respect to the Partnership Preferred Securities, the Partnership may at times have excess funds which will be allocated to and may, in the General Partner's sole discretion, be distributed to the General Partner.

  For so long as the Partnership Preferred Securities remain outstanding, Hycap will covenant in the Agreement of Limited Partnership (i) to remain the sole general partner of the Partnership and to maintain direct ownership of 100% of the General Partner's interest in the Partnership, which interest will at all times represent at least 1% of the total capital of the Partnership,
(ii) to cause the Partnership to remain a limited partnership and not to voluntarily dissolve, liquidate, wind-up or be terminated, except as permitted by the Agreement of Limited Partnership, (iii) to use its commercially reasonable efforts to ensure that the Partnership will not be an "investment company" for purposes of the 1940 Act and (iv) to take no action that would be reasonably likely to cause the Partnership to be classified as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes. In the Partnership Guarantee, HEI will, among other things, covenant to directly or indirectly maintain ownership of 100% of the ownership of the General Partner's interest in the Partnership.

  The rights of the holders of the Partnership Preferred Securities, including economic rights, rights to information and voting rights, are set forth in the Agreement of Limited Partnership and the Partnership Act. See "Supplemental Description of the Partnership Preferred Securities."

  The Agreement of Limited Partnership provides that the General Partner will have liability for the fees and expenses of the Partnership (including any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes or taxes or charges imposed by reason of the transfer of the Partnership Preferred Securities) imposed by the United States or any other domestic taxing authority upon the Partnership) and be responsible for all debts and obligations of the Partnership (other than with respect to the Partnership Preferred Securities). These obligations of the General Partner will be guaranteed by HEI in the Partnership Guarantee. Under Delaware law, assuming a limited partner in a Delaware limited partnership such as the Partnership (i.e., a holder of the Partnership Preferred Securities) does not participate in the control of the business of the limited partnership, such limited partner will not be personally liable for the debts, obligations and liabilities of such limited partnership, whether arising in contract, tort or otherwise, solely by reason of being a limited partner of such limited partnership (subject to any obligation such limited partner may have to repay any funds that may have been wrongfully distributed to it).

  The location of the principal executive offices of the Partnership is c/o Hycap Management, Inc., 300 Delaware Avenue, Suite 1704, Wilmington, Delaware 19801, telephone number (302) 427-5738. Information concerning the Partnership may also be obtained from Hawaiian Electric Industries, Inc., 900 Richards Street, Honolulu, Hawaii 96813, telephone number (808) 543-5662.

          SUPPLEMENTAL DESCRIPTION OF THE TRUST PREFERRED SECURITIES

  The Trust Preferred Securities will be issued pursuant to the terms of the Trust Agreement. The Trust Agreement will be qualified as an indenture under the Trust Indenture Act. The Property Trustee, The Bank of New York, will act as trustee for the Trust Preferred Securities under the Trust Agreement for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the Trust Preferred Securities will include those stated in the Trust Agreement and those made part of the Trust Agreement by the Trust Act and the Trust Indenture Act.

  The following summary of certain terms and provisions of the Trust Preferred Securities does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Trust Agreement (a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus form a part), the Trust Act and the Trust Indenture Act.

GENERAL

  The Trust Preferred Securities will be issued in fully registered form without coupons. Trust Preferred Securities will not be issued in bearer form. See "--Book-Entry Only Issuance--The Depository Trust Company."

  The Trust Agreement authorizes the Regular Trustees of the Trust to cause the Trust to issue the Trust Preferred Securities, which represent undivided beneficial ownership interests in the assets of the Trust. Legal title to the Partnership Preferred Securities to be purchased by the Trust will be held by the Property Trustee for the benefit of the holders of the Trust Securities. The Trust Agreement does not permit the Trust to acquire any assets other than the Partnership Preferred Securities, issue any securities other than the Trust Securities or incur any indebtedness. The payment of distributions out of money held by the Trust and payments out of money held by the Trust upon redemption of the Trust Preferred Securities or liquidation of the Trust are guaranteed by the Company to the extent described under "Supplemental Description of the Trust Guarantee." The Trust Guarantee will be held by The Bank of New York, the Trust Guarantee Trustee, for the benefit of the holders of the Trust Preferred Securities. The Trust Guarantee does not cover payment of distributions when the Trust does not have sufficient funds that are legally available to pay such distributions. In such event, holders of Trust Preferred Securities will have the remedies described below under "--Trust Enforcement Events."

DISTRIBUTIONS

  The distribution rate on Trust Preferred Securities will be fixed at a rate
per annum of   % of the stated liquidation amount of $25 per Trust Preferred
Security and will be payable if, as and when the Trust has funds legally available for payment. Distributions not paid on the scheduled payment date
will accumulate and compound quarterly at a rate per annum equal to   %. The
term "distribution" as used herein includes any such compounded amounts unless otherwise stated or the context otherwise requires. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months, except that, if such period is shorter than a full 90-day quarter, distributions will be computed on the basis of the actual number of days elapsed in such 90-day quarter.

  Distributions on the Trust Preferred Securities will be cumulative, will accumulate from the date of initial issuance and will be payable quarterly in arrears on each March 31, June 30, September 30 and December 31, commencing March 31, 1997, if, as and when the Trust has funds legally available for payment, by the Property Trustee, except as otherwise described below. If distributions are not paid when regularly scheduled, the accumulated distributions shall be paid to the holders of record of Trust Preferred Securities as they appear on the books and records of the Trust on the record date with respect to the actual payment date for the Trust Preferred Securities, which will correspond to the actual payment date fixed by the Partnership with respect to the payment of cumulative distributions on the Partnership Preferred Securities not declared and paid when regularly scheduled. The initial holder of record of the Trust Preferred Securities will be DTC or its nominee. See "--Book-Entry Only Issuance--The Depository Trust Company."

  Distributions on the Trust Preferred Securities will be made to the extent that the Trust has funds legally available for the payment of such distributions in the Property Account. Amounts available to the Trust for distribution to the holders of the Trust Preferred Securities will be limited to payments received by the Trust from the Partnership with respect to the Partnership Preferred Securities or from the Company under the Partnership Guarantee or the Trust Guarantee. Distributions on the Partnership Preferred Securities will be paid only if, as and when declared in the sole discretion of the General Partner of the Partnership. Pursuant to the Agreement of Limited Partnership, the General Partner is not obligated to declare distributions on the Partnership Preferred Securities at any time, including upon or following a Partnership Enforcement Event. See

"Supplemental Description of Partnership Preferred Securities--Partnership Enforcement Events." If the Property Trustee, as the holder of the Partnership Preferred Securities for the benefit of the holders of the Trust Securities, receives written notice of any determination by the General Partner not to pay distributions on the Partnership Preferred Securities, the Property Trustee shall give notification of such determination to such holders.

  The assets of the Partnership consist only of Affiliate Investment Instruments (which initially will be the Debentures) and certain Eligible Debt Securities. To the extent that the issuers (and, where applicable, the Company as an issuer and as guarantor) of the securities in which the Partnership invests, defer or fail to make any payment in respect of such securities (or, if applicable, such guarantees), the Partnership may not have sufficient funds legally available to pay and may not declare or pay distributions on the Partnership Preferred Securities. To the extent that the Partnership does not declare and pay distributions on the Partnership Preferred Securities out of funds legally available for distribution, the Trust will not have sufficient funds to make corresponding distributions on the Trust Preferred Securities, in which event the Trust Guarantee will not apply to such distributions until the Trust has sufficient funds legally available therefor. See "Supplemental Description of the Partnership Preferred Securities--Distributions" and "Supplemental Description of the Trust Guarantee." In addition, as described under "Risk Factors--Insufficient Income or Assets Available to Partnership," the Partnership may not have sufficient funds legally available to pay current or liquidating distributions on the Partnership Preferred Securities if (i) at any time that the Partnership is receiving current payments in respect of the securities held by the Partnership (including the Debentures), the General Partner, in its sole discretion, does not declare distributions on the Partnership Preferred Securities and the Partnership receives insufficient amounts to pay the additional compounded distributions that will accumulate in respect of the Partnership Preferred Securities, (ii) the Partnership reinvests the proceeds received in respect of the Debentures upon their retirement or at their maturities in Affiliate Investment Instruments that do not generate income in an amount that is sufficient to pay full distributions in respect of the Partnership Preferred Securities or (iii) the Partnership invests in equity or debt securities of Investment Affiliates that are not guaranteed by the Company and that cannot be liquidated by the Partnership for an amount sufficient to pay such distributions in full.

  Distributions on the Trust Preferred Securities will be payable to the holders thereof as they appear on the books and records of the Trust on the relevant record dates, which will be one Business Day prior to the relevant payment dates. Such distributions will be paid through the Property Trustee who will hold amounts received in respect of the Partnership Preferred Securities in the Property Account for the benefit of the holders of the Trust Preferred Securities. Subject to any applicable laws and regulations and the provisions of the Trust Agreement, each such payment will be made as described under "--Book-Entry Only Issuance--The Depository Trust Company" below. In the event that the Trust Preferred Securities do not remain in book-entry only form, the relevant record dates shall be the 15th day of the month of the relevant payment dates. In the event that any date on which distributions are payable on the Trust Preferred Securities is not a Business Day, payment of the distribution payable on such date will be made on the next succeeding day which is a Business Day (without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day (without any reduction in interest or other payments in respect of such early payment), in each case with the same force and effect as if made on such date. A "Business Day" shall mean any day other than a day on which banking institutions in the City of New York are authorized or required by law to close.

TRUST ENFORCEMENT EVENTS

  The occurrence, at any time, of (i) arrearages on distributions on the Trust Preferred Securities that shall exist for six consecutive quarterly distribution periods, (ii) a default by the Company in respect of any of its obligations under the Trust Guarantee or (iii) a Partnership Enforcement Event under the Agreement of Limited Partnership will constitute an enforcement event under the Trust Agreement with respect to the Trust Preferred Securities (a "Trust Enforcement Event"); provided, that pursuant to the Trust Agreement, the holder of the Trust Common Securities will be deemed to have waived any Trust Enforcement Event and its consequences with respect to the Trust Common Securities until all Trust Enforcement Events with respect to the Trust

Preferred Securities have been cured, waived or otherwise eliminated. Until such Trust Enforcement Events with respect to the Trust Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee will be deemed to be acting solely on behalf of the holders of the Trust Preferred Securities, and only the holders of the Trust Preferred Securities will have the right to direct the Property Trustee with respect to certain matters under the Trust Agreement and, therefore, the Special Representative with respect to certain matters under the Agreement of Limited Partnership. See "Supplemental Description of the Partnership Preferred Securities--Partnership Enforcement Events" for a description of the events which will trigger the occurrence of a Partnership Enforcement Event.

  Upon the occurrence of a Trust Enforcement Event, (a) the Property Trustee, as the holder of the Partnership Preferred Securities, shall have the right to enforce the terms of the Partnership Preferred Securities, including the right to direct the Special Representative to enforce (i) to the fullest extent permitted by law, the Partnership's creditors' rights and other rights with respect to the Affiliate Investment Instruments and the Investment Guarantees,
(ii) the rights of the holders of the Partnership Preferred Securities under the Partnership Guarantee and (iii) the rights of the holders of the Partnership Preferred Securities to receive distributions (only if and to the extent declared by the General Partner in its sole discretion out of funds legally available therefor) on the Partnership Preferred Securities, and (b) the Trust Guarantee Trustee shall have the right to enforce the terms of the Trust Guarantee, including the right to enforce the covenant restricting the payment of dividends and certain other distributions by the Company.

  If the Property Trustee fails to enforce its rights under the Partnership Preferred Securities after a holder of Trust Preferred Securities has made a written request, such holder of Trust Preferred Securities may, to the fullest extent permitted by law, directly institute a legal proceeding against the General Partner and the Special Representative to enforce the Property Trustee's rights under the Partnership Preferred Securities without first instituting any legal proceeding against the Property Trustee, the Trust or any other person or entity. In addition, for so long as the Trust holds any Partnership Preferred Securities, if the Special Representative fails to enforce its rights on behalf of the Partnership under the Affiliate Investment Instruments or the Investment Guarantees after a holder of record of Trust Preferred Securities has made a written request, such holder of Trust Preferred Securities, to the fullest extent permitted by law, may on behalf of the Partnership directly institute a legal proceeding against the Investment Affiliates to enforce the rights of the Special Representative and the Partnership under the Affiliate Investment Instruments and against the Company under the applicable Investment Guarantee, without first instituting any legal proceeding against the Property Trustee, the Trust, the Special Representative, the Partnership or any other person or entity. In any event, for so long as the Trust is the holder of any Partnership Preferred Securities, if a Trust Enforcement Event has occurred and is continuing and such event is attributable to the failure of an Investment Affiliate to make any required payment when due on any applicable Affiliate Investment Instrument or the failure of the Company to make any required payment when due on any Investment Guarantee, then a holder of Trust Preferred Securities may, to the fullest extent permitted by law, on behalf of the Partnership directly institute a proceeding against such Investment Affiliate with respect to such Affiliate Investment Instrument or against the Company with respect to any such Investment Guarantee, in each case for enforcement of payment.

  Under no circumstances, however, shall the Special Representative have authority to cause the General Partner to declare distributions on the Partnership Preferred Securities. As a result, although the Special Representative may be able to enforce the Partnership's creditors' rights to accelerate and receive payments in respect of the Affiliate Investment Instruments and the Investment Guarantees, the Partnership would be entitled to reinvest such payments in additional Affiliate Investment Instruments, subject to satisfying the reinvestment criteria described under "Supplemental Description of the Partnership Preferred Securities--Partnership Investments," and in Eligible Debt Securities, rather than declaring and making distributions on the Partnership Preferred Securities.

  The Company and the Trust are each required to file annually with the Property Trustee an officer's certificate as to its compliance with all conditions and covenants under the Trust Agreement.

REDEMPTION

  The Partnership Preferred Securities may be redeemed by the Partnership at the option of the General Partner, in whole or in part, subject to satisfaction of certain conditions, at any time on or after February , 2002, or at any time in certain circumstances, in whole, upon the occurrence of a Partnership Special Event, in either case at an amount per Partnership Preferred Security of $25 plus accumulated and unpaid distributions thereon to the date fixed for redemption. Upon the redemption of the Partnership Preferred Securities (either at the option of the General Partner or pursuant to a Partnership Special Event), the proceeds from such redemption shall simultaneously be applied pro rata to redeem Trust Securities having an aggregate liquidation amount equal to the aggregate liquidation preference of the redeemed Partnership Preferred Securities at the Redemption Price; provided, that holders of the Trust Preferred Securities shall be given not less than 30 nor more than 60 days' notice of such redemption. See "Supplemental Description of the Partnership Preferred Securities--Optional Redemption," "--Partnership Special Event Redemption" and"--Redemption Procedures."

  Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws), the Company or its subsidiaries may at any time and from time to time purchase outstanding Trust Preferred Securities by tender, in the open market or by private agreement.

TRUST SPECIAL EVENT REDEMPTION OR DISTRIBUTION

  If, at any time, a Trust Tax Event or a Trust Investment Company Event (each as defined below, and each a "Trust Special Event") shall occur and be continuing, the Regular Trustees shall, unless the Partnership Preferred Securities are redeemed in the limited circumstances described below, within 90 days following the occurrence of such Trust Special Event elect to either
(i) dissolve the Trust upon not less than 30 nor more than 60 days' notice with the result that, after satisfaction of creditors of the Trust, if any, Partnership Preferred Securities (which will have an aggregate liquidation preference equal to the aggregate stated liquidation amount of, a distribution rate identical to the distribution rate of, accumulated and unpaid distributions equal to accumulated and unpaid distributions on, and a record date for payment the same as, the Trust Preferred Securities and the Trust Common Securities outstanding at such time) will be distributed on a pro rata basis to the holders of the Trust Preferred Securities and the Trust Common Securities in liquidation of such holders' interests in the Trust; provided, however, that if at the time there is available to the Trust the opportunity to eliminate, within such 90-day period, the Trust Special Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure which in the sole judgment of the Company has or will cause no adverse effect on the Trust, the Partnership, the Company or the holders of the Trust Preferred Securities and will involve no material cost, the Trust will pursue such measure in lieu of dissolution or
(ii) cause the Trust Preferred Securities to remain outstanding, provided that in the case of this clause (ii), the Company shall pay any and all expenses incurred by or payable by the Trust attributable to the Trust Special Event. Furthermore, if in the case of the occurrence of a Trust Tax Event, the Regular Trustees have received an opinion (a "Trust Redemption Tax Opinion") of recognized independent tax counsel (which may be counsel for the Company) experienced in such matters that there has been a Trust Tax Event and, following such Trust Tax Event, there is more than an insubstantial risk that interest payable by one or more of the Investment Affiliates with respect to the Affiliate Investment Instrument that is a debt instrument issued by such Investment Affiliate is not, or will not be, deductible by such Investment Affiliate for United States federal income tax purposes even if the Partnership Preferred Securities were distributed to the holders of the Trust Preferred Securities and Trust Common Securities in liquidation of such holders' interests in the Trust as described above, then the General Partner shall have the right, within 90 days following the occurrence of such Trust Tax Event, to elect to cause the Partnership to redeem the Partnership Preferred Securities in whole (but not in part) for cash upon not less than 30 nor more than 60 days' notice, and promptly following such redemption the Trust Preferred Securities and Trust Common Securities will be redeemed by the Trust at the Redemption Price.

  "Trust Tax Event" means that the Company shall have requested and received and shall have delivered to the Regular Trustees an opinion of recognized independent tax counsel (which may be counsel to the Company) experienced in such matters (a "Trust Dissolution Tax Opinion") to the effect that there has been (a) an amendment to, change in or announced proposed change in the laws (or any regulations thereunder) of the

United States or of any State or the District of Columbia or of any political subdivision or taxing authority thereof or therein, (b) a judicial decision interpreting, applying or clarifying such laws or regulations, (c) an administrative pronouncement or action that represents an official position (including a clarification of an official position) of the governmental authority or regulatory body making such administrative pronouncement or taking such action, or (d) a threatened challenge asserted in connection with an audit of the Company or any of its subsidiaries, the Partnership or the Trust, or a threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Debentures, the Partnership Preferred Securities or the Trust Preferred Securities, that occurs on or after the date of this Prospectus Supplement (collectively a "Tax Action") and that results in there being more than an insubstantial risk that (i) the Trust is or will be subject to United States federal income tax with respect to income accumulated or received on the Partnership Preferred Securities, (ii) the Trust is or will be subject to more than a de minimis amount of other taxes, duties or other governmental charges or (iii) interest payable by an Investment Affiliate with respect to the Affiliate Investment Instrument that is a debt instrument issued by such Investment Affiliate is not, or will not be, deductible by such Investment Affiliate for United States federal income tax purposes.

  "Trust Investment Company Event" means that the Company shall have requested and received and shall have delivered to the Regular Trustees an opinion of recognized independent legal counsel (which may be counsel to the Company) experienced in such matters to the effect that, as a result of the occurrence on or after the date of this Prospectus Supplement of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), there is more than an insubstantial risk that the Trust is or will be considered an "investment company" which is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

  If the Partnership Preferred Securities are distributed to the holders of the Trust Preferred Securities, the Company will use its best efforts to cause the Partnership Preferred Securities to be listed on the New York Stock Exchange or on such other national securities exchange or similar organization as the Trust Preferred Securities are then listed or quoted.

  On the date fixed for any distribution of Partnership Preferred Securities, upon dissolution of the Trust, (i) the Trust Preferred Securities and the Trust Common Securities will no longer be deemed to be outstanding and
(ii) certificates representing Trust Securities will be deemed to represent the Partnership Preferred Securities so distributed having a liquidation preference equal to the stated liquidation amount of, and bearing accumulated and unpaid distributions equal to accumulated and unpaid distributions on, such Trust Securities until such certificates are presented to the Company or its agent for transfer or reissuance.

  There can be no assurance as to the market price for the Partnership Preferred Securities which may be distributed in exchange for Trust Preferred Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Partnership Preferred Securities which an investor may subsequently receive on dissolution and liquidation of the Trust may trade at a discount to the price of the Trust Preferred Securities exchanged.

REDEMPTION PROCEDURES

  The Trust may not redeem fewer than all of the outstanding Trust Preferred Securities unless all accumulated and unpaid distributions have been paid on all Trust Preferred Securities for all quarterly distribution periods terminating on or prior to the date of redemption.

  If the Trust gives a notice of redemption in respect of Trust Preferred Securities (which notice will be irrevocable), and if the Company has paid to the Property Trustee a sufficient amount of cash in connection with the related redemption of the Partnership Preferred Securities, then, by 12:00 noon, New York time, on the redemption date, the Property Trustee will irrevocably deposit with DTC funds sufficient to pay the amount payable on redemption of all book-entry certificates and will give DTC irrevocable instructions and authority to pay such amount to holders of the Trust Preferred Securities. See "--Book-Entry Only Issuance--The Depository Trust Company." If notice of redemption shall have been given and funds are deposited as required, then upon the date of such deposit all rights of holders of such Trust Preferred Securities so called for redemption will cease, except the right of the holders of such Trust Preferred Securities to receive the Redemption
Price, but without interest on such Redemption Price, and, from and after the date fixed for redemption, such Trust Preferred Securities will not accumulate distributions or bear interest. In the event that any date fixed for redemption of Trust Preferred Securities is not a Business Day, then payment of the amount payable on such date will be made on the next succeeding day which is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day (without any reduction in interest or other payments in respect of such early payments), in each case with the same force and effect as if made on such date. In the event that payment of the Redemption Price in respect of Trust Preferred Securities is improperly withheld or refused and not paid either by the Property Trustee or by the Company pursuant to the Trust Guarantee described under "Supplemental Description of the Trust Guarantee," distributions on such Trust Preferred Securities will continue to accumulate at the then applicable rate, from the original redemption date to the date of payment.

  In the event that fewer than all of the outstanding Trust Preferred Securities are to be redeemed, the Trust Preferred Securities will be redeemed in accordance with the procedures of DTC. See "--Book-Entry Only Issuance--The Depository Trust Company."

SUBORDINATION OF TRUST COMMON SECURITIES

  Payment of amounts upon liquidation of the Trust Securities (as described below) shall be made pro rata based on the liquidation amount of the Trust Securities; provided, however, that if (i) an Investment Event of Default by an Investment Affiliate (including the Company) in respect of any Affiliate Investment Instrument has occurred and is continuing and the Company is in default of its obligations under an applicable Investment Guarantee or
(ii) the Company is in default under any of its obligations under the Trust Guarantee or the Partnership Guarantee, then the holders of the Trust Preferred Securities will have a preference over the holders of the Trust Common Securities with respect to distributions and payments upon liquidation of the Trust.

  In the case of any Trust Enforcement Event, the holder of Trust Common Securities will be deemed to have waived any such Trust Enforcement Event until all such Trust Enforcement Events with respect to the Trust Preferred Securities have been cured, waived or otherwise eliminated. Until all Trust Enforcement Events with respect to the Trust Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of the Trust Preferred Securities and not on behalf of the holder of the Trust Common Securities, and only the holders of the Trust Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

  In the event of any voluntary or involuntary liquidation, dissolution, winding-up or termination of the Trust (each a "Trust Liquidation"), the holders of the Trust Preferred Securities on the date of the Trust Liquidation will be entitled to receive out of the assets of the Trust available for distributions to holders of Trust Securities, after satisfaction of obligations to creditors of the Trust, if any, distributions in cash or other immediately available funds in an amount equal to the aggregate of the stated liquidation amount of $25 per Trust Security plus accumulated and unpaid distributions thereon to the date of payment (the "Trust Liquidation Distribution"), unless, in connection with such Trust Liquidation, Partnership Preferred Securities (which will have an aggregate liquidation preference equal to the aggregate stated liquidation amount of, a distribution rate identical to the distribution rate of, and accumulated and unpaid distributions equal to accumulated and unpaid distributions on, the Trust Securities) have been distributed on a pro rata basis to the holders of the Trust Securities in exchange for such Trust Securities.

  If, upon any such Trust Liquidation, the Trust Liquidation Distribution can be paid only in part because the Trust has insufficient assets legally available to pay in full the aggregate Trust Liquidation Distribution, then the amounts payable directly by the Trust on the Trust Preferred Securities shall be paid on a pro rata basis, and the holders of the Trust Common Securities will be entitled to receive distributions upon any such liquidation as described above under "-- Subordination of Trust Common Securities."

  Pursuant to the Trust Agreement, the Trust shall dissolve (i) upon the bankruptcy, insolvency or dissolution of the Company, (ii) upon the filing of a certificate of dissolution or the equivalent with respect to the Company, the filing of a certificate of cancellation with respect to the Trust after having obtained the consent of at least a majority in liquidation amount of the Trust Securities, voting together as a single class, to file such certificate of cancellation, or the revocation of the charter of the Company and the expiration of 90 days after the date of revocation without a reinstatement thereof, (iii) upon the distribution of all of the Partnership Preferred Securities upon the occurrence of a Trust Special Event, (iv) upon the entry of a decree of a judicial dissolution of the Company or the Trust, or (v) upon the redemption of all the Trust Preferred Securities. A merger, amalgamation, conversion or consolidation of the Company with or into another entity will not constitute one of the foregoing events.

VOTING RIGHTS

  Except as described herein and under "Supplemental Description of the Trust Guarantee--Amendments and Assignment," and except as provided in the Trust Act, the Trust Indenture Act or as otherwise required by law or the Trust Agreement, the holders of the Trust Preferred Securities will have no voting rights.

  Subject to the requirement of the Property Trustee obtaining a tax opinion as set forth in the last sentence of this paragraph, the holders of a majority in liquidation amount of the Trust Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or direct the exercise of any trust or power conferred upon the Property Trustee under the Trust Agreement, including the right to direct the Property Trustee, as holder of the Partnership Preferred Securities, to (i) exercise the remedies available to it under the Agreement of Limited Partnership as a holder of the Partnership Preferred Securities, including the right to direct the Special Representative to exercise its rights in the manner described above under "--Trust Enforcement Events" and (ii) consent to any amendment, modification or termination of the Agreement of Limited Partnership or the Partnership Preferred Securities where such consent shall be required; provided, however, that where a consent or action under the Agreement of Limited Partnership would require the consent or act of the holders of more than a majority of the aggregate liquidation preference of Partnership Preferred Securities affected thereby, only the holders of the percentage of the aggregate stated liquidation amount of the Trust Preferred Securities which is at least equal to the percentage required under the Agreement of Limited Partnership may direct the Property Trustee to give such consent or take such action on behalf of the Trust. See "Supplemental Description of the Partnership Preferred Securities--Voting Rights." The Property Trustee shall notify all holders of the Trust Preferred Securities of any notice of any Partnership Enforcement Event received from the General Partner with respect to the Partnership Preferred Securities and the Affiliate Investment Instruments. Such notice shall state that such Partnership Enforcement Event also constitutes a Trust Enforcement Event. Except with respect to directing the time, method, and place of conducting a proceeding for a remedy as described above, the Property Trustee shall be under no obligation to take any of the actions described in clause (i) or (ii) above unless the Property Trustee has obtained an opinion of independent tax counsel to the effect that, as a result of such action, for United States federal income tax purposes the Trust will not be classified as an association or a publicly traded partnership taxable as a corporation and that after such action each holder of Trust Securities will continue to be treated as owning an undivided beneficial ownership interest in the Partnership Preferred Securities.

  In the event the consent of the Property Trustee, as the holder of the Partnership Preferred Securities, is required under the Agreement of Limited Partnership with respect to any amendment, modification or termination of the Agreement of Limited Partnership, the Property Trustee shall request the direction of the holders of the Trust Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a majority in liquidation amount of the Trust Securities voting together as a single class; provided, however, that where a consent under the Agreement of Limited Partnership would require the consent of the holders of more than a majority in aggregate liquidation preference of the Partnership Preferred Securities, the Property Trustee may only give such consent at the direction of the holders of at least the same proportion in aggregate stated liquidation amount of the Trust Securities. The Property Trustee shall not take any such action in accordance with the directions of the holders of the Trust Securities unless the Property Trustee has obtained an opinion of tax counsel to the effect that such action is not inconsistent with the Trust being classified as a grantor trust for United States federal income tax purposes.

  Subject to certain exceptions, the holders of a majority in liquidation amount of the Trust Preferred Securities may waive any past Trust Enforcement Event in respect of the Trust Preferred Securities. A waiver of a Partnership Enforcement Event with respect to the Partnership Preferred Securities held by the Property Trustee will constitute a waiver of the corresponding Trust Enforcement Event. See "Supplemental Description of the Partnership Preferred Securities--Voting Rights."

  Any required approval or direction of holders of Trust Preferred Securities may be given at a separate meeting of holders of Trust Preferred Securities convened for such purpose, at a meeting of all of the holders of Trust Preferred Securities or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of Trust Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Trust Preferred Securities. Each such notice will include a statement setting forth the following information: (i) the date of such meeting or the date by which such action is to be taken; (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought; and (iii) instructions for the delivery of proxies or consents. No vote or consent of the holders of Trust Preferred Securities will be required for the Trust to redeem and cancel Trust Preferred Securities or distribute Partnership Preferred Securities in accordance with the Trust Agreement.

  Notwithstanding that holders of Trust Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Trust Preferred Securities that are owned beneficially at such time by the Company or any entity directly or indirectly controlled by, or under direct or indirect common control with, the Company, will not be entitled to vote or consent and will, for purposes of such vote or consent, be treated as if such Trust Preferred Securities were not outstanding; provided, however, that persons (other than affiliates of the Company) to whom the Company or any of its subsidiaries have pledged Trust Preferred Securities may vote or consent with respect to such pledged Trust Preferred Securities under any of the circumstances described herein.

  The procedures by which holders of Trust Preferred Securities represented by global certificates may exercise their voting rights are described below. See "--Book-Entry Only Issuance--The Depository Trust Company."

  Holders of the Trust Preferred Securities will have no rights to appoint or remove the Regular Trustees, who may be appointed, removed or replaced solely by the Company, as the holder of all of the Trust Common Securities.

MERGER, CONSOLIDATION OR AMALGAMATION OF THE TRUST

  The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any corporation or other entity, except as described below. The Trust may, with the consent of a majority of the Regular Trustees and without the consent of the holders of the Trust Securities, the Property Trustee or the Delaware Trustee, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any state of the United States; provided, that (i) if the Trust is not the survivor, such successor entity either (x) expressly assumes all of the obligations of the Trust under the Trust Securities or (y) substitutes for the Trust Preferred Securities other securities having substantially the same terms as the Trust Preferred Securities (the "Successor Securities"), so long as the Successor Securities rank the same as the Trust Securities rank with respect to distributions, assets and payments upon liquidation, redemption and otherwise, (ii) the Company expressly acknowledges a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Partnership Preferred Securities, (iii) the Trust Preferred Securities or any Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or with another organization on which the Trust Preferred Securities are then listed or quoted, (iv) such merger, consolidation, amalgamation or replacement does not cause the Trust Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Preferred Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose substantially identical to that of the Trust, (vii) the Company guarantees the obligations of such successor entity under the Successor Securities to the same extent as provided by the Trust Guarantee and (viii) prior to such merger, consolidation, amalgamation or replacement, the Company has received an opinion of a independent counsel to the Trust (which may be counsel for the Company) experienced in such matters to the effect that: (A) such merger, consolidation, amalgamation or replacement will not adversely affect the rights, preferences and privileges of the holders of the Trust Preferred Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (B) following such merger, consolidation, amalgamation or replacement, neither the Trust nor such successor entity will be required to register as an investment company under the 1940 Act, (C) following such merger, consolidation, amalgamation or replacement, the Trust (or such successor trust) will not be treated as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes and (D) following such merger, consolidation, amalgamation or replacement, the Partnership will not be treated as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in stated liquidation preference of the Trust Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced, if such consolidation, amalgamation, merger or replacement would cause the Trust or the successor entity to be classified as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes.

MODIFICATION OF THE TRUST AGREEMENT

  The Trust Agreement may be modified and amended if approved by a majority of the Regular Trustees (and in certain circumstances the Property Trustee and the Delaware Trustee), provided, that if any proposed amendment provides for, or the Regular Trustees otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the holders of Trust Securities, whether by way of amendment to the Trust Agreement or otherwise or (ii) the dissolution, winding-up or termination of the Trust other than pursuant to the terms of the Trust Agreement, then the holders of the Trust Securities voting together as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of the holders of at least a majority in liquidation amount of the Trust Securities affected thereby; provided, further, that if any amendment or proposal referred to in clause (i) above would adversely affect only the Trust Preferred Securities or the Trust Common Securities, then only the affected class of security holders will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a majority in liquidation amount of such class of Trust Securities.

  The Trust Agreement may be amended without the consent of any holders of the Trust Preferred Securities to (i) cure any ambiguity, (ii) correct or supplement any provision in the Trust Agreement that may be defective or inconsistent with any other provision of the Trust Agreement, (iii) add to the covenants, restrictions or obligations of the Company, (iv) conform to any change in the 1940 Act, the Trust Indenture Act or the rules or regulations promulgated under either such Act and (v) modify, eliminate and add to any provision of the Trust Agreement to such extent as may be necessary or desirable; provided that no such amendment shall have a material adverse effect on the rights, preferences or privileges of the holders of the Trust Preferred Securities.

  Notwithstanding the foregoing, no amendment or modification may be made to the Trust Agreement if such amendment or modification would (i) cause the Trust to be classified as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes, (ii) cause the Partnership to be classified as an association or a publicly traded partnership taxable as a corporation for such purposes,
(iii) reduce or otherwise adversely affect the powers of the Property Trustee in contravention of the Trust Indenture Act or (iv) cause the Trust or the Partnership to be deemed an "investment company" which is required to be registered under the 1940 Act.

BOOK-ENTRY ONLY ISSUANCE--THE DEPOSITORY TRUST COMPANY

  DTC will act as securities depository (the "Depository") for the Trust Preferred Securities and, to the extent distributed to the holders of Trust Preferred Securities, the Partnership Preferred Securities. The Trust Preferred Securities will be issued only as fully-registered securities registered in the name of Cede & Co. as nominee for DTC. One or more fully-registered global Trust Preferred Securities certificates ("Global Certificates"), representing the total aggregate number of Trust Preferred Securities, will be issued and will be deposited with DTC or its custodian.

  DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Participants in DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Participants and by the New York Stock Exchange, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission (the "Commission").

  Purchases of Trust Preferred Securities within the DTC system must be made by or through Participants, which will receive a credit for the Trust Preferred Securities on DTC's records. The ownership interest of each actual purchaser of Trust Preferred Securities ("Beneficial Owner") is in turn to be recorded on the Participants' and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Participants or Indirect Participants through which the Beneficial Owners purchased Trust Preferred Securities. Transfers of ownership interests in the Trust Preferred Securities are to be accomplished by entries made on the books of Participants and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Trust Preferred Securities, except in the event that use of the book-entry system for the Trust Preferred Securities is discontinued.

  DTC has no knowledge of the actual Beneficial Owners of the Trust Preferred Securities; DTC's records reflect only the identity of the Participants to whose accounts such Trust Preferred Securities are credited, which may or may not be the Beneficial Owners. The Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

  So long as DTC, or its nominee, is the registered owner or holder of a Global Certificate, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Trust Preferred Securities represented thereby for all purposes under the Trust Agreement and the Trust Preferred Securities. No Beneficial Owner of an interest in a Global Certificate will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided for under the Trust Agreement.

  DTC has advised the Company that it will take any action permitted to be taken by a holder of Trust Preferred Securities (including the presentation of Trust Preferred Securities for exchange as described below) only at the direction of one or more Participants to whose account the DTC interests in the Global Certificates are credited and only in respect of such portion of the aggregate liquidation amount of Trust Preferred Securities as to which such Participant or Participants has or have given such direction. However, if there is a Trust Enforcement Event under the Trust Preferred Securities, DTC will exchange the Global Certificates for Certificated Securities, which it will distribute to its Participants in accordance with its customary procedures.

  Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

  Redemption notices in respect of the Trust Preferred Securities held in book-entry form will be sent to Cede & Co. If less than all of the Trust Preferred Securities are being redeemed, DTC will determine the amount of the interest of each Participant to be redeemed in accordance with its procedures.

  Although voting with respect to the Trust Preferred Securities is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Trust Preferred Securities. Under its usual procedures, DTC would mail an Omnibus Proxy to the Trust as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Participants to whose accounts the Trust Preferred Securities are allocated on the record date (identified in a listing attached to the Omnibus Proxy).

  Distributions on the Trust Preferred Securities held in book-entry form will be made to DTC in immediately available funds. DTC's practice is to credit Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants and Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participants and Indirect Participants and not of DTC, the Trust or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of any distributions to DTC is the responsibility of the Trust, disbursement of such payments to Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Participants and Indirect Participants.

  Except as described herein, a Beneficial Owner of an interest in a Global Certificate will not be entitled to receive physical delivery of Trust Preferred Securities. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the Trust Preferred Securities.

  Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Certificates among Participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the Trust will have any responsibility for the performance by DTC or its Participants or Indirect Participants under the rules and procedures governing DTC. DTC may discontinue providing its services as securities depository with respect to the Trust Preferred Securities at any time by giving notice to the Trust. Under such circumstances, in the event that a successor securities depository is not obtained, Trust Preferred Security certificates are required to be printed and delivered to the Property Trustee. Additionally, the Trust (with the consent of the Company) may decide to discontinue use of the system of book-entry transfers through DTC or any successor depository. In that event, and in the event of certain Trust Enforcement Events, certificates for the Trust Preferred Securities will be printed and delivered to the Property Trustee. In each of the above circumstances, the Company will appoint a paying agent with respect to the Trust Preferred Securities.

  The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the global Trust Preferred Securities as represented by a Global Certificate.

PAYMENT

  Payments in respect of the Trust Preferred Securities represented by the Global Certificates shall be made to DTC, which shall credit the relevant accounts at DTC on the scheduled payment dates or, in the case of certificated securities, if any, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register.

REGISTRAR, TRANSFER AGENT AND PAYING AGENT

  The Property Trustee will act as registrar, transfer agent and, if required, paying agent for the Trust Preferred Securities.

  Registration of transfers of Trust Preferred Securities will be effected without charge by or on behalf of the Trust, but upon payment (with the giving of such indemnity as the Trust or the Company may require) in respect of any tax or other government charges which may be imposed in relation to it.

  The Trust will not be required to register or cause to be registered the transfer of Trust Preferred Securities after such Trust Preferred Securities have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

  The Property Trustee, during the period prior to the occurrence of any Trust Enforcement Event and during the period after the curing or waiver of all Trust Enforcement Events that may have occurred, undertakes to perform only such duties as are specifically set forth in the Trust Agreement and, after a Trust Enforcement Event, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Trust Preferred Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The holders of Trust Preferred Securities will not be required to offer such indemnity in the event such holders, by exercising their voting rights, direct the Property Trustee to take any action following a Trust Enforcement Event.

GOVERNING LAW

  The Trust Agreement and the Trust Preferred Securities will be governed by, and construed in accordance with, the internal laws of the State of Delaware.

MISCELLANEOUS

  The Regular Trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that the Trust will not be deemed to be an "investment company" required to be registered under the 1940 Act or characterized as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes. In this connection, the Regular Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust or the Trust Agreement that the Regular Trustees determine in their discretion to be necessary or desirable for such purposes as long as such action does not materially adversely affect the interests of the holders of the Trust Preferred Securities.

                SUPPLEMENTAL DESCRIPTION OF THE TRUST GUARANTEE

  Set forth below is a summary of information concerning the Trust Guarantee which will be executed and delivered by the Company for the benefit of the holders from time to time of Trust Preferred Securities. The summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Trust Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus form a part. The Trust Guarantee incorporates by reference the terms of, and will be qualified as an indenture under, the Trust Indenture Act. The Bank of New York, as the Trust Guarantee Trustee, will hold the Trust Guarantee for the benefit of the holders of the Trust Preferred Securities and will act as indenture trustee for the purposes of compliance with the Trust Indenture Act.

GENERAL

  Pursuant to the Trust Guarantee, the Company will irrevocably agree, on a subordinated basis and to the extent set forth therein, to pay in full to the holders of the Trust Preferred Securities (except to the extent paid by the Trust), as and when due, regardless of any defense, right of set off or counterclaim which the Trust may have or assert, the following payments (the "Trust Guarantee Payments"), without duplication: (i) any accumulated and unpaid distributions on the Trust Preferred Securities that are required to be paid on such Trust Preferred Securities to the extent the Trust has funds available therefor, (ii) the Redemption Price with respect to any Trust Preferred Securities called for redemption by the Trust to the extent the Trust has funds available therefor and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with the distribution of Partnership Preferred Securities to the holders of Trust Preferred Securities or the redemption of all of the Trust Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accumulated and unpaid distributions on the Trust Preferred Securities to the date of payment and (b) the amount of assets of the Trust remaining available after satisfaction of all obligations of creditors of the Trust, if any, for distribution to holders of Trust Preferred Securities in liquidation of the Trust. The Company's obligation to make a Trust Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Trust Preferred Securities or by causing the Trust to pay such amounts to such holders.

  The Trust Guarantee will be a guarantee on a subordinated basis with respect to the Trust Preferred Securities from the time of issuance of such Trust Preferred Securities but will only apply to any payment of distributions or Redemption Price, or to payments upon the dissolution, winding-up or termination of the Trust, to the extent the Trust shall have funds available therefor. If the Partnership fails to declare distributions on Partnership Preferred Securities, the Trust would lack available funds for the payment of distributions or amounts payable on redemption of the Trust Preferred Securities or otherwise, and in such event holders of the Trust Preferred Securities would not be able to rely upon the Trust Guarantee for payment of such amounts. Instead, holders of the Trust Preferred Securities will have the remedies described above under "Supplemental Description of the Trust Preferred Securities--Trust Enforcement Events," including the right to direct the Trust Guarantee Trustee to enforce the covenant restricting certain distributions by the Company. See "--Certain Covenants of the Company."

  The Trust Guarantee, when taken together with the Company Debentures, the Partnership Guarantee, the Investment Guarantees, and the Company's obligations to pay all fees and expenses of the Trust, constitute a guarantee to the extent described herein by the Company of the distribution, redemption and liquidation payments payable to the holders of the Trust Preferred Securities. The Guarantees do not apply, however, to current distributions by the Partnership unless and until such distributions are declared by the General Partner out of funds legally available for payment or to liquidating distributions unless there are assets available for payment in the Partnership, each as more fully described under "Risk Factors--Insufficient Income or Assets Available to Partnership."

CERTAIN COVENANTS OF THE COMPANY

  The Company will covenant in the Trust Guarantee that so long as any Trust Preferred Securities are outstanding if, (a) for any distribution period, full distributions on a cumulative basis on any Trust Preferred Securities have not been paid or declared and set apart for payment, (b) an Investment Event of Default by any Investment Affiliate in respect of any Affiliate Investment Instrument has occurred and is continuing and the Company is in default under its obligations with respect thereto under an applicable Investment Guarantee or (c) the Company is in default of its obligations under the Trust Guarantee or the Partnership Guarantee, then, during such period, (i) the Company shall not declare or pay dividends on, make distributions or liquidation payments with respect to, or redeem, purchase or acquire, any of its capital stock (except for dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, its common stock and conversions and exchanges of common stock of one class for common stock of another class and other exceptions set forth in the accompanying Prospectus), (ii) the Company shall not make any payment or cause any payment to be made that would result in, and shall take such actions as shall be necessary to prevent, the payment of any dividends on, any distribution or liquidation payment with respect to, or any redemption, purchase or other acquisition of, any Comparable Equity Interest, and (iii) the Company will not make any guarantee payments with respect to the foregoing (other than pursuant to the Trust Guarantee or any other guarantee by the Company with respect to any Comparable Equity Interest). "Comparable Equity Interest" means any preferred security issued by any finance subsidiary of the Company, the principal purpose of which is to lend the proceeds of the sale thereof to the Company or to eligible affiliates of the Company.

EVENTS OF DEFAULT; ENFORCEMENT OF TRUST GUARANTEE

  An event of default under the Trust Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder.

  The holders of a majority in liquidation amount of the Trust Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trust Guarantee Trustee or to direct the exercise of any trust or power conferred upon the Trust Guarantee Trustee under the Trust Guarantee. If the Trust Guarantee Trustee fails to enforce its rights under the Trust Guarantee after a holder of record of Trust Preferred Securities has made a written request, such holder may institute a legal proceeding directly against the Company to enforce the Trust Guarantee Trustee's rights under the Trust Guarantee, without first instituting a legal proceeding against the Trust, the Trust Guarantee Trustee or any other person or entity. In any event, if the Company has failed to make a guarantee payment under the Trust Guarantee, a holder of Trust Preferred Securities may directly institute a proceeding in such holder's own name against the Company for enforcement of the Trust Guarantee for such payment.

STATUS OF THE TRUST GUARANTEE; SUBORDINATION

  The Trust Guarantee will constitute an unsecured obligation of the Company and will rank subordinate and junior to all other existing liabilities of the Company and will rank pari passu with the most senior preferred stock (if any) issued from time to time by the Company, with the Partnership Guarantee and the Investment Guarantees and with any guarantee hereafter entered into by the Company in respect of any preferred security of the Company or any affiliate of the Company. Accordingly, the rights of the holders of Trust Preferred Securities to receive payments under the Trust Guarantee will be subject to the rights of the holders of any obligations of the Company that are senior in priority to the obligations under the Trust Guarantee. Furthermore, the holders of obligations of the Company that are senior to the obligations under the Trust Guarantee (including, but not limited to, obligations constituting senior indebtedness of the Company) will be entitled to the same rights upon payment default or dissolution, liquidation and reorganization in respect of the Trust Guarantee that inure to the holders of senior indebtedness of the Company as against the holders of the Company Debentures. In addition, the Trust Guarantee will be effectively subordinated to all future indebtedness and liabilities of the Company's subsidiaries. See "Risk Factors--Ranking of Subordinate Obligations Under the Guarantees and the Company

Debentures." The terms of the Trust Preferred Securities provide that each holder of Trust Preferred Securities by acceptance thereof agrees to the subordination provisions and other terms of the Trust Guarantee.

  The Trust Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may directly institute a legal proceeding against the Company to enforce its rights under the Trust Guarantee without instituting a legal proceeding against any other person or entity).

AMENDMENTS AND ASSIGNMENT

  Except with respect to any amendments that may be made without the consent of the holders of Trust Preferred Securities, as described above under "-- Modification of the Trust Agreement," the Trust Guarantee may be amended only with the prior approval of the holders of at least a majority in liquidation amount of all the outstanding Trust Preferred Securities. The manner of obtaining any such approval of holders of the Trust Preferred Securities will be as set forth under "Supplemental Description of the Trust Preferred Securities--Voting Rights." All guarantees and agreements contained in the Trust Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Trust Preferred Securities then outstanding. Except in connection with any permitted merger or consolidation of the Company with or into another entity or any permitted sale, transfer or lease of the Company's assets to another entity, the Company may not assign its rights or delegate its obligations under the Trust Guarantee without the prior approval of the holders of at least a majority of the aggregate stated liquidation amount of the Trust Preferred Securities then outstanding.

TERMINATION OF THE TRUST GUARANTEE

  The Trust Guarantee will terminate as to each holder of Trust Preferred Securities upon (i) full payment of the Redemption Price of all Trust Preferred Securities, (ii) distribution of the Partnership Preferred Securities held by the Trust to the holders of the Trust Preferred Securities or (iii) full payment of the amounts payable in accordance with the Trust Agreement upon liquidation of the Trust. The Trust Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Trust Preferred Securities must restore payment of any sum paid under such Trust Preferred Securities or such Trust Guarantee.

INFORMATION CONCERNING THE TRUST GUARANTEE TRUSTEE

  The Trust Guarantee Trustee, prior to the occurrence of a default with respect to the Trust Guarantee, undertakes to perform only such duties as are specifically set forth in the Trust Guarantee and, after default with respect to the Trust Guarantee, shall exercise the same degree of care as a prudent person would exercise in the conduct of such person's own affairs. Subject to such provision, the Trust Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Trust Guarantee at the request of any holder of Trust Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

GOVERNING LAW

  The Guarantee will be governed by, and construed in accordance with, the internal laws of the State of New York.

        SUPPLEMENTAL DESCRIPTION OF THE PARTNERSHIP PREFERRED SECURITIES

GENERAL

  All of the partnership interests in the Partnership other than the Partnership Preferred Securities acquired by the Trust are owned directly by Hycap, the sole General Partner of the Partnership. The Agreement of Limited Partnership authorizes and creates the Partnership Preferred Securities, which represent limited partner interests in the Partnership. The limited partner interests represented by the Partnership Preferred Securities will have a preference with respect to distributions and amounts payable on redemption or liquidation over the General Partner's interest in the Partnership. Except as otherwise described herein or provided in the Agreement of Limited Partnership, the Agreement of Limited Partnership does not permit the issuance of any additional partner interests or the incurrence of any indebtedness by the Partnership.

  The summary of certain terms and provisions of the Partnership Preferred Securities set forth below does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Agreement of Limited Partnership, which is filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus form a part, and the Partnership Act.

DISTRIBUTIONS

  Holders of Partnership Preferred Securities will be entitled to receive cumulative cash distributions, if, as and when declared by the General Partner in its sole discretion out of assets of the Partnership legally available for payment. The distributions payable on each Partnership Preferred Security will
be fixed at a rate per annum of        % of the stated liquidation preference
of $25 per Partnership Preferred Security. Distributions not paid on the scheduled payment date will accumulate and compound quarterly at the rate per
annum equal to        %. The amount of distributions payable for any period
will be computed on the basis of a 360-day year of twelve 30-day months, except that, if such period is shorter than a full 90-day quarter, distributions will be calculated on the basis of the actual number of days elapsed in such 90-day quarter.

  Distributions on the Partnership Preferred Securities will accumulate from the date of original issuance and will be payable quarterly in arrears if, as and when declared by the General Partner on March 31, June 30, September 30 and December 31 of each year, commencing March 31, 1997. If distributions are not declared and paid when regularly scheduled, the accumulated distributions shall be paid to the holders of record of Partnership Preferred Securities as they appear on the books and records of the Partnership on the record date with respect to the actual payment date for such accumulated distributions.

  The Partnership's funds available for distribution to the holders of the Partnership Preferred Securities will be limited to payments received by the Partnership on the Affiliate Investment Instruments, the Investment Guarantees and the Eligible Debt Securities in which the Partnership has invested from time to time. See "--Partnership Investments." To the extent that the issuers (and, where applicable, the Company as issuer of its Debentures and as guarantor) of the securities in which the Partnership invests fail to make any payment in respect of such securities (or, if applicable, such guarantees), the Partnership will not have sufficient funds to pay and will not declare or pay distributions on the Partnership Preferred Securities, in which event the Partnership Guarantee will not apply to such distributions until the Partnership has sufficient funds available therefor and declares such distributions. See "Supplemental Description of the Partnership Guarantee" herein. In addition, distributions on the Partnership Preferred Securities may be declared and paid only if, as and when determined in the sole discretion of the General Partner of the Partnership. If the General Partner determines that a distribution will not be made on a regularly scheduled payment date, the General Partner shall give notice of such determination to holders of the Partnership Preferred Securities as of the record date for such distribution, and the General Partner may not declare a distribution on its General Partner interest unless all accumulated and unpaid distributions have been paid in full for all previous payment periods.

  If the Partnership fails to declare and pay distributions on the Partnership Preferred Securities out of funds legally available for distribution, the Trust will not have sufficient funds to make distributions on the Trust

Preferred Securities, in which event the Trust Guarantee will not apply to such distributions until the Trust has sufficient funds legally available therefor. In addition, as described under "Risk Factors--Insufficient Income or Assets Available to Partnership," the Partnership may not have sufficient funds to pay current or liquidating distributions on the Partnership Preferred Securities if (i) at any time that the Partnership is receiving current payments in respect of the securities held by the Partnership (including the Debentures), the General Partner, in its sole discretion, does not declare distributions on the Partnership Preferred Securities and the Partnership receives insufficient amounts to pay the additional compounded distributions that will accumulate in respect of the Partnership Preferred Securities,
(ii) the Partnership reinvests the proceeds received in respect of the Debentures upon their retirement or at their maturities in Affiliate Investment Instruments that do not generate income in an amount that is sufficient to pay full distributions in respect of the Partnership Preferred Securities or (iii) the Partnership invests in equity or debt securities of Investment Affiliates that are not guaranteed by the Company and that cannot be liquidated by the Partnership for an amount sufficient to pay such distributions in full.

  Distributions on the Partnership Preferred Securities will be payable to the holders thereof as they appear on the books and records of the Partnership on the relevant record dates, which, as long as the Trust Preferred Securities remain (or, in the event that the Trust is liquidated in connection with a Trust Special Event and Partnership Preferred Securities are distributed to holders of the Trust Preferred Securities, as long as the Partnership Preferred Securities remain) in book-entry only form, will be one Business Day prior to the relevant payment dates. In the event the Trust Preferred Securities (or in the event that the Trust is liquidated in connection with a Trust Special Event and Partnership Preferred Securities are distributed to holders of the Trust Preferred Securities, the Partnership Preferred Securities) shall not continue to remain in book-entry only form, the relevant record dates shall be the 15th day of the month of the relevant payment dates. In the event that any date on which distributions are payable on the Partnership Preferred Securities is not a Business Day, then payment of the distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day (without any reduction in interest on payments in respect of such early payments), in each case with the same force and effect as if made on such date.

PARTNERSHIP ENFORCEMENT EVENTS

  If one or more of the following events shall occur and be continuing (each a "Partnership Enforcement Event"): (i) arrearages on distributions on the Partnership Preferred Securities shall exist for six consecutive quarterly distribution periods, (ii) the Company is in default on any of its obligations under the Partnership Guarantee or (iii) an Investment Event of Default (as defined below) occurs and is continuing on any Affiliate Investment Instrument and the Company is in default under its obligations with respect thereto under an applicable Investment Guarantee, then holders of the Partnership Preferred Securities, by the vote of a majority in aggregate liquidation preference of such holders (or, for so long as the Partnership Preferred Securities are held by the Property Trustee, the Property Trustee, as the holder of the Partnership Preferred Securities), will have the right (a) under the Agreement of Limited Partnership to enforce the terms of the Partnership Preferred Securities, including the right to appoint and authorize a special representative of the Partnership and the limited partners (a "Special Representative") to enforce (1) to the fullest extent permitted by law, the Partnership's creditors' rights and other rights with respect to the Affiliate Investment Instruments and the Investment Guarantees, (2) the rights of the holders of the Partnership Preferred Securities under the Partnership Guarantee and (3) the rights of the holders of the Partnership Preferred Securities to receive distributions (only if and to the extent declared by the General Partner in its sole discretion out of funds legally available therefor) on the Partnership Preferred Securities, and (b) under the Partnership Guarantee to enforce the terms of the Partnership Guarantee, including the right to enforce the covenant restricting the payment of dividends and certain other distributions by the Company.

  The Special Representative, in its own name, in the name of the Partnership, in the name of the holders of the Partnership Preferred Securities, or otherwise, may, to the fullest extent permitted by law, institute, or cause to be instituted, an appropriate proceeding to enforce on behalf of the Partnership the Partnership's rights directly against HEI or any other obligor (including the General Partner) in connection with its obligations to the Partnership, and may prosecute such proceeding to judgment or final decree, and enforce the same against HEI or any other obligor in connection with such obligations and collect, out of the property, wherever situated, of HEI or any such other obligor upon such obligations, the monies adjudged or decreed to be payable in the manner provided by law. The General Partner agrees to execute and deliver such documents as may be necessary, appropriate or convenient for the Special Representative to enforce the foregoing rights and obligations on behalf and in the name of the Partnership.

  If the Special Representative fails to enforce its rights on behalf of the Partnership under the Affiliate Investment Instruments and the Investment Guarantees after a holder of Partnership Preferred Securities has made a written request, such holder of record of Partnership Preferred Securities may, to the fullest extent permitted by law, directly institute a legal proceeding against the applicable Investment Affiliate to enforce the rights of the Special Representative and the Partnership under the Affiliate Investment Instruments and against the Company under any applicable Investment Guarantees without first instituting any legal proceeding against the Special Representative, the Partnership or any other person or entity. In any event, if a Partnership Enforcement Event has occurred and is continuing and such event is attributable to the failure of an Investment Affiliate to make any required payment when due on any Affiliate Investment Instrument, then a holder of Partnership Preferred Securities may on behalf of the Partnership directly institute a proceeding against such Investment Affiliate with respect to such Affiliate Investment Instrument for enforcement of payment. A holder of Partnership Preferred Securities may also bring a direct action against the Company to enforce such holder's right under the Partnership Guarantee. See "Supplemental Description of the Partnership Guarantee--Events of Default; Enforcement of Partnership Guarantee."

  Under no circumstances, however, shall the Special Representative, any holder of Partnership Preferred Securities or any holder of the Trust Preferred Securities have authority to cause the General Partner to declare distributions on the Partnership Preferred Securities. As a result, although the Special Representative may be able to enforce the Partnership's creditors' rights to accelerate and receive payments in respect of the Affiliate Investment Instruments and the Investment Guarantees, the Partnership would be entitled to reinvest such payments in additional Affiliate Investment Instruments, subject to satisfying the reinvestment criteria described under "--Partnership Investments," and in Eligible Debt Securities, rather than declaring and making distributions on the Partnership Preferred Securities. The Special Representative shall not, by virtue of acting in such capacity, be admitted as a general or limited partner in the Partnership or otherwise be deemed to be a general or limited partner in the Partnership and shall have no liability for the debts, obligations or liabilities of the Partnership.

PARTNERSHIP INVESTMENTS

  Approximately 99% of the proceeds from the issuance of the Partnership Preferred Securities and Hycap's purchase of the general partner interests in the Partnership (the "Initial Partnership Proceeds") will be used by the Partnership to purchase debt or equity securities of HEI and its subsidiaries ("Affiliate Investment Instruments," which initially will be the Debentures) and the remaining 1% of the Initial Partnership Proceeds will be used to purchase Eligible Debt Securities. The purchase of the initial Affiliate Investment Instruments by the Partnership will occur contemporaneously with the issuance of the Partnership Preferred Securities.

  The initial Affiliate Investment Instruments purchased by the Partnership will consist of the Debentures. Approximately 85% of the Initial Partnership Proceeds will be used to purchase the Company Debentures, which will be issued pursuant to the Junior Indenture described in the accompanying Prospectus, and approximately 14% of the Initial Partnership Proceeds will be used to purchase the Subsidiary Debentures. Each of the Debentures is expected to have a term of 20 years and to provide for interest accruing from the date of original issuance and payable quarterly in arrears on each March 31, June 30, September 30 and December 31, commencing March 31, 1997. The Debentures will be general unsecured debt obligations of the relevant issuer and will rank subordinate and junior to all senior indebtedness of the relevant issuer.

  The payment of interest on each of the Debentures may be deferred at any time, and from time to time, by the relevant issuer for a period not exceeding six consecutive quarters. If an issuer were so to defer the payment of interest, interest would continue to accrue and compound at the stated interest rate on such Debenture. The Debentures will contain covenants appropriate for comparable unsecured debt securities issued by similar borrowers pursuant to a public offering or private placement under Rule 144A under the Securities Act. See "Description of the Junior Subordinated Debt Securities" in the accompanying Prospectus. The Debentures will contain redemption provisions that correspond to the redemption provisions applicable to the Partnership Preferred Securities, including an option to redeem the Debentures by the relevant
issuer, in whole or in part, from time to time, on or after February   , 2002,
and at any time, in whole, following the occurrence of a Partnership Special Event, in each case, in the same manner described under "--Optional Redemption" and "--Partnership Special Event Redemption." Each of the indentures for the Debentures will provide that, in certain specified circumstances, the Debentures may be assumed by another subsidiary of the Company that meets certain criteria. The Debentures, and any other Affiliate Investment Instruments that are debt instruments acquired by the Partnership in the future, will also contain customary events of default (the "Investment Events of Default"), including events of default for defaults in payments on such securities when due (provided that no default shall occur upon a valid deferral of an interest payment by an issuer), defaults in the performance of the relevant issuer's obligations under its Debentures or other Affiliate Investment Instruments, as the case may be, and certain bankruptcy, insolvency or reorganization events (subject to customary exceptions and grace periods).

  The payment of interest and principal when due and other payment terms of the Subsidiary Debentures will be fully and unconditionally guaranteed by the Company for the benefit of the holders of the Subsidiary Debentures. Debentures (including Company Debentures) that are transferred to and assumed by a subsidiary of the Company will be covered by Investment Guarantees. See "-- Investment Guarantees."

  Approximately 1% of the Initial Partnership Proceeds will be invested in Eligible Debt Securities. "Eligible Debt Securities" means cash or book-entry securities, negotiable instruments, or other securities of entities not affiliated with the Company represented by instruments in registered form which evidence any of the following: (a) any security issued or guaranteed as to principal or interest by the United States, or by a person controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States, or any certificate of deposit for any of the foregoing; (b) commercial paper issued pursuant to Section 3(a)(3) of the Securities Act and having, at the time of the investment or contractual commitment to invest therein, a rating from each of Standard & Poor's Ratings Services ("S&P") and Moody's Investors Service, Inc. ("Moody's") in the highest investment rating category granted by such rating agency and having a maturity not in excess of nine months; (c) demand deposits, time deposits and certificates of deposit which are fully insured by FDIC; (d) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the Government of the United States of America or any agency or instrumentality thereof, the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company which is an Eligible Institution (as defined below) and the deposits of which are insured by the FDIC; and (e) any other security which is identified as a permitted investment of a finance subsidiary pursuant to Rule 3a-5 under the 1940 Act at the time it is acquired by the Partnership.

  "Eligible Institution" means a depository institution organized under the laws of the United States or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (a)(i) which has either
(A) a long-term unsecured debt rating of AA or better by S&P and Aa or better by Moody's or (B) a short-term unsecured debt rating or a certificate of deposit rating of A-1+ by S&P and P-1 by Moody's and (ii) whose deposits are insured by the FDIC or (b)(i) the parent of which has a long-term or short-term unsecured debt rating which signifies investment grade and (ii) whose deposits are insured by the FDIC.

  The Partnership may, from time to time and subject to the restrictions described below, reinvest payments received with respect to the Affiliate Investment Instruments (including the Debentures) and the Eligible Debt Securities in additional Affiliate Investment Instruments and Eligible Debt Securities. As of the date of this Prospectus Supplement, the General Partner does not intend to cause the Partnership to reinvest regularly scheduled, periodic payments of interest or dividends received by the Partnership in the manner described below, although there can be no assurance that the General Partner's intention in respect of such reinvestments will not change in the future.

  Certain financial terms of all Affiliate Investment Instruments (including the Debentures) will be reviewed by a nationally recognized investment banking firm designated by the Company that does not (and whose directors, officers, employees and affiliates do not) have a direct or indirect material equity interest in the Company or any of its subsidiaries or another entity which is an investment banking, accounting or financial services firm selected by the Company and approved by the holders of a majority in liquidation preference of the Partnership Preferred Securities (the "Independent Financial Advisor"). Merrill Lynch & Co. will serve as the initial Independent Financial Advisor.

  The Partnership may reinvest in additional Affiliate Investment Instruments only if certain procedures and criteria are satisfied with respect to such Affiliate Investment Instrument, including the satisfaction of the following conditions: (i) the Partnership did not hold Affiliate Investment Instruments of the requesting Investment Affiliate that will issue the proposed Affiliate Investment Instrument within the three-year period ending on the date of such proposed investment; (ii) there was never a default on any debt obligation of, or arrearages of dividends on preferred stock issued by, the requesting Investment Affiliate that will issue the proposed Affiliate Investment Instrument that was previously owned by the Partnership; (iii) the applicable financial terms with respect to the proposed Affiliate Investment Instrument have been determined by the Independent Financial Advisor to be at least as favorable as terms which could be obtained by the Partnership in a public offering or private placement under Rule 144A under the Securities Act of a comparable security issued by the requesting Investment Affiliate that is supported by a full and unconditional guarantee issued by an entity comparable to HEI; and (iv) the requesting Investment Affiliate shall not be deemed to be an investment company by reason of Section 3(a) or 3(b) of the 1940 Act. The term "Investment Affiliate" means the Company or any corporation, partnership, limited liability company or other entity (other than the Partnership or the Trust) that is controlled by the Company and is not an investment company by reason of Section 3(a) or 3(b) of the 1940 Act. If the Partnership is unable to reinvest payments and proceeds from Affiliate Investment Instruments in additional Affiliate Investment Instruments meeting the above criteria, the Partnership may only invest such funds in Eligible Debt Securities (subject to restrictions of applicable law, including the 1940 Act).

INVESTMENT GUARANTEES

  General. The Company will agree, on a subordinated basis, to execute and deliver an Investment Guarantee for the benefit of the holders of the Debentures issued by each Investment Affiliate (other than the Company Debentures, unless HEI's obligations under the Company Debentures are transferred to and assumed by another Investment Affiliate) to the extent set forth below. The Investment Guarantees shall be enforceable regardless of any defense, right of set-off or counterclaim that the Company may have or assert. The Investment Guarantees will be full and unconditional guarantees on a subordinated basis with respect to the applicable Debentures from the time of issuance (or, in the case of the Company Debentures, from the time of transfer to and assumption by an Investment Affiliate other than the Company). To the extent that, as described above, the Partnership invests in additional Affiliate Investment Instruments, the determination as to whether such Affiliate Investment Instrument will contain an Investment Guarantee will be made at the date of its issuance and will be based, among other things, upon its approval by the Independent Financial Advisor in accordance with the reinvestment criteria described above.

  The Investment Guarantees will constitute guarantees of payment and not of collection (that is, the guaranteed party may directly institute a legal proceeding against the Company to enforce its rights under the applicable Investment Guarantee without instituting a legal proceeding against any other person or entity). If no

Special Representative has been appointed to enforce any Investment Guarantee, the General Partner has the right to enforce such Investment Guarantee on behalf of the holders of the Partnership Preferred Securities. The holders of not less than a majority in aggregate liquidation preference of the Partnership Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of any Investment Guarantee, including the giving of directions to the General Partner or the Special Representative, as the case may be. If the General Partner or the Special Representative fails to enforce any Investment Guarantee as above provided, any holder of Trust Preferred Securities may institute its own legal proceeding to enforce such Investment Guarantee. No Investment Guarantee will be discharged except by payment in full of all amounts guaranteed by such Investment Guarantee (without duplication of amounts theretofore paid by the relevant Investment Affiliate).

  Amendments and Assignment. Except with respect to any changes that do not materially adversely affect the rights of holders of the Subsidiary Debentures (in which case no consent will be required), the Investment Guarantees may be amended only with the prior approval of the holders of not less than a majority in liquidation preference of the outstanding Partnership Preferred Securities, provided that for so long as the Property Trustee of the Trust is the holder of the Partnership Preferred Securities, such amendment will not be effective without the prior written approval of a majority in liquidation amount of the outstanding Trust Preferred Securities. All guarantees and agreements contained in the Investment Guarantees shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of Partnership Preferred Securities. In the event of the transfer or assignment of the obligations under an Affiliate Investment Instrument to another Investment Affiliate (other than the Company), and the assumption thereof by such Investment Affiliate, the Investment Guarantee will continue to apply to such Affiliate Investment Instrument.

  Status of the Investment Guarantees. The Company's obligations under the Investment Guarantees will constitute unsecured obligations of the Company and will rank subordinate and junior to all other existing liabilities of the Company and will rank pari passu with the most senior preferred stock (if any) issued from time to time by the Company, with the Trust Guarantee and the Partnership Guarantee and with any guarantee hereafter entered into by the Company in respect of any preferred security of the Company or any affiliate of the Company. Accordingly, the rights of the Partnership and the holders of the Partnership Preferred Securities to receive payments under the Investment Guarantees will be subject to the rights of the holders of any obligations of the Company that are senior in priority to the obligations under the Investment Guarantees. Furthermore, the holders of obligations of the Company that are senior to the obligations under the Investment Guarantees (including, but not limited to, obligations constituting senior indebtedness of the Company) will be entitled to the same rights upon payment default or dissolution, liquidation and reorganization in respect of the Investment Guarantees that inure to the holders of senior indebtedness of the Company as against the holders of the Company Debentures. In addition, the Investment Guarantees will be effectively subordinated to all future indebtedness and liabilities of the Company's subsidiaries. See "Risk Factors--Ranking of Subordinate Obligations Under the Guarantees and the Company Debentures." The terms of the Debentures provide that each holder of Debentures, by acceptance thereof, agrees to the subordination provisions and other terms of the Investment Guarantees.

  Governing Law. The Investment Guarantees will be governed by, and construed in accordance with, the internal laws of the State of New York.

OPTIONAL REDEMPTION

  The Partnership Preferred Securities are redeemable, at the option of the General Partner, in whole or in part, from time to time, on or after February
  , 2002, upon not less than 30 nor more than 60 days' notice, at an amount per Partnership Preferred Security of $25 plus accumulated and unpaid distributions thereon to the date fixed for redemption. If the Partnership redeems Partnership Preferred Securities in accordance with the terms thereof, Trust Preferred Securities will be mandatorily redeemed at the Redemption Price. See "Supplemental Description of the Trust Preferred Securities-- Redemption." If a partial redemption would result in the delisting of the Trust Preferred Securities (or, if the Partnership Preferred Securities have been distributed in connection with a Trust Special Event, the delisting of the Partnership Preferred Securities), the Partnership may only redeem the Partnership Preferred Securities in whole.

PARTNERSHIP SPECIAL EVENT REDEMPTION

  If, at any time, a Partnership Tax Event or a Partnership Investment Company Event (each as hereinafter defined, and each a "Partnership Special Event") shall occur and be continuing, the General Partner shall, within 90 days following the occurrence of such Partnership Special Event, elect to either
(i) redeem the Partnership Preferred Securities in whole (but not in part), upon not less than 30 or more than 60 days' notice at the Redemption Price, provided that, if at the time there is available to the Partnership the opportunity to eliminate, within such 90-day period, the Partnership Special Event by taking some ministerial action, such as filing a form or making an election, or pursuing another reasonable measure that in the sole judgment of the General Partner has or will cause no adverse effect on the Partnership, the General Partner, the Trust or the Company, the General Partner will pursue such measure in lieu of redemption; or (ii) cause the Partnership Preferred Securities to remain outstanding, provided that in the case of this clause
(ii), the General Partner shall pay any and all costs and expenses incurred by or payable by the Partnership attributable to the Partnership Special Event. The General Partner may elect to redeem the Partnership Preferred Securities upon the occurrence of any Partnership Special Event (subject to certain conditions), regardless of the occurrence of any Trust Tax Event or Trust Investment Company Event.

  "Partnership Tax Event" means that the General Partner shall have requested and received an opinion of recognized independent tax counsel (which may be counsel to the Company) experienced in such matters to the effect that there has been a Tax Action that results in there being more than an insubstantial risk that (i) the Partnership is, or will be, subject to United States federal income tax with respect to income accrued or received on the Affiliate Investment Instruments or the Eligible Debt Securities, (ii) the Partnership is, or will be, subject to more than a de minimis amount of other taxes, duties or other governmental charges or (iii) interest payable by an Investment Affiliate with respect to the Affiliate Investment Instruments that are debt instruments issued by such Investment Affiliate to the Partnership is not, or will not be, deductible for United States federal income tax purposes.

  "Partnership Investment Company Event" means that the General Partner shall have requested and received an opinion of recognized independent legal counsel experienced in such matters to the effect that, as a result of the occurrence on or after the date of this Prospectus Supplement of a Change in 1940 Act Law, there is more than an insubstantial risk that the Partnership is or will be considered an "investment company" which is required to be registered under the 1940 Act.

REDEMPTION PROCEDURES

  The Partnership may not redeem fewer than all the outstanding Partnership Preferred Securities unless all accumulated and unpaid distributions have been paid on all Partnership Preferred Securities for all quarterly distribution periods terminating on or prior to the date of redemption.

  If the Partnership gives a notice of redemption in respect of Partnership Preferred Securities (which notice will be irrevocable), then, by 12:00 noon, New York City time, on the redemption date, the General Partner, on behalf of the Partnership, (i) if the Partnership Preferred Securities are in book-entry only form with DTC, will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the Redemption Price in respect of the Partnership Preferred Securities held through DTC in global form or (ii) if the Partnership Preferred Securities are held in certificated form, will deposit with the paying agent for the Partnership Preferred Securities funds sufficient to pay such amount in respect of any Partnership Preferred Securities in certificated form and will give such paying agent irrevocable instructions and authority to pay such amounts to the holders of Partnership Preferred Securities upon surrender of their certificates. See "--Book-Entry Only Issuance--The Depository Trust Company."

  If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of holders of such Partnership Preferred Securities so called for redemption will cease, except the right of the holders of such Partnership Preferred Securities to receive the Redemption Price, but without interest on such Redemption Price and, from and after the date fixed for redemption, such Partnership Preferred Securities will not accumulate distributions or bear interest. In the event that any date fixed for redemption of Partnership Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, the payment will be made on the immediately preceding Business Day (without any reduction in interest or other payments in respect of such early payment), in each case with the same force and effect as if made on the date fixed for redemption. In the event that payment of the Redemption Price in respect of Partnership Preferred Securities is improperly withheld or refused and not paid either by the Partnership or by the Company pursuant to the Partnership Guarantee described under "Supplemental Description of the Partnership Guarantee," distributions on such Partnership Preferred Securities will continue to accumulate at the then applicable rate from the original redemption date to the date of payment.

  Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws), the Company or any of its subsidiaries may at any time and from time to time purchase outstanding Partnership Preferred Securities by tender offer, in the open market or by private agreement.

  In the event that the Partnership Preferred Securities have been distributed and fewer than all of the outstanding Partnership Preferred Securities are to be redeemed, the Partnership Preferred Securities will be redeemed in accordance with the procedures of DTC. See "--Book-Entry Only Issuance--The Depository Trust Company."

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

  In the event of any voluntary or involuntary dissolution, winding-up or termination of the Partnership, the holders of the Partnership Preferred Securities at the time will be entitled to receive out of the assets of the Partnership available for distribution to partners after satisfaction of liabilities of creditors as required by the Partnership Act, before any distribution of assets is made to the General Partner, an amount equal to, in the case of holders of Partnership Preferred Securities, the aggregate of the stated liquidation preference of $25 per Partnership Preferred Security plus accumulated and unpaid distributions thereon to the date of payment (such amount being the "Partnership Liquidation Distribution").

  The Agreement of Limited Partnership provides that the Partnership shall be dissolved and its affairs shall be wound up: (i) upon the bankruptcy, insolvency or dissolution of the General Partner, (ii) upon the assignment by the General Partner of its entire interest in the Partnership when the assignee is not admitted to the Partnership as a general partner of the Partnership in accordance with the Agreement of Limited Partnership, or the filing of a certificate of dissolution or its equivalent with respect to the General Partner, or the revocation of the General Partner's charter and the expiration of 90 days after the date of notice to the General Partner of revocation without a reinstatement of its charter, or if any other event occurs that causes the General Partner to cease to be a general partner of the Partnership under the Partnership Act, unless the business of the Partnership is continued in accordance with the Partnership Act, (iii) if the Partnership has redeemed or otherwise purchased all of the Partnership Preferred Securities, (iv) upon the entry of a decree of judicial dissolution or (v) upon the written consent of all partners of the Partnership.

VOTING RIGHTS

  Except as provided below and under "Supplemental Description of the Partnership Guarantee--Amendments and Assignment" and as otherwise required by law and the Agreement of Limited Partnership, the holders of the Partnership Preferred Securities will have no voting rights.

  Not later than 30 days after any Partnership Enforcement Event occurs, the General Partner will convene a meeting for the purpose of appointing a Special Representative. If the General Partner fails to convene such meeting within such 30-day period, the holders of 10% in liquidation preference of the outstanding Partnership Preferred Securities will be entitled to convene such meeting. The provisions of the Agreement of Limited Partnership relating to the convening and conduct of the meetings of the partners will apply with respect to any such meeting. In the event that, at any such meeting, holders of less than a majority in aggregate liquidation preference of Partnership Preferred Securities entitled to vote for the appointment of a Special Representative vote for such appointment, no Special Representative shall be appointed. Any Special Representative appointed will cease to be a Special Representative of the Partnership and the limited partners if (i) the Partnership (or the Company pursuant to the Partnership Guarantee) shall have paid in full all accumulated and unpaid distributions on the Partnership Preferred Securities, (ii) any Investment Event of Default giving rise to the Partnership Enforcement Event shall have been cured, and (iii) the Company is in compliance with all its obligations under the Partnership Guarantee and the General Partner will continue the activities of the Partnership without dissolution. Notwithstanding the appointment of any such Special Representative, Hycap will continue as General Partner and will retain all rights under the Agreement of Limited Partnership, including the right to declare, in its sole discretion, the payment of distributions on the Partnership Preferred Securities for which the failure of such declaration would not constitute a default under the Agreement of Limited Partnership.

  If any proposed amendment to the Agreement of Limited Partnership provides for, or the General Partner otherwise proposes to effect, (i) any action that would materially adversely affect the powers, preferences or special rights of the Partnership Preferred Securities, whether by way of amendment to the Agreement of Limited Partnership or otherwise (including, without limitation, the authorization or issuance of any limited partner interests in the Partnership ranking, as to participation in the profits or distributions or in the assets of the Partnership, senior to the Partnership Preferred Securities), or (ii) the dissolution, winding-up or termination of the Partnership, other than (x) in connection with the occurrence of a Partnership Special Event or (y) in certain limited circumstances described under "-- Merger, Consolidation or Amalgamation of the Partnership," then the holders of outstanding Partnership Preferred Securities will be entitled to vote on such amendment or proposal of the General Partner (but not on any other amendment or proposal) as a class, and such amendment or proposal will not be effective except with the approval of the holders of a majority in liquidation preference of such outstanding Partnership Preferred Securities having a right to vote on the matter; provided, however, that if the Property Trustee on behalf of the Trust is the holder of the Partnership Preferred Securities, any such amendment or proposal not excepted by clauses (x) and (y) above will not be effective without the prior or concurrent approval of the holders of a majority in liquidation amount of the outstanding Trust Preferred Securities having a right to vote on such matters and provided, further, that no such approval shall be required if the dissolution, winding-up or termination of the Partnership is proposed or initiated upon or after the initiation of proceedings for the dissolution, winding-up, liquidation or termination of the General Partner or the Company.

  Subject to certain exceptions, the holders of a majority in liquidation preference of the Partnership Preferred Securities may waive any past Partnership Enforcement Event with respect to the Partnership Preferred Securities. A waiver of an Investment Event of Default by the Special Representative, acting at the direction of the holders of Partnership Preferred Securities, constitutes a waiver of the corresponding Partnership Enforcement Event.

  Neither the General Partner nor the Special Representative will (i) direct the time, method and place of conducting any proceeding for any remedy available, (ii) waive any Investment Event of Default that is waivable under the Affiliate Investment Instruments, (iii) exercise any right to rescind or annul a declaration that the principal of any Affiliate Investment Instruments which are debt instruments shall be due and payable, (iv) waive the breach of the covenant by the Company in the Partnership Guarantee to restrict certain payments by the Company, or (v) consent to any amendment, modification or termination of any Affiliate Investment Instrument, where such consent shall be required from the holder thereof, without, in each case, obtaining the prior approval of the holders of at least a majority in liquidation preference of the Partnership Preferred Securities; provided, however, that if the Property Trustee on behalf of the Trust is the holder of the Partnership Preferred Securities, such waiver, consent or amendment or other action shall not be effective without the prior or concurrent approval of at least a majority in liquidation amount of the outstanding Trust Preferred Securities having a right to vote on such matters. The General Partner will not revoke any action previously authorized or approved by a vote of the holders of the Partnership Preferred Securities. The General Partner will notify all holders of the Partnership Preferred Securities of any notice of an Investment Event of Default received with respect to any Affiliate Investment Instrument.

  Any required approval of holders of Partnership Preferred Securities may be given at a separate meeting of holders of Partnership Preferred Securities convened for such purpose, at a meeting of all of the partners in the Partnership or pursuant to written consent. The General Partner will cause a notice of any meeting at which holders of Partnership Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Partnership Preferred Securities. Each such notice will include a statement setting forth
(i) the date of such meeting or the date by which such action is to be taken,
(ii) a description of any matter proposed for adoption at such meeting on which such holders are entitled to vote or of such matters upon which written consent is sought and (iii) instruction for the delivery of proxies or consents. No vote or consent of the holders of Partnership Preferred Securities will be required for the Partnership to redeem and cancel Partnership Preferred Securities in accordance with the Agreement of Limited Partnership.

  Notwithstanding that holders of Partnership Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Partnership Preferred Securities at such time that are owned by the Company or by any entity more than 50% of which is owned by the Company, directly or indirectly, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if they were not outstanding; provided, however, that persons otherwise eligible to vote to whom the Company or any of its subsidiaries have pledged Partnership Preferred Securities may vote or consent with respect to such pledged Partnership Preferred Securities under any of the circumstances described herein.

  Holders of the Partnership Preferred Securities will have no rights to remove or replace the General Partner.

MERGER, CONSOLIDATION OR AMALGAMATION OF THE PARTNERSHIP

  The Partnership may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any corporation or other entity, except as described below. The Partnership may, without the consent of the holders of the Partnership Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by a limited partnership, limited liability company or trust organized under the laws of any state of the United States of America; provided, that (i) such successor entity either (x) expressly assumes all of the obligations of the Partnership under the Partnership Preferred Securities or (y) substitutes for the Partnership Preferred Securities other securities having substantially the same terms as the Partnership Preferred Securities (the "Partnership Successor Securities"), so long as the Partnership Successor Securities are not junior to any other equity securities of the successor entity with respect to participation in the profits and distributions, and in the assets, of the successor entity, (ii) the Investment Affiliates expressly acknowledge such successor entity as the holder of the Affiliate Investment Instruments, (iii) if the Partnership Preferred Securities are then so listed, the Partnership Preferred Securities continue to be listed, or any Partnership Successor Securities are or will be listed upon notification of issuance, on any national securities exchange or with another organization on which the Partnership Preferred Securities are then listed or quoted, (iv) such merger, consolidation, amalgamation or replacement does not cause the Trust Preferred Securities (or, in the event that the Trust is liquidated in connection with a Trust Special Event, the Partnership Preferred Securities (including any Partnership Successor Securities)) to be downgraded by any nationally recognized statistical securities rating organization, (v) such merger, consolidation, amalgamation or replacement does not adversely affect the powers, preferences and other special rights of the holders of the Trust Preferred Securities or Partnership Preferred Securities (including any Partnership Successor Securities) in any material respect (other than, in the case of Partnership Preferred Securities or Partnership Successor Securities, with respect to any dilution of the holders' interest in the new resulting entity), (vi) such successor entity has a purpose substantially identical to that of the Partnership, (vii) the Company guarantees the obligations of such successor entity under the Partnership Successor Securities to the same extent as provided by the Partnership Guarantee and (viii) prior to such merger, consolidation, amalgamation or replacement, the Company has received an opinion of a nationally recognized independent counsel to the Partnership experienced in such matters to the effect that: (A) such successor entity will be treated as a partnership for United States federal income tax purposes, (B) such merger, consolidation, amalgamation or replacement will not adversely affect the limited liability of the holders of the Partnership Preferred Securities (or the Partnership Successor Securities), (C) following such merger, consolidation, amalgamation or replacement, neither the Company nor such successor entity will be required to register as an investment company under the 1940 Act, and (D) such merger, consolidation, amalgamation or replacement would not cause the Trust to be classified as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes.

BOOK-ENTRY AND SETTLEMENT

  If the Partnership Preferred Securities are distributed to holders of Trust Preferred Securities in connection with the involuntary or voluntary dissolution, winding-up or liquidation of the Trust as a result of the occurrence of a Trust Special Event, the Partnership Preferred Securities will be issued in the form of one or more global certificates (each a "Global Partnership Security") registered in the name of DTC as the depository or its nominee. For a description of DTC and the specific terms of the Depository arrangements, see "Supplemental Description of the Trust Preferred Securities-- Book-Entry Only Issuance--The Depository Trust Company." As of the date of this Prospectus Supplement, the description therein of DTC's book-entry system and DTC's practices as they relate to purchases, transfers, notices and payments with respect to the Trust Preferred Securities apply in all material respects to any Partnership Preferred Securities represented by one or more Global Partnership Securities.

REGISTRAR, TRANSFER AGENT AND PAYING AGENT

  The General Partner will act as registrar, transfer agent and paying agent for the Partnership Preferred Securities for so long as the Partnership Preferred Securities are held by the Property Trustee or, if the Trust is liquidated in connection with a Trust Special Event, for so long as the Partnership Preferred Securities remain in book-entry only form. In the event the Partnership Preferred Securities are distributed in connection with a Trust Special Event and the book-entry system for the Partnership Preferred Securities is discontinued, it is anticipated that The Bank of New York or one of its affiliates will act as registrar, transfer agent and paying agent for the Partnership Preferred Securities.

  Registration of transfers of Partnership Preferred Securities will be effected without charge by or on behalf of the Partnership, but upon payment (with the giving of such indemnity as the Partnership or the General Partner may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

  The Partnership will not be required to register or cause to be registered the transfer of Partnership Preferred Securities after such Partnership Preferred Securities have been called for redemption.

GOVERNING LAW

  The Agreement of Limited Partnership and the Partnership Preferred Securities will be governed by, and construed in accordance with, the internal laws of the State of Delaware.

MISCELLANEOUS

  The General Partner is authorized and directed to conduct its affairs and to operate the Partnership in such a way that (i) the Partnership will not be deemed to be an "investment company" required to be registered under the 1940 Act, (ii) the Affiliate Investment Instruments that are debt instruments will be treated as indebtedness of the issuer of such debt instruments for United States federal income tax purposes and (iii) the Partnership will not be treated as an association or a publicly traded partnership (within the meaning of Section 7704 of the Code) taxable as a corporation for federal income tax purposes. In this connection, the General Partner is authorized to take any action, not inconsistent with applicable law, the certificate of limited partnership of the Partnership or the Agreement of Limited Partnership, that the General Partner determines in its discretion to be necessary or desirable for such purposes as long as such action does not materially adversely affect the interests of the holders of the Partnership Preferred Securities.

  Holders of the Partnership Preferred Securities have no preemptive or similar rights.

             SUPPLEMENTAL DESCRIPTION OF THE PARTNERSHIP GUARANTEE

  Set forth below is a summary of certain information concerning the Partnership Guarantee that will be executed and delivered by the Company for the benefit of the holders from time to time of Partnership Preferred Securities. The summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Partnership Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus form a part. The Partnership Guarantee incorporates by reference the terms of, and will be qualified as an indenture under, the Trust Indenture Act. The Bank of New York, as trustee (the "Partnership Guarantee Trustee") will hold the Partnership Guarantee for the benefit of the holders of the Partnership Preferred Securities and will act as indenture trustee for the purpose of compliance with the Trust Indenture Act.

GENERAL

  Pursuant to the Partnership Guarantee, the Company will irrevocably agree, on a subordinated basis to the extent set forth therein, to pay in full to the holders of the Partnership Preferred Securities (without duplication of amounts theretofore paid by the Partnership), as and when due, regardless of any defense, right of set-off or counterclaim that the Partnership may have or assert, the following payments (the "Partnership Guarantee Payments"): (i) any accumulated and unpaid distributions that have theretofore been declared by the General Partner on the Partnership Preferred Securities out of funds legally available therefor, (ii) the Redemption Price with respect to any Partnership Preferred Securities called for redemption by the Partnership out of funds legally available therefor, and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Partnership, the lesser of
(a) the aggregate of the liquidation preference and all accumulated and unpaid distributions on the Partnership Preferred Securities to the date of payment and (b) the amount of assets of the Partnership remaining available for distribution to holders of Partnership Preferred Securities in liquidation of the Partnership after satisfaction of all liabilities of the Partnership. Pursuant to the Partnership Guarantee, the Company, to the extent not paid by the General Partner, will fully and irrevocably agree to pay in full the obligations of the General Partner under the Agreement of Limited Partnership, including but not limited to the obligations to pay the fees and expenses of the Partnership (including any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes or taxes or charges imposed by reason of the transfer of the Partnership Preferred Securities) imposed by the United States or any other domestic taxing authority upon the Partnership) and to be responsible for all debts and obligations of the Partnership (other than with respect to the Partnership Preferred Securities). The Company's obligation to make a Partnership Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Partnership Preferred Securities or by causing the Partnership to pay such amounts to such holders.

  The Partnership Guarantee will be a guarantee on a subordinated basis with respect to the Partnership Preferred Securities from the time of issuance of such Partnership Preferred Securities but will not apply to any payment of distributions or Redemption Price, or to payments upon the dissolution, winding-up or termination of the Partnership, except to the extent the Partnership shall have funds legally available therefor. If Investment Affiliates (including, where applicable, the Company, as issuer of the Company Debentures and as guarantor) fail to make any payment in respect of the Affiliate Investment Instruments in which the Partnership invests (or, if applicable, payments in respect of an Investment Guarantee), the General Partner may not declare or pay dividends on the Partnership Preferred Securities. In such event, holders of the Partnership Preferred Securities would not be able to rely upon the Partnership Guarantee for payment of such amounts. Instead, holders of the Partnership Preferred Securities will have the remedies described under "Supplemental Description of the Partnership Preferred Securities--Partnership Enforcement Events," including the right to direct the Partnership Guarantee Trustee or the Special Representative, as the case may be, to enforce the covenant restricting payment of dividends and certain other distributions by the Company. See "--Certain Covenants of the Company."

  The Partnership Guarantee, when taken together with the Trust Guarantee, the Investment Guarantees, the Company Debentures and the Company's obligations to pay all fees and expenses of the Trust, constitute a guarantee to the extent described herein by the Company of the distribution, redemption and liquidation amounts payable to the holders of the Trust Preferred Securities and the Partnership Preferred Securities. The Guarantees do not apply, however, to current distributions by the Partnership unless and until such distributions are declared by the General Partner out of funds legally available for payment or to liquidating distributions unless there are assets available for payment in the Partnership, each as more fully described under "Risk Factors-- Insufficient Income or Assets Available to Partnership."

CERTAIN COVENANTS OF THE COMPANY

  The Company will covenant in the Partnership Guarantee that so long as any Partnership Preferred Securities are outstanding if, (a) for any distribution period, full distributions on a cumulative basis on any Partnership Preferred Securities have not been paid or declared and set apart for payment, (b) an Investment Event of Default by any Investment Affiliate in respect of any Affiliate Investment Instrument has occurred and is continuing and the Company is in default of its obligations with respect thereto under an applicable Investment Guarantee or (c) the Company is in default of its obligations under the Trust Guarantee or the Partnership Guarantee, then, during such period, (i) the Company shall not declare or pay dividends on, make distributions or liquidation payments with respect to, or redeem, purchase or acquire, any of its capital stock (except for dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, its common stock and exchanges or conversions of common stock of one class for common stock of another class and other exceptions set forth in the accompanying Prospectus), (ii) the Company shall not make any payment or cause any payment to be made that would result in, and shall take such action as shall be necessary to prevent, the payment of dividends on, any distribution or liquidation payment with respect to, or any redemption, purchase or other acquisition of, any Comparable Equity Interest, and (iii) the Company shall not make any guarantee payments with respect to the foregoing other than pursuant to the Partnership Guarantee or any other guarantee by the Company with respect to any Comparable Equity Interest.

EVENTS OF DEFAULT; ENFORCEMENT OF PARTNERSHIP GUARANTEE

  An event of default under the Partnership Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder.

  The holders of a majority in liquidation preference of the Partnership Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Partnership Guarantee Trustee or the Special Representative in respect of the Partnership Guarantee or to direct the exercise of any trust or power conferred under the Partnership Guarantee. If the Partnership Guarantee Trustee or the Special Representative fails to enforce its rights under the Partnership Guarantee, after a holder of record of Partnership Preferred Securities has made a written request, such holder of Partnership Preferred Securities may institute a legal proceeding directly against the Company to enforce the rights under the Partnership Guarantee without first instituting a legal proceeding against the Partnership, the General Partner, the Partnership Guarantee Trustee, the Special Representative or any other person or entity. Notwithstanding the foregoing, if the Company has failed to make a guarantee payment under the Partnership Guarantee, a holder of Partnership Preferred Securities may directly institute a proceeding against the Company for enforcement of the Partnership Guarantee for such payment.

STATUS OF THE PARTNERSHIP GUARANTEE; SUBORDINATION

  The Partnership Guarantee will constitute an unsecured obligation of the Company and will rank subordinate and junior to all other existing liabilities of the Company and will rank pari passu with the most senior preferred stock (if any) issued from time to time by the Company with the Trust Guarantee and the Investment Guarantees and with any guarantee hereafter entered into by the Company in respect of any preferred security of the Company or any affiliate of the Company. Accordingly, the rights of the holders of Partnership Preferred Securities to receive payments under the Partnership Guarantee will be subject to the rights of the holders of any obligations of the Company that are senior in priority to the obligations under the Partnership Guarantee. Furthermore, the holders of the obligations of the Company that are senior to the obligations under the Partnership Guarantee (including, but not limited to, obligations constituting senior indebtedness of the Company) will be entitled to the same rights upon payment default or dissolution, liquidation and reorganization in respect of the Partnership Guarantee that inure to the holders of senior indebtedness of the Company as against the holders of the Company Debentures. In addition, the Partnership Guarantee will be effectively subordinated to all future indebtedness and liabilities of the Company's subsidiaries. See "Risk Factors--Ranking of Subordinate Obligations Under the Guarantees and the Company Debentures." The Agreement of Limited Partnership provides that each holder of Partnership Preferred Securities by acceptance thereof agrees to the subordination provisions and other terms of the Partnership Guarantee.

  The Partnership Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may directly institute a legal proceeding against the Company to enforce its rights under the Partnership Guarantee without instituting a legal proceeding against any other person or entity).

  The Partnership Guarantee will be deposited with the Partnership Guarantee Trustee to be held for the benefit of the holders of the Partnership Preferred Securities. In the event of the appointment of a Special Representative to, among other things, enforce the Partnership Guarantee, the Special Representative may take possession of the Partnership Guarantee for such purpose. If no Special Representative has been appointed to enforce the Partnership Guarantee, the Partnership Guarantee Trustee has the right to enforce the Partnership Guarantee on behalf of the holders of the Partnership Preferred Securities.

AMENDMENTS AND ASSIGNMENT

  Except with respect to any changes that do not materially adversely affect the rights of holders of Partnership Preferred Securities (in which case no consent will be required), the Partnership Guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation preference of the outstanding Partnership Preferred Securities, provided that for so long as the Property Trustee is the holder of the Partnership Preferred Securities, such amendment will not be effective without the prior written approval of a majority in liquidation amount of the Trust Preferred Securities. All guarantees and agreements contained in the Partnership Guarantee will bind the successors, assigns, receivers, trustees and representatives of the Company and will inure to the benefit of the holders of the Partnership Preferred Securities then outstanding. Except in connection with any permitted merger or consolidation of the Company with or into another entity or any permitted sale, transfer or lease of the Company's assets to another entity as described above under "Supplemental Description of the Partnership Preferred Securities--Merger, Consolidation or Amalgamation of the Partnership," the Company may not assign its rights or delegate its obligations under the Partnership Guarantee without the prior approval of the holders of at least a majority of the aggregate stated liquidation preference of the Partnership Preferred Securities then outstanding.

TERMINATION OF THE PARTNERSHIP GUARANTEE

  The Partnership Guarantee will terminate and be of no further force and effect as to the Partnership Preferred Securities upon (i) full payment of the redemption price of all Partnership Preferred Securities or (ii) payment of the amounts payable in accordance with the Agreement of Limited Partnership upon liquidation of the Partnership. The Partnership Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Partnership Preferred Securities must in accordance with the Partnership Act restore payment of any sums paid under the Partnership Preferred Securities or the Partnership Guarantee. The Partnership Act provides that a limited partner of a limited partnership who wrongfully receives a distribution may be liable to the limited partnership for the amount of such distribution.

GOVERNING LAW

  The Partnership Guarantee will be governed by, and construed in accordance with, the internal laws of the State of New York.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

  The following is a summary of certain United States federal income tax considerations that may be relevant to the purchase, ownership and disposition of Trust Preferred Securities and represents the opinion of Goodsill Anderson Quinn & Stifel, counsel to the Company, the Trust and the Partnership ("Tax Counsel"), insofar as it relates to matters of law and legal conclusions. Unless otherwise stated, this summary deals only with Trust Preferred Securities held as capital assets by United States Persons (defined below) who purchase the Trust Preferred Securities upon original issuance. As used herein, a "United States Person" means a person that is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust which is not treated as a foreign estate or foreign trust for United States federal tax purposes. The tax treatment of a holder may vary depending on its particular situation. This summary does not address all the tax consequences that may be relevant to holders who may be subject to special tax treatment, such as banks, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, or foreign investors. This summary does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the Trust Preferred Securities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis.

  The Trust Preferred Securities are not being marketed to persons that are not United States Persons ("non-United States Persons") and, consequently, the following discussion does not discuss the tax consequences that might be relevant to non-United States Persons. Moreover, in order to protect the Trust and the Partnership from potential adverse consequences, non-United States Persons may be subject to withholding on distributions on the Trust Preferred Securities held by such non-United States Persons at a rate of 30%. In determining a holder's status, the United States entity otherwise required to withhold taxes may rely on an IRS form W-8, an IRS form W-9, or a holder's certification of its non-foreign status signed under penalty of perjury. NON-UNITED STATES PERSONS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF TRUST PREFERRED SECURITIES.

  Tax Counsel has advised that there is no authority directly on point dealing with securities such as the Trust Preferred Securities or transactions of the type described herein and that the opinions of Tax Counsel are not binding on the Internal Revenue Service ("IRS") or the courts, either of which could take a contrary position. No rulings have been or will be sought from the IRS. Accordingly, there can be no assurance that the IRS will not challenge the opinions expressed herein or that a court would not sustain such a challenge. Nevertheless, Tax Counsel has advised that it is of the view that, if challenged, the opinions expressed herein would be sustained by a court with jurisdiction in a properly presented case.

  HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE

TRUST PREFERRED SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN, AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS. FOR A DISCUSSION OF THE POSSIBLE REDEMPTION OF THE TRUST PREFERRED SECURITIES OR REDEMPTION OF THE PARTNERSHIP PREFERRED SECURITIES UPON THE OCCURRENCE OF CERTAIN TAX EVENTS, SEE "SUPPLEMENTAL DESCRIPTION OF THE TRUST PREFERRED SECURITIES--TRUST SPECIAL EVENT REDEMPTION OR DISTRIBUTION" AND "SUPPLEMENTAL DESCRIPTION OF THE PARTNERSHIP PREFERRED SECURITIES--PARTNERSHIP SPECIAL EVENT REDEMPTION," RESPECTIVELY.

CLASSIFICATION OF THE TRUST

  Tax Counsel is of the opinion that, under current law, and based on certain representations, facts and assumptions set forth in such opinion, the Trust will not be classified for United States federal income tax purposes as an association or a publicly traded partnership taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of Trust Preferred Securities will be required to include in its gross income its distributive share of income attributable to the Partnership, which generally will be equal to such holder's allocable share of amounts accrued on the Partnership Preferred Securities. Unless the Partnership invests in the equity securities of certain Investment Affiliates (for example, after repayment of the Debentures), no amount included in income with respect to the Trust Preferred Securities will be eligible for the corporate dividends-received deduction.

CLASSIFICATION OF THE PARTNERSHIP

  Tax Counsel is of the opinion that, under current law, and based on certain representations, facts and assumptions set forth in such opinion, the Partnership will be classified for United States federal income tax purposes as a partnership and not as an association or a publicly traded partnership taxable as a corporation.

  Tax Counsel's opinion is based on certain factual assumptions relating to the organization and operation of the Partnership and is conditioned upon certain representations made by the General Partner and the Partnership as to factual matters, such as the organization and operation of the Partnership and the type and frequency of investments made by the Partnership.

  The General Partner has represented that it intends to operate the Partnership in a manner such that it will continue to constitute a partnership for all future taxable years in which any Partnership Preferred Securities remain outstanding. In particular, pursuant to the Agreement of Limited Partnership, the General Partner is prohibited from taking any action that would cause the Partnership to constitute a "publicly traded partnership" taxable as a corporation under Section 7704(a) of the Code. Accordingly, it is expected that the Partnership will continue to qualify as a partnership, and therefore will not constitute a publicly traded partnership taxable as a corporation, for all taxable years in which the Partnership Preferred Securities remain outstanding. If, however, the Partnership were to constitute a publicly traded partnership taxable as a corporation with respect to a future taxable year, the Partnership's net income would be subject to United States federal income tax at the applicable corporate rates.

CLASSIFICATION OF THE DEBENTURES

  The Partnership, the Company, the relevant Investment Affiliates and the holders of the Trust Securities (by acceptance of a beneficial interest in a Trust Security) will agree to treat the Debentures as indebtedness of the relevant issuer for all United States federal income tax purposes. Tax Counsel will issue its opinion that, under current law, and based on certain representations, facts and assumptions set forth in such opinion, the Debentures will be classified as indebtedness of the relevant issuer for United States federal income tax purposes.

INCOME AND DEDUCTIONS

  A holder's distributive share of income attributable to the Partnership generally will be substantially equal to the amount of the cash distributions that accumulate with respect to the Trust Preferred Securities. Accordingly, if quarterly distributions on the Trust Preferred Securities are paid currently, the amount of income recognized by a holder during a taxable year generally will be substantially equal to the cash distributions received by the holder with respect to its Trust Preferred Securities.

  The nature and timing of the income that is allocated to holders of Trust Preferred Securities will, however, depend on the United States federal income tax characterization of the investments held by the Partnership during the period in question. Because the Partnership will be an accrual basis taxpayer for United States federal income tax purposes, income will accrue on the Trust Preferred Securities and will be allocated to holders of Trust Preferred Securities on a daily accrual basis, generally at a rate that is expected to be equal to (and that will not be greater than) the distribution rate on the Trust Preferred Securities, regardless of the holders' method of accounting. Actual cash distributions on the Trust Preferred Securities will not, however, be separately reported as taxable income to the holders at the time they are received.

  If, however, distributions on the Partnership Preferred Securities are not made currently, the corresponding distributions on the Trust Preferred Securities will not be made currently. Because the Partnership is an accrual basis taxpayer it can be expected that during a period in which interest payments on the Debentures or distributions on the Partnership Preferred Securities are deferred (for whatever reason), holders will generally recognize income in advance of their receipt of any cash distributions with respect to their Trust Preferred Securities. The amount of income that will be allocated to holders of Trust Preferred Securities during any such deferral period will equal their pro rata share of the amount accruing on the Partnership Preferred Securities during such deferral period.

  The Partnership does not presently intend to make an election under Section 754 of the Code. Accordingly, a subsequent purchaser of Trust Preferred Securities will not be permitted to adjust the tax basis in his allocable share of the Partnership's assets so as to reflect any difference between such purchaser's purchase price for the Trust Preferred Securities and such purchaser's share of the Partnership's underlying tax basis in its assets. As a result, a holder of Trust Preferred Securities may be required to report a larger or smaller amount of income from holding the Trust Preferred Securities than would otherwise be appropriate based upon the holder's purchase price for the Trust Preferred Securities.

RECEIPT OF PARTNERSHIP PREFERRED SECURITIES UPON LIQUIDATION OF THE TRUST

  Under certain circumstances, as described under the caption "Supplemental Description of the Trust Preferred Securities--Trust Special Event Redemption or Distribution," Partnership Preferred Securities may be distributed to holders of Trust Preferred Securities in liquidation of the Trust. Unless the liquidation of the Trust occurs as a result of the Trust's being subject to United States federal income tax with respect to income accrued or received on the Partnership Preferred Securities, such a distribution to holders would be treated as a nontaxable event to each holder, each holder would receive an aggregate tax basis in the Partnership Preferred Securities equal to such holder's aggregate tax basis in its Trust Preferred Securities, and a holder's holding period for the Partnership Preferred Securities so received in liquidation of the Trust would include the period during which the Trust Preferred Securities were held by such holder. If, however, the liquidation of the Trust were to occur because the Trust is subject to United States federal income tax with respect to income accrued or received on the Partnership Preferred Securities, the distribution of Partnership Preferred Securities to holders by the Trust would likely be a taxable event to each holder, and a holder would recognize gain or loss measured by the difference between the holder's tax basis in the Trust Preferred Securities surrendered and the fair market value of the Partnership Preferred Securities received in exchange therefor upon the liquidation of the Trust.

REDEMPTION OF TRUST PREFERRED SECURITIES FOR CASH

  Under certain circumstances, as described under the caption "Supplemental Description of the Trust Preferred Securities--Redemption," "Supplemental Description of the Trust Preferred Securities--Trust Special Event Redemption or Distribution" and "Supplemental Description of the Partnership Preferred Securities--Partnership Special Event Redemption," the General Partner may cause the Partnership to redeem the Partnership Preferred Securities for cash, in which event the Trust would use the proceeds of such redemption to redeem the Trust Preferred Securities. Under current law, such a redemption would constitute, for United States federal income tax purposes, a taxable disposition, and a holder would recognize gain or loss as if it sold the holder's proportionate interest in the redeemed Partnership Preferred Securities for an amount of cash equal to the proceeds received upon redemption. See "--Disposition of Trust Preferred Securities."

DISPOSITION OF TRUST PREFERRED SECURITIES

  A holder that sells Trust Preferred Securities will recognize gain or loss equal to the difference between the amount realized on the sale of the Trust Preferred Securities and the holder's tax basis in such Trust Preferred Securities. Such gain or loss will be a capital gain or loss and will be a long-term capital gain or loss if the Trust Preferred Securities have been held for more than one year at the time of the sale. A holder will be required to include accrued but unpaid distributions on the Partnership Preferred Securities through the date of disposition in income as ordinary income (to the extent not previously included in income), and to add such amount to the adjusted tax basis of its Trust Preferred Securities. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

  A holder's tax basis in its Trust Preferred Securities generally will be equal to (i) the amount paid by such holder for its Trust Preferred Securities,
(ii) increased by the amount includible in income by such holder with respect to its Trust Preferred Securities, and (iii) reduced by the amount of cash or other property distributed to such holder with respect to its Trust Preferred Securities. A holder who acquires Trust Preferred Securities at different prices may be required to maintain a single aggregate adjusted tax basis in all of his Trust Preferred Securities and, upon sale or other disposition of some of such Trust Preferred Securities, to allocate a pro rata portion of such aggregate tax basis to the Trust Preferred Securities sold or disposed of (rather than maintaining a separate tax basis in each Trust Preferred Security for purposes of computing gain or loss upon a sale or other disposition of that Trust Preferred Security).

OTHER PARTNERSHIP PROVISIONS

  Section 708. Under Section 708 of the Code, the Partnership will be deemed to terminate for United States federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. If such a deemed termination were to occur, the Partnership would be considered to have distributed its assets to the partners who would then be treated as having recontributed those assets to a new partnership. If any such constructive termination occurs, the General Partner may be unable to comply with certain technical requirements that might be applicable for various reasons including the likely lack of relevant data. As a result, the Partnership may be subject to certain tax penalties and may incur additional expenses, which would be the obligation of the General Partner. Proposed Treasury regulations, should they become effective, would mitigate some of the effects of a constructive termination.

  Section 701. The Department of Treasury has promulgated regulations under
Section 701 of the Code that permit it to disregard a partnership or recast a transaction if a partnership is formed or availed of with a principal purpose to reduce substantially the present value of the partners' aggregate tax liability in a manner inconsistent with the intent of the partnership provisions of the Code. Although there is no precedent that applies to the transactions contemplated herein, in as much as The Partnership has been formed for, and will engage in, activities typical for partnerships, Tax Counsel believes that the Partnership is not of the type intended to fall within the scope of these regulations.

INFORMATION REPORTING AND BACKUP WITHHOLDING

  Income on the Trust Preferred Securities will be reported to holders on an IRS Form 1099, which should be mailed to holders of Trust Preferred Securities by January 31 following each calendar year. Payments made on and proceeds from the sale of Trust Preferred Securities may be subject to a "back-up" withholding tax of 31% unless the holder complies with certain identification requirements. Any withheld amount generally will be allowed as a credit against the holder's United States federal income tax, provided the required information is timely filed with the IRS.

PROPOSED LEGISLATION

  On March 19, 1996, as part of President Clinton's Fiscal 1997 Budget Proposal, the Treasury Department released the Proposed Legislation which would, among other things, deny the borrower an interest deduction with respect to certain types of debt instruments that are payable in stock of the issuer or a related party. The Proposed Legislation also would treat as equity for United States federal income tax purposes instruments with a maximum term of more than 20 years that are not shown as indebtedness on the consolidated balance sheet of the issuer. On March 29, 1996, Senate Finance Committee Chairman William V. Roth and House Ways and Means Committee Chairman Bill Archer issued a joint statement (the "Joint Statement") indicating their intent that certain legislative proposals initiated by the Clinton administration, including the Proposed Legislation, that may be adopted by either of the tax-writing committees of Congress, would have an effective date that is no earlier than the date of "appropriate Congressional action." In addition, subsequent to the publication of the Joint Statement, Senator Daniel Patrick Moynihan and Representatives Sam M. Gibbons and Charles B. Rangel wrote letters to the Treasury Department officials concurring with the view expressed in the Joint Statement (the "Democrat Letters"). If the principles contained in the Joint Statement and the Democrat Letters were followed and the Proposed Legislation were enacted, such legislation would not apply to the Debentures. There can be no assurances, however, that legislation enacted after the date hereof will not adversely affect the tax treatment of the Debentures, or whether such tax treatment would cause a Partnership Tax Event or a Trust Tax Event that may result in the redemption of the Partnership Preferred Securities and, consequently, the Trust Preferred Securities.

                                 UNDERWRITING

  Subject to the terms and conditions set forth in a purchase agreement (the "Purchase Agreement"), the Trust has agreed to sell to each of the Underwriters named below, and each of the Underwriters, for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman Sachs & Co., Dean Witter Reynolds Inc., A.G. Edwards & Sons, Inc., Legg Mason Wood Walker Incorporated and Robert W. Baird & Co. Incorporated is acting as representatives (the "Representatives"), has severally agreed to purchase, the number of Trust Preferred Securities set forth opposite its name below. In the Purchase Agreement, the several Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all the Trust Preferred Securities offered hereby if any of the Trust Preferred Securities are purchased. In the event of default by an Underwriter, the Purchase Agreement provides that, in certain circumstances, the purchase commitments of the nondefaulting Underwriters may be increased or the Purchase Agreement may be terminated.

                                                                    NUMBER OF
                                                                 TRUST PREFERRED
        UNDERWRITER                                                SECURITIES
        -----------                                              ---------------
   Merrill Lynch, Pierce, Fenner & Smith
               Incorporated.....................................
   Goldman, Sachs & Co. ........................................
   Dean Witter Reynolds Inc. ...................................
   A.G. Edwards & Sons, Inc. ...................................
   Legg Mason Wood Walker, Incorporated.........................
   Robert W. Baird & Co., Incorporated..........................
                                                                    ---------
     Total......................................................    4,000,000
                                                                    =========

  The Underwriters propose to offer the Trust Preferred Securities, in part, directly to the public at the initial public offering price set forth on the cover page of this Prospectus Supplement, and, in part, to certain securities
dealers at such price less a concession of $    per Trust Preferred Security.
The Underwriters may allow, and such dealers may re-allow, a concession not in
excess of $    per Trust Preferred Security to certain brokers and dealers.
After the Trust Preferred Securities are released for sale to the public, the offering price and other selling terms may from time to time be varied by the Representatives.

  In view of the fact that the proceeds of the sale of the Trust Preferred Securities will ultimately be used to purchase the Debentures of the Company and its subsidiaries, the Purchase Agreement provides that the Company will pay as compensation ("Underwriters' Compensation") to the Underwriters arranging the investment therein of such proceeds, an amount in immediately
available funds of $    per Trust Preferred Security (or $    in the
aggregate) for the accounts of the several Underwriters; provided that, such compensation for sales of 10,000 or more Trust Preferred Securities to any
single purchaser will be $    per Trust Preferred Security. Therefore, to the
extent of such sales, the actual amount of Underwriters' Compensation will be less than the aggregate amount specified in the preceding sentence.

  During a period of 30 days from the date of this Prospectus Supplement, none of the Trust, the Partnership and the Company will, without the prior written consent of the Underwriters, (i) directly or indirectly, sell, offer to sell, grant any option for sale of, or otherwise dispose of, any Trust Preferred Securities, any Partnership Preferred Securities, any preferred stock of the Company or any security convertible into or exchangeable into or exercisable for Trust Preferred Securities or Partnership Preferred Securities or any preferred stock of the Company or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any Trust Preferred Securities, Partnership Preferred Securities, any preferred stock of the Company or any security convertible into or exchangeable into or exercisable for Trust Preferred Securities or Partnership Preferred Securities or any preferred stock of the Company, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Trust Preferred Securities, Partnership Preferred Securities, any preferred stock of the Company or such other securities, in cash or otherwise.

  The Trust Preferred Securities have been approved for listing on the New York Stock Exchange, subject to official notice of issuance. Trading of the Trust Preferred Securities on the New York Stock Exchange is expected to commence within a 30-day period after the initial delivery of the Trust Preferred Securities. The Representatives have advised the Trust that the Underwriters intend to make a market in the Trust Preferred Securities prior to the commencement of trading on the New York Stock Exchange. The Underwriters will have no obligation to make a market in the Trust Preferred Securities, however, and may cease market making activities, if commenced, at any time.

  Prior to this offering there has been no public market for the Trust Preferred Securities. In order to meet one of the requirements for listing the Trust Preferred Securities on the New York Stock Exchange, the Underwriters will undertake to sell lots of 100 or more Trust Preferred Securities to a minimum of 400 beneficial holders.

  The Company, the Trust and the Partnership have agreed to indemnify the Underwriters against, or contribute to payments that the Underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act.

  The Underwriters and/or their affiliates have provided investment banking and financial advisory services to HEI and its subsidiaries in the past, for which they have received customary compensation and expense reimbursement, and may do so again in the future.

                              ERISA CONSIDERATIONS

  HEI, the obligor with respect to the Company Debentures held by the Trust, and its affiliates and the Property Trustee may be considered a "party in interest" (within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or a "disqualified person" (within the meaning of
Section 4975 of the Code) with respect to many employee benefit plans (each a "Plan") that are subject to ERISA. The purchase and/or holding of Trust Preferred Securities by a Plan that is subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of Section 4975 of the Code (including individual retirement arrangements and other plans described in Section 4975(e)(1) of the Code) and with respect to which HEI, the Property Trustee or any affiliate is a service provider (or otherwise is a party in interest or a disqualified person) may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such Trust Preferred Securities are acquired pursuant to and in accordance with an applicable exemption, such as Prohibited Transaction Class Exemption ("PTCE") 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds), PTCE 90-1 (an exemption for certain transactions involving insurance companies pooled separate accounts) or PTCE 95-60 (an exemption for transactions involving certain insurance company general accounts).

  Any purchaser proposing to acquire Trust Preferred Securities with assets of any Plan should consult with its ERISA counsel.

                        INDEX OF SELECTED DEFINED TERMS

1940 Act.............................................................       S-28
Affiliate Investment Instruments.....................................       S-22
Agreement of Limited Partnership.....................................       S-21
ASB..................................................................       S-17
Beneficial Owner.....................................................       S-33
Business Day.........................................................       S-25
Change in 1940 Act Law...............................................       S-28
Code.................................................................       S-53
Commission...........................................................       S-33
Company..............................................................        S-1
Company Debentures...................................................        S-2
Comparable Equity Interest...........................................       S-37
Debentures...........................................................        S-2
Debt Trustee.........................................................       S-21
Delaware Trustee.....................................................       S-21
Democrat Letters..................................................... S-14; S-57
Depository...........................................................       S-33
DTC..................................................................        S-1
Eligible Debt Securities.............................................  S-2; S-42
Eligible Institution.................................................       S-42
ERISA................................................................       S-59
Exchange Act.........................................................       S-17
FDIC.................................................................       S-18
General Partner......................................................        S-2
Global Certificates..................................................       S-33
Global Partnership Security..........................................       S-49
Guarantees...........................................................        S-2
HECO.................................................................       S-17
HEI..................................................................  S-1; S-17
HEIDI................................................................       S-17
HEIIC................................................................       S-17
HEIPC................................................................       S-17
HELCO................................................................       S-17
HTB..................................................................       S-17
Hycap................................................................        S-2
Independent Financial Advisor........................................       S-43
Indirect Participants................................................       S-33
Initial Partnership Proceeds.........................................       S-41
Investment Affiliate.................................................       S-41
Investment Events of Default.........................................       S-42
Investment Guarantees................................................        S-2
IRS..................................................................       S-53
Joint Statement...................................................... S-14; S-57
MECO.................................................................       S-17
MPC..................................................................       S-17
New York Stock Exchange..............................................        S-1
non-United States Persons............................................       S-53
Participants.........................................................       S-33
Partnership..........................................................        S-2
Partnership Act......................................................       S-22

Partnership Enforcement Event.........................................      S-40
Partnership Guarantee.................................................       S-2
Partnership Guarantee Payments........................................      S-50
Partnership Guarantee Trustee.........................................      S-50
Partnership Investment Company Event..................................      S-45
Partnership Liquidation Distribution..................................      S-46
Partnership Preferred Securities......................................       S-2
Partnership Special Event.............................................      S-45
Partnership Successor Securities......................................      S-48
Partnership Tax Event.................................................      S-45
Property Account......................................................      S-22
Property Trustee......................................................      S-21
Proposed Legislation..................................................      S-14
PUC Order.............................................................      S-18
Purchase Agreement....................................................      S-58
Redemption Price......................................................       S-4
Registration Statement................................................      S-21
Regular Trustees......................................................      S-21
Representatives.......................................................      S-58
SAIF..................................................................      S-18
Securities Act........................................................      S-13
Special Event.........................................................      S-14
Special Representative................................................      S-40
Subsidiary Debentures.................................................       S-2
Successor Securities..................................................      S-31
Tax Action............................................................      S-28
Tax Counsel...........................................................      S-53
TOPrSSM...............................................................       S-1
Trust.................................................................       S-1
Trust Act.............................................................      S-21
Trust Agreement.......................................................      S-21
Trust Common Securities...............................................       S-1
Trust Dissolution Tax Opinion.........................................      S-27
Trust Enforcement Event...............................................      S-25
Trust Guarantee.......................................................       S-2
Trust Guarantee Payments..............................................      S-36
Trust Guarantee Trustee...............................................      S-21
Trust Indenture Act...................................................      S-21
Trust Investment Company Event........................................      S-28
Trust Liquidation.....................................................      S-29
Trust Liquidation Distribution........................................      S-29
Trust Preferred Securities............................................       S-1
Trust Redemption Tax Opinion..........................................      S-27
Trust Securities......................................................       S-1
Trust Special Event...................................................      S-27
Trust Tax Event.......................................................      S-27
Trustees..............................................................      S-21
Underwriters' Compensation............................................ S-1; S-58
United States Person..................................................      S-53
YB....................................................................      S-17

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+                                                                              +
+INFORMATION CONTAINED IN THIS PROSPECTUS IS SUBJECT TO COMPLETION OR          +
+AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN + +FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT + +BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION + +STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO + +SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF + +THESE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR +
+SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE       +
+SECURITIES LAWS OF ANY SUCH JURISDICTION.                                     +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

               SUBJECT TO COMPLETION, DATED JANUARY 24, 1997

PROSPECTUS
----------
                       HAWAIIAN ELECTRIC INDUSTRIES, INC.
                             SENIOR DEBT SECURITIES
                      SENIOR SUBORDINATED DEBT SECURITIES
                      JUNIOR SUBORDINATED DEBT SECURITIES
                                PREFERRED STOCK
                                  COMMON STOCK


                                  -----------

                  HAWAIIAN ELECTRIC INDUSTRIES CAPITAL TRUST I
                 HAWAIIAN ELECTRIC INDUSTRIES CAPITAL TRUST II
                 HAWAIIAN ELECTRIC INDUSTRIES CAPITAL TRUST III
                           TRUST PREFERRED SECURITIES
                  GUARANTEED TO THE EXTENT SET FORTH HEREIN BY
                       HAWAIIAN ELECTRIC INDUSTRIES, INC.

  Hawaiian Electric Industries, Inc. ("HEI" or the "Company"), a Hawaii corporation, may from time to time offer (i) its unsecured senior debt securities ("Senior Debt Securities"), unsecured senior subordinated debt securities ("Senior Subordinated Debt Securities") or unsecured junior subordinated debt securities ("Junior Subordinated Debt Securities"), consisting of debentures, notes or other evidences of indebtedness, each in one or more series (collectively, "Debt Securities"), (ii) shares of its preferred stock, without par value, in one or more series (the "Preferred Stock"), and
(iii) shares of its common stock, without par value (the "Common Stock"). Such securities may be offered in one or more separate classes or series, in such amounts, in such numbers of securities, at such prices and on such terms to be determined by market conditions at the time of sale and to be set forth in a supplement or supplements to this Prospectus (each, a "Prospectus Supplement"). Such securities may be sold for U.S. dollars, foreign denominated currency or currency units; amounts payable with respect to any such securities may likewise be payable in U.S. dollars, foreign denominated currency or currency units--in each case as the Company specifically designates. The Company's obligations under the Senior Subordinated Debt Securities and Junior Subordinated Debt Securities will be subordinate and junior in right of payment to Senior Debt Securities (if any) and to certain other indebtedness of HEI and its subsidiaries, as described herein and as may be described in an accompanying Prospectus Supplement.

  Each of Hawaiian Electric Industries Capital Trust I, Hawaiian Electric Industries Capital Trust II and Hawaiian Electric Industries Capital Trust III (severally, a "Trust" and, collectively, the "Trusts") is a statutory business trust created under the laws of the State of Delaware, which may offer, from time to time, preferred securities representing undivided beneficial interests in the assets of the respective Trust ("Trust Preferred Securities"). HEI will own all the common securities (the "Trust Common Securities" and, together with the Trust Preferred Securities, the "Trust Securities") representing undivided beneficial ownership interests in the assets of the Trust. The Trust exists for the sole purpose of issuing the Trust Securities and investing the proceeds as described below and engaging in activities incident thereto. The payment of periodic cash distributions ("distributions") with respect to the Trust Preferred Securities of each of the Trusts out of moneys held by each of the Trusts, and payments on liquidation, redemption or otherwise with respect to such Trust Preferred Securities, will be guaranteed by HEI to the extent described herein (each a "Trust Guarantee"). See "Description of the Trust Guarantees."
                                                        (continued on next page)

                                  -----------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
 AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                           IS A CRIMINAL OFFENSE.

                                  -----------

                The date of this Prospectus is January   , 1997

(Continued from previous page)

  The proceeds from the sale of the Trust Securities will be used by the relevant Trust to purchase either Junior Subordinated Debt Securities from HEI (the "Company Debentures") or to purchase partnership preferred securities ("Partnership Preferred Securities"), representing the limited partner interests in HEI Preferred Funding, LP, a Delaware limited partnership (the "Partnership"). All of the partner interests in the Partnership other than the limited partner interests represented by the Partnership Preferred Securities will be owned by Hycap Management, Inc. ("Hycap"), a wholly-owned subsidiary of HEI and the sole general partner of the Partnership (the "General Partner"). If the relevant Trust uses the proceeds from the sale of Trust Preferred Securities to purchase Partnership Preferred Securities, substantially all of the proceeds from the sale of the Partnership Preferred Securities and the capital contribution from the General Partner will be used by the Partnership to purchase Company Debentures and debt securities of certain of HEI's subsidiaries ("Subsidiary Debentures"). The payment of distributions by the Partnership (if, as and when declared by the General Partner) and payments on liquidation of the Partnership or the redemption of Partnership Preferred Securities and the performance of the payment and certain other obligations of the General Partner, will be guaranteed by HEI (the "Partnership Guarantee"). See "Description of the Partnership Guarantee." In addition, payments in respect of the Subsidiary Debentures may also be fully and unconditionally guaranteed, on a subordinated basis, by HEI (the "Investment Guarantees") for the benefit of the holders of the Partnership Preferred Securities.

  The Trust Guarantees, the Partnership Guarantee and the Investment Guarantees (collectively, the "Guarantees") will be subordinate and junior in right of payment to all other liabilities of HEI and rank pari passu with the most senior preferred stock (if any) issued from time to time by HEI, with each other and with any guarantee hereafter entered into by HEI in respect of any preferred security of any affiliate of HEI.

  The Company Debentures in one or more series may be issued and sold from time to time to a Trust in connection with the investment of the proceeds from the offering of Trust Securities of such Trust. The Company Debentures purchased by a Trust may subsequently be distributed pro rata to holders of Trust Securities in connection with the dissolution of such Trust upon the occurrence of certain events to be described in an accompanying Prospectus Supplement.

  Specific terms of the particular Senior Debt Securities, Senior Subordinated Debt Securities, Junior Subordinated Debt Securities, Trust Preferred Securities, Partnership Preferred Securities, Guarantees, Preferred Stock and Common Stock, in respect of which this Prospectus is being delivered (the "Offered Securities"), will be set forth in an accompanying Prospectus Supplement or Supplements, which will describe the terms of the offering of the Offered Securities, the initial price thereof and the net proceeds from the sale thereof. The Prospectus Supplement will set forth with regard to the particular Offered Securities, certain terms thereof, including, where applicable, (i) in the case of Senior Debt Securities, Senior Subordinated Debt Securities and Junior Subordinated Debt Securities, the ranking as senior, senior subordinated or junior subordinated Debt Securities, the specific designation, aggregate principal amount, purchase price, denomination, currency or currency unit for which the Debt Securities may be purchased, currency or currency unit in which the principal of and any interest on the Debt Securities is payable, maturity, the right of HEI, if any, to extend or shorten the maturity after issuance, any premium that may be payable, any exchange, conversion or redemption provisions, the interest rate (which may be fixed or variable), if any, the time and method of calculating interest payments, if any, dates on which premium, if any, and interest, if any, will be payable, the right of HEI, if any, to defer payment of interest on the Debt Securities and the maximum length of such deferral period, the initial public offering price, subordination terms, and any listing on a securities exchange and other specific terms of the offering; (ii) in the case of Preferred Stock, the specific designation of the offering, number of shares, purchase price and the rights, preferences and privileges thereof and any qualifications or restrictions thereon (including dividends, liquidation value, voting rights, terms for the redemption, conversion or exchange thereof and any other specific terms of the Preferred Stock), and any listing on a securities exchange and whether the Company has elected to offer the Preferred Stock in the form of depositary shares; (iii) in the case of Common Stock, the number of shares offered, the initial offering price, the market price and dividend information; and (iv) in the case of Trust Preferred Securities of a Trust, the designation, number of securities, liquidation preference per security, initial public offering price, any listing on a securities exchange, distribution rate (or method of calculation thereof), dates on which distributions shall be payable and dates from which distributions shall accrue, any voting rights, terms for any conversion or exchange into other securities, any redemption, exchange or sinking fund provisions, any other rights, preferences, privileges, limitations or restrictions relating to the Trust Preferred Securities and the terms upon which the proceeds of the sale of the Trust Preferred Securities shall be used to purchase Company Debentures or Partnership Preferred Securities.

  The Offered Securities may be offered in one or more series and in amounts, at prices and on terms to be determined at the time of offering; provided, however, that the aggregate initial public offering price to the public of the Offered Securities will be limited to $300,000,000. The Prospectus Supplement relating to any Offered Securities will contain information concerning certain United States federal income tax considerations, if applicable to the Offered Securities.

                               ----------------

  HEI and/or each of the Hawaiian Electric Industries Capital Trusts may sell the Offered Securities directly, through agents designated from time to time, or through underwriters or dealers. See "Plan of Distribution" below. If any agents of HEI and/or any Hawaiian Electric Industries Capital Trust or any underwriters or dealers are involved in the sale of the Offered Securities, the names of such agents, underwriters or dealers and any applicable commissions and discounts will be set forth in any related Prospectus Supplement.

  This Prospectus may not be used to consummate sales of securities unless accompanied by a Prospectus Supplement.

                             AVAILABLE INFORMATION

  This Prospectus constitutes a part of a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") filed by HEI, the Partnership and the Trusts with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Offered Securities. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, although it does include a summary of certain terms of the Debt Securities and the indentures pursuant to which such Debt Securities will be issued; the Trust Securities and the Trust Agreements creating the Trusts; the Partnership and the Agreement of Limited Partnership pursuant to which the Partnership is created; the Partnership Preferred Securities; and the Guarantees. Reference is made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company, the Trusts, the Partnership and the Offered Securities. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission or incorporated by reference herein are not necessarily complete, and, in each instance, reference is made to the copy of such document so filed for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.

  HEI is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Commission. Reports, proxy statements and other information concerning HEI can be inspected and copied at prescribed rates at the Commission's Public Reference Room, Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, as well as the following Regional Offices of the Commission: 7 World Trade Center, 13th Floor, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may be obtained by mail from the Commission's Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. If available, such reports and other information may also be accessed through the Commission's electronic data gathering, analysis and retrieval system ("EDGAR") via electronic means, including the Commission's Web site on the Internet (http://www.sec.gov). Such reports, proxy statements and other information may also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, and the Pacific Stock Exchange, 301 Pine Street, San Francisco, California 94104, on which exchanges HEI's common stock is listed.

  No separate financial statements of any of the Trusts or the Partnership have been included herein. HEI does not believe that such financial statements would be material to holders of the Trust Preferred Securities because (i) all of the voting securities of each of the Trusts will be owned by, and the sole General Partner of the Partnership will be a wholly-owned subsidiary of, HEI, a reporting company under the Exchange Act, (ii) none of the Trusts nor the Partnership has independent operations but exists for the sole purpose of issuing securities representing undivided beneficial interests in the assets of such Trust and the Partnership, respectively, and investing the proceeds thereof in Company Debentures and, in the case of the Partnership, also in the Subsidiary Debentures and other qualified investments, and (iii) HEI's obligations described herein and in any accompanying Prospectus Supplement to provide certain indemnities in respect of, and be responsible for, certain costs, expenses, debts and liabilities of each of the Trusts under any indenture and any supplemental indenture thereto and pursuant to the trust agreements for each Trust, the Trust Guarantee issued with respect to Trust Preferred Securities issued by that Trust, the Company Debentures purchased by that Trust and the related indenture, or, in the case of the Partnership, the Partnership Preferred Securities purchased by such Trust, the Company Debentures and Subsidiary Debentures purchased by the Partnership and the Guarantees, in either case taken together, effectively constitute a full and unconditional guarantee, on a subordinated basis, of payments due on the Trust Preferred Securities. See "Description of the Junior Subordinated Debt Securities," "Description of the Trust Guarantees," and "Description of the Investment Guarantees."

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed with the Commission (File No. 1-8503) by HEI pursuant to Section 13 of the Exchange Act are incorporated by reference in this Prospectus:

    (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1995, as amended by HEI's Annual Report on Form 10-K/A dated April 30, 1996 for the fiscal year ended December 31, 1995;

    (b) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996, and September 30, 1996; and

    (c) Current Reports on Form 8-K dated February 21, 1996, April 30, 1996 and January 3, 1997.

  All documents filed by HEI pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Offered Securities shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein or in any Prospectus Supplement (each an "Incorporated Document") shall be deemed to be modified or superseded for purposes of this Prospectus and any Prospectus Supplement to the extent that a statement contained herein or therein (or in any subsequently filed Incorporated Document) modifies or supersedes such statement. Such incorporation by reference shall not be deemed to specifically incorporate by reference the information referred to in Item 402(a)(8) of Regulation S-K. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or any Prospectus Supplement.

  Certain information contained in this Prospectus and in any Prospectus Supplement summarizes, is based upon or refers to information and financial statements contained in one or more of the Incorporated Documents; accordingly, such information contained herein or in any Prospectus Supplement is qualified in its entirety by reference to such Incorporated Documents and should be read in conjunction therewith.

   HEI WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS PROSPECTUS HAS BEEN DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS REFERRED TO ABOVE WHICH HAVE BEEN OR MAY BE INCORPORATED BY REFERENCE HEREIN (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS). REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO TREASURER, HAWAIIAN ELECTRIC INDUSTRIES, INC., P.O. BOX 730, HONOLULU, HAWAII 96808-0730,
TELEPHONE: (808) 543-7383.

                      HAWAIIAN ELECTRIC INDUSTRIES, INC.

  HEI was incorporated in 1981 under the laws of the State of Hawaii and is a holding company with subsidiaries engaged in the electric utility, savings bank, freight transportation, real estate development and other businesses, primarily in the State of Hawaii, and also engaged in the pursuit of independent power projects and energy services projects in Asia and the Pacific. HEI's predecessor, Hawaiian Electric Company, Inc. ("HECO"), was incorporated under the laws of the Kingdom of Hawaii (now the State of Hawaii) on October 13, 1891. As a result of a 1983 corporate reorganization, HECO became an HEI subsidiary, and common shareholders of HECO became common shareholders of HEI. The principal office of HEI is located at 900 Richards Street, Honolulu, Hawaii 96813 and its telephone number is (808) 543-5662.

  HECO and its subsidiaries, Maui Electric Company, Limited ("MECO") and Hawaii Electric Light Company, Inc. ("HELCO"), are regulated operating electric public utilities engaged in the production, purchase, transmission, distribution and sale of electricity on the islands of Oahu, Maui, Lanai, Molokai and Hawaii. These five islands had a combined population estimated at 1,130,000 as of July 1, 1995, or approximately 95 percent of the State's total population, and a service area of approximately 5,766 square miles. HECO and its subsidiaries provide the only electric public utility service on these islands.

  HEI also owns directly or indirectly the following operating subsidiaries which comprise its diversified companies: HEI Diversified, Inc. ("HEIDI") and its subsidiary, American Savings Bank, F.S.B. ("ASB") and its subsidiaries; Hawaiian Tug & Barge Corp. ("HTB") and its subsidiary, Young Brothers, Limited ("YB"); Malama Pacific Corp. ("MPC") and its subsidiaries; HEI Power Corp. ("HEIPC") and its subsidiaries; and HEI Investment Corp. ("HEIIC").

  ASB, acquired in 1988, is the fourth largest financial institution in Hawaii based on total assets and the third largest financial institution in Hawaii based on deposits, in each case as of June 30, 1996, and has 48 retail branches. HTB was acquired in 1986 and provides ship assist and charter towing services and owns YB, a regulated intrastate public carrier of waterborne freight among the Hawaiian Islands. MPC was formed in 1985 and directly or through subsidiaries develops and invests in real estate. HEIIC was formed in 1984 and is a passive investment company which primarily holds investments in leveraged leases and currently plans no new investments. HEIPC was formed in March 1995 to pursue, directly or through its subsidiaries or affiliates, independent power projects and energy services projects in Asia and the Pacific.

  HEI is a legal entity separate and distinct from its various subsidiaries. As a holding company with no significant operations of its own, the principal sources of its funds are dividends or other distributions from its operating subsidiaries, borrowings and sales of equity. The ability of certain of HEI's direct and indirect subsidiaries to pay dividends or make other distributions to HEI, or to make loans or extend credit to or purchase assets from HEI, is subject to contractual, statutory and regulatory restrictions, including without limitation the provisions of an agreement with the Hawaii Public Utilities Commission (pertaining to the electric public utility subsidiaries) and the capital requirements imposed on ASB by the Office of Thrift Supervision, as well as restrictions and limitations set forth in debt instruments, preferred stock resolutions and guarantees.

  THE INFORMATION IN THIS PROSPECTUS CONCERNING HEI AND ITS SUBSIDIARIES DOES NOT PURPORT TO BE COMPREHENSIVE. ADDITIONAL INFORMATION CONCERNING THE BUSINESSES AND AFFAIRS OF HEI AND ITS SUBSIDIARIES, INCLUDING WITHOUT LIMITATION PENDING LEGAL AND REGULATORY PROCEEDINGS, DESCRIPTIONS OF REGULATIONS TO WHICH THESE COMPANIES ARE SUBJECT AND THEIR CAPITAL REQUIREMENTS AND RESOURCES, IS CONTAINED IN THE INCORPORATED DOCUMENTS. SEE "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

                THE HAWAIIAN ELECTRIC INDUSTRIES CAPITAL TRUSTS

  Each of the Trusts is a statutory business trust created under Delaware law pursuant to (a) a separate trust agreement (each, a "Trust Agreement") executed by HEI, as sponsor for such trust (the "Sponsor"), and the Trustees (as defined herein) for such trust and (b) the filing of a certificate of trust with the Delaware Secretary of State. Each Trust exists for the exclusive purposes of (i) issuing the Trust Securities, (ii) investing the gross proceeds of the Trust Securities in Company Debentures or in Partnership Preferred Securities, and (iii) engaging in only those other activities necessary or incidental thereto. All of the Trust Common Securities will be owned by HEI. The Trust Common Securities of each Trust will rank pari passu, and payments will be made thereon pro rata, with the Trust Preferred Securities of such Trust except that upon an event of default under the Trust Agreement with respect thereto, the rights of the holders of the Trust Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Trust Preferred Securities. HEI will acquire Trust Common Securities of each Trust in an aggregate liquidation preference amount equal to not less than 3 percent of the total capital of each Trust.

  Each Trust Agreement may be modified and amended if approved by the Regular Trustees (and in certain circumstances the Property Trustee) (as defined herein), provided that, if any proposed amendment provides for, or the Regular Trustees otherwise propose to effect, (i) any action that would materially adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to such Trust Agreement or otherwise or (ii) the dissolution, winding-up or termination of the related Trust other than pursuant to the terms of such Trust Agreement, then the holders of record of the Trust Securities voting together as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of at least a majority in liquidation amount of the Trust Securities affected thereby; provided, that, if any amendment or proposal referred to in clause (i) above would materially adversely affect only the Trust Preferred Securities or the Trust Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a majority in liquidation amount of such class of Trust Securities.

  Each Trust shall be subject to termination as provided in the applicable Trust Agreement. Each Trust's business and affairs will be conducted by the trustees (the "Trustees") appointed by HEI, as the holder of record of all the Trust Common Securities. The holder of record of the Trust Common Securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the Trustees of a Trust. The duties and obligations of the Trustees shall be governed by the Trust Agreement of their respective Trust. One or more of the Trustees for each Trust will be persons who are employees or officers of or affiliated with HEI (the "Regular Trustees"). One Trustee of each Trust will be a financial institution which will be unaffiliated with HEI and which shall act as institutional trustee under the Trust Agreement and as indenture trustee for purposes of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), pursuant to the terms set forth in a Prospectus Supplement (the "Property Trustee"). In addition, unless the Property Trustee maintains a principal place of business in the State of Delaware, and otherwise meets the requirements of applicable law, one Trustee of each Trust will have its principal place of business or reside in the State of Delaware (the "Delaware Trustee"). HEI will pay all fees and expenses related to each of the Trusts and the offering of Trust Securities. The initial Property Trustee and the initial Delaware Trustee for each Trust will be The Bank of New York and The Bank of New York (Delaware). The principal office of the Property Trustee is 101 Barclay St., 21st Floor, New York, N.Y. 10286. The office of the Delaware Trustee for each Trust in the State of Delaware, and its principal place of business is, White Clay Center, Route 273, Newark, Delaware 19711. The principal place of business of each Trust is 101 Barclay St., 21st Floor, New York, N.Y. 10286.

                                THE PARTNERSHIP

  The following description sets forth certain general information concerning the Partnership. In the event Partnership Preferred Securities are to be purchased by a Trust with the proceeds from the sale of its Trust Securities, the Prospectus Supplement relating to such offering will contain additional information concerning the Partnership. The information set forth below and in any Prospectus Supplement relating to the Partnership does not purport to be complete and is subject to and qualified in its entirety by reference to the Agreement of Limited Partnership relating to the Partnership which, as amended and restated, is in substantially the form filed as an exhibit to the Registration Statement of which this Prospectus is a part.

  HEI Preferred Funding, LP is a limited partnership formed under the Delaware Revised Uniform Limited Partnership Act, as amended (the "Partnership Act"). Pursuant to the certificate of limited partnership and the Agreement of Limited Partnership for the Partnership, Hycap is the sole General Partner of the Partnership. Upon the issuance of the Partnership Preferred Securities to a Trust, which securities represent limited partner interests in the Partnership, the Trust will be the sole limited partner of the Partnership. Contemporaneously with the issuance of the Partnership Preferred Securities, the General Partner will contribute capital to the Partnership in an amount that will establish its initial capital account at a level equal to at least 15% of the total capital of the Partnership.

  The Partnership will be managed by the General Partner and exists for the sole purpose of (i) issuing the Partnership Preferred Securities, (ii) investing the proceeds thereof in securities of HEI and its subsidiaries (the "Affiliate Investment Instruments," including the Company Debentures and the Subsidiary Debentures) and certain U.S. government obligations and commercial paper of entities not affiliated with HEI (the "Eligible Debt Securities") and
(iii) engaging in only those other activities necessary or incidental thereto.

  The rights of the holders of the Partnership Preferred Securities, including economic rights, rights to information and voting rights, are set forth in the Agreement of Limited Partnership and the Partnership Act. See "Description of the Partnership Preferred Securities."

  The location of the principal executive offices of the Partnership is Hycap Management, Inc., 300 Delaware Avenue, Suite 1704, Wilmington, Delaware 19801
(302) 427-5738.

             CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

  The following tables set forth the ratios of earnings to fixed charges for HEI and its subsidiaries for the periods indicated:

                                            NINE MONTHS
                                               ENDED
                                             SEPTEMBER
                                                30,     YEARS ENDED DECEMBER 31,
                                            ----------- ------------------------
                                            1996  1995  1995 1994 1993 1992 1991
                                            ----- ----- ---- ---- ---- ---- ----
Ratio of earnings to fixed charges
 (excluding interest on ASB deposits)......  1.90  2.03 1.94 2.22 2.25 2.08 1.99
Ratio of earnings to fixed charges
 (including interest on ASB deposits)......  1.54  1.62 1.57 1.69 1.65 1.50 1.46

  For purposes of calculating the ratio of HEI's consolidated earnings to fixed charges, "earnings" represent the sum of (a) pretax income from continuing operations (excluding undistributed net income or net loss from less than fifty-percent-owned persons) and (b) fixed charges (as hereinafter defined, but excluding capitalized interest). "Fixed charges" are calculated both excluding and including interest on ASB's deposits during the applicable periods and represent the sum of (i) interest, whether capitalized or expensed, incurred by HEI and its subsidiaries plus their proportionate share of interest on debt to outsiders incurred by fifty-percent-owned persons, but excluding interest on nonrecourse debt from leveraged leases which is not included in interest expense in HEI's consolidated statements of income, (ii) amortization of debt expense and discount or premium related to any indebtedness, whether capitalized or expensed, (iii) the interest factor in rental expense and
(iv) the preferred stock dividend requirements of HEI's subsidiaries, increased to an amount representing the pretax earnings required to cover such dividend requirements. HEI has not issued Preferred Stock and consequently pays no preferred stock dividends.

  The following table sets forth the ratio of earnings to fixed charges for HECO and its subsidiaries for the periods indicated:

                                           NINE MONTHS
                                              ENDED
                                          SEPTEMBER 30, YEARS ENDED DECEMBER 31,
                                          ------------- ------------------------
                                           1996   1995  1995 1994 1993 1992 1991
                                          ------ ------ ---- ---- ---- ---- ----
Ratio of earnings to fixed charges.......   3.67   3.66 3.46 3.47 3.25 3.03 2.82

  For purposes of calculating the ratio of HECO's consolidated earnings to fixed charges, "earnings" represent the sum of (a) pretax income before preferred stock dividends of HECO and (b) fixed charges (as hereinafter defined, reduced by the allowance for borrowed funds used during construction). "Fixed charges" represent the sum of (i) interest, whether capitalized or expensed, incurred by HECO and its subsidiaries,
(ii) amortization of debt expense and discount or premium related to any indebtedness, whether capitalized or expensed, (iii) the estimated interest component in rental expense and (iv) the preferred stock dividend requirements of HELCO and MECO, increased to an amount representing the pretax earnings required to cover such dividend requirements.

                                USE OF PROCEEDS

  Each Trust will use all proceeds from the sale of the Trust Securities to purchase Company Debentures or Partnership Preferred Securities. The Partnership will use all proceeds received from HEI's capital contribution and the sale of Partnership Preferred Securities to purchase Company Debentures, Subsidiary Debentures and Eligible Debt Securities. Unless otherwise indicated in the applicable Prospectus Supplement, HEI intends to use the net proceeds received by it from the sale of the Offered Securities principally to fund investments in, or extend credit, to its subsidiaries, for repayment of outstanding indebtedness and for general corporate purposes. The precise amounts and timing of investments in, and extensions of credit to, HEI's subsidiaries will depend upon the subsidiaries' funding requirements and the availability of other funds. Accordingly, the net proceeds to HEI from the sale of Offered Securities may be temporarily invested in marketable securities or applied to the reduction of HEI's short-term indebtedness. Based upon the historic and anticipated future growth of HEI and the financial needs of its subsidiaries, HEI may engage in additional financings of a character and amount to be determined as the need arises.

                     DESCRIPTION OF SENIOR DEBT SECURITIES
                    AND SENIOR SUBORDINATED DEBT SECURITIES

  HEI may issue unsecured Senior Debt Securities and Senior Subordinated Debt Securities (collectively, for purposes of this Section only, the "Debt Securities"), consisting of notes, debentures or other evidences of indebtedness issued from time to time in one or more series. Prior to issuing any Senior Debt Securities or Senior Subordinated Debt Securities, HEI will enter into a senior debt indenture (the "Senior Indenture"), in the case of Senior Debt Securities, and a senior subordinated debt indenture (the "Senior Subordinated Indenture"), in the case of Senior Subordinated Debt Securities. For purposes of this Section only, the Senior Indenture and the Senior Subordinated Indenture are sometimes hereinafter referred to individually as an "Indenture" and collectively as the "Indentures." HEI will select the trustee under each of the Indentures (each, a "Debt Trustee"). The forms of the contemplated Indentures are included as exhibits to the Registration Statement of which this Prospectus is a part and are described below. The terms of the Debt Securities will include those stated in the applicable Indenture and any supplemental indenture thereto, and those made part of the Indenture by reference to the Trust Indenture Act.

  The following summary of certain of the terms of the Indentures and the Debt Securities does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the applicable Indenture, an initial form of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act. Numerical references in parentheses below are to sections in the applicable Indenture. Wherever particular sections or defined terms of the applicable Indenture are referred to, such sections or defined terms are incorporated herein by reference. The Indentures are substantially identical except for provisions relating to subordination and those relating to HEI's covenants. Any Debt Securities offered by this Prospectus will be accompanied by a Prospectus Supplement which will indicate that the securities being offered thereby are Senior Debt Securities or Senior Subordinated Debt Securities and will set forth the designation and describe the specific terms and provisions thereof, which description will supplement and, when inconsistent, supersede the description in this Section.

GENERAL

  Neither of the Indentures will limit the amount of additional indebtedness HEI or any of its subsidiaries may incur. The Debt Securities will be unsecured senior or senior subordinated obligations of HEI. Since HEI is a holding company, the Debt Securities effectively will be subordinate to all obligations of HEI's subsidiaries, and HEI's rights and the rights of its creditors, including the holders of Debt Securities, to participate in the assets of any subsidiary upon such subsidiary's liquidation or recapitalization will be subject to the prior claims of such subsidiary's creditors, except to the extent that HEI may itself be a creditor with recognized claims against such subsidiary. Claims on HEI's subsidiaries by creditors other than HEI include obligations arising out of short and long-term indebtedness, as well as other liabilities incurred in the ordinary course of business. In addition, since HEI's principal subsidiaries are subject to state or federal regulatory control, the ability of such subsidiaries to pay dividends or to make distributions, loans or advances to HEI without prior regulatory approval is limited by applicable laws, regulations and agreements with regulatory agencies.

  The Indentures do not limit the aggregate principal amount of indebtedness that may be issued thereunder and provide that Debt Securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or related to foreign currencies, including European Currency Units. Special United States federal income tax considerations applicable to any Debt Securities so denominated will be described in the relevant Prospectus Supplement.

  Reference is made to the applicable Prospectus Supplement which will accompany this Prospectus for the following terms of and information relating to the Senior Debt and Senior Subordinated Debt Securities offered thereby (to the extent such terms are applicable to such Debt Securities): (i) classification as Senior or Senior Subordinated Debt Securities, and the specific designation, aggregate principal amount, purchase price and denominations; (ii) if other than U.S. Dollars, the currency or units based on or relating to currencies in which the Debt Securities are denominated and/or in which principal, premium, if any, and/or any interest will or may be payable; (iii) any date of maturity; (iv) interest rate or rates (or the method by which such rate or rates will be determined), if any; (v) the dates on which any such interest will be payable and from which such interest will accrue; (vi) the place or places where the principal of and premium, if any, and interest, if any, on the Debt Securities will be payable; (vii) any redemption, repayment or sinking fund provisions; (viii) whether, in the case of Senior Subordinated Debt Securities, such Debt Securities are convertible into Common Stock of HEI; (ix) whether the Debt Securities will be issuable in registered form ("Registered Debt Securities") or bearer form ("Bearer Debt Securities") or both and, if Bearer Debt Securities are issuable, any restrictions applicable to the place of payment of any principal of and premium, if any, and interest on such Bearer Debt Securities, to the exchange of one form for another and to the offer, sale and delivery of such Bearer
Debt Securities (including the requirement that under current United States federal income tax law, Registered Debt Securities will not be exchangeable into Bearer Debt Securities); (x) any applicable United States federal income tax consequences, including whether and under what circumstances HEI will pay additional amounts on Debt Securities held by a person who is not a U.S. person (as hereinafter defined) in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether HEI will have the option to redeem such Debt Securities rather than pay such additional amounts; (xi) the proposed listing, if any, of the Debt Securities on any securities exchange; and (xii) any other specific terms of the Debt Securities, including any modifications of or additions to the events of default or covenants provided for with respect to such Debt Securities, and any terms which may be required by or advisable under applicable laws or regulations not inconsistent with the applicable Indenture.

  Debt Securities may be presented for exchange and Registered Debt Securities may be presented for transfer in the manner, at the places and subject to the restrictions set forth in the Debt Securities and the applicable Prospectus Supplement. Such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the applicable Indenture. Bearer Debt Securities and the coupons, if any, appertaining thereto will be transferable by delivery.

  Debt Securities will bear interest at a fixed rate or a floating rate. Debt Securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate will be sold at a discount below their stated principal amount. Special United States federal income tax considerations applicable to any such discounted Debt Securities or to certain Debt Securities issued at par which are treated as having been issued at a discount for United States federal income tax purposes will be described in the relevant Prospectus Supplement.

  Debt Securities may be issued, from time to time, with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such Debt Securities may receive a principal amount on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of the applicable currency, commodity, equity index or other factors. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional tax considerations will be set forth in the applicable Prospectus Supplement.

GLOBAL DEBT SECURITIES

  The registered Debt Securities of a series may be issued in the form of one or more global securities ("Global Securities") that will be deposited with, or on behalf of, a depositary (the "Global Depositary"), or its nominee, identified in the Prospectus Supplement relating to such series. In such a case, one or more Global Securities will be issued in a denomination or aggregate denomination equal to the aggregate principal amount of outstanding Debt Securities of the series to be represented by such Global Security or Securities. Unless and until it is exchanged in whole or in part for Debt Securities in definitive registered form, a Global Security may not be transferred or exchanged except as a whole by the Global Depositary for such Global Security to a nominee for such Global Depositary and except in the circumstances described in the applicable Prospectus Supplement.

  The specific terms of the depositary arrangement with respect to any portion of a series of Debt Securities to be represented by a Global Security and a description of the Global Depositary will be provided in the applicable Prospectus Supplement.

SENIOR DEBT SECURITIES

  Payment of the principal of and premium, if any, and interest on Senior Debt Securities issued under the Senior Indenture will rank pari passu with all other unsecured and unsubordinated debt of HEI. The Senior Debt Securities effectively will be subordinate to all obligations of HEI's subsidiaries. See discussion above under "--General." If this Prospectus is being delivered in connection with the offer and sale of a series of Senior

Debt Securities, the accompanying Prospectus Supplement will set forth the approximate amount of HEI (holding company only) secured debt and unsubordinated debt, if any, outstanding as of the end of the most recent quarter.

SENIOR SUBORDINATED DEBT SECURITIES

  Subordination. Payment of the principal of and premium, if any, and interest on Senior Subordinated Debt Securities issued under the Senior Subordinated Indenture will be subordinate and junior in right of payment, to the extent and in the manner set forth in the Senior Subordinated Indenture, to all "Senior Indebtedness" of HEI. The Senior Subordinated Indenture defines "Senior Indebtedness" as the principal of and premium, if any, and interest on
(a) all indebtedness of HEI, whether outstanding on the date of the Senior Subordinated Indenture or thereafter created, (i) for money borrowed by HEI,
(ii) for money borrowed by, or obligations of, others and either assumed or guaranteed, directly or indirectly, by HEI, (iii) in respect of letters of credit and acceptances issued or made by banks, or (iv) constituting purchase money indebtedness, or indebtedness secured by property included in the property, plant and equipment accounts of HEI at the time of the acquisition of such property by HEI, for the payment of which HEI is directly liable, and
(b) all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any such indebtedness. As used in the preceding sentence the term "purchase money indebtedness" means indebtedness evidenced by a note, debenture, bond or other instrument (whether or not secured by any lien or other security interest) issued or assumed as all or a part of the consideration for the acquisition of property, whether by purchase, merger, consolidation or otherwise, unless by its terms such indebtedness is subordinate to other indebtedness of HEI. Notwithstanding anything to the contrary in the Senior Subordinated Indenture or the Senior Subordinated Debt Securities, Senior Indebtedness shall not include, (i) any indebtedness of HEI which, by its terms or the terms of the instrument creating or evidencing it, is subordinate in right of payment to or pari passu with the Senior Subordinated Debt Securities or (ii) any indebtedness of HEI to a subsidiary of HEI. (Senior Subordinated Indenture, Section 1.1) The Senior Subordinated Debt Securities effectively will also be subordinate to all obligations of HEI's subsidiaries. See discussion above under "--General." The Senior Subordinated Indenture does not contain any limitation on the amount of Senior Indebtedness that can be incurred by HEI. Junior Subordinated Debt Securities issued by HEI pursuant to the Junior Indenture (as defined in "Description of the Junior Subordinated Debt Securities" below) will be subordinate in right of payment to the Senior Subordinated Debt Securities.

  In the event (a) of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings in respect of HEI or its property, or (b) that Senior Subordinated Debt Securities of any series are declared due and payable before their expressed maturity because of the occurrence of an Event of Default pursuant to Section
5.1 of the Senior Subordinated Indenture (under circumstances other than as set forth in clause (a) above), then the holders of all Senior Indebtedness shall first be entitled to receive payment of the full amount due thereon in money or money's worth, before the holders of any of such Senior Subordinated Debt Securities or coupons appertaining thereto are entitled to receive a payment on account of the principal of or premium, if any, or interest on the indebtedness evidenced by such Senior Subordinated Debt Securities or of such coupons appertaining thereto. In the event and during the continuation of any default in payment of any Senior Indebtedness or if any Event of Default shall exist under any Senior Indebtedness, as "Event of Default" is defined therein or in the agreement under which the same is outstanding, no payment of the principal of or interest on the Senior Subordinated Debt Securities or coupons shall be made. (Senior Subordinated Indenture, Article 13) If this Prospectus is being delivered in connection with the offer and sale of a series of Senior Subordinated Debt Securities, the accompanying Prospectus Supplement will set forth the approximate amount of Senior Indebtedness (holding company only) and Senior Subordinated Debt Securities outstanding as of the end of the most recent fiscal quarter.

  Conversion Rights. The terms and conditions, if any, on which Senior Subordinated Debt Securities are convertible into Common Stock of HEI will be set forth in the Prospectus Supplement relating thereto. Such terms will include the conversion price, the conversion period, provisions as to whether conversion will be at the option of the holder or HEI, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the convertible Senior Subordinated Debt Securities; and such terms may include provisions under which the number of shares of Common Stock to be received by the holders of the Senior Subordinated Debt Securities would be calculated according to the market price of the Common Stock as of a time stated in the Prospectus Supplement.

CERTAIN COVENANTS OF HEI

  Restriction on Liens. The Senior Indenture provides that, so long as any Senior Debt is issued and outstanding thereunder, and except as otherwise provided in any applicable supplemental indenture as described in the relevent Prospectus Supplement, HEI will not create, incur, issue or assume any Indebtedness (as defined below) secured after the date of the Senior Indenture by any security interest on any property of HEI (holding company only) (including, without limitation, property of HEI consisting of any share or shares of capital stock of or any indebtedness owed to HEI by any subsidiary of HEI), whether such property, shares or indebtedness are owned by HEI at the date of the Indenture or thereafter acquired, without effectively providing concurrently therewith that the Senior Debt (together, at the option of HEI, with any other indebtedness ranking equally with the Senior Debt and then existing or thereafter created) shall be secured equally and ratably with (or prior to) the Indebtedness so created, incurred, issued or assumed; provided, however, that the foregoing does not apply to:

    (1) security interests on any property acquired, constructed or improved by HEI or on any shares of capital stock or indebtedness of any subsidiary acquired by HEI after the date of the Indenture which security interests are created or assumed at the time of or within 270 days after the acquisition of, or the expenditure of the costs of construction or improvements of, and which secure the payment of all or any part of the purchase price of, such property, shares of capital stock or indebtedness, or which secure payment of all or any part of the cost of any such construction or improvements, provided that, in the case of any such acquisition, construction or improvement, such security interest does not apply to any property or shares of capital stock or indebtedness owned theretofore by HEI other than, in the case of any such construction or improvement, any real property on which the property is so constructed or the improvement is located;

    (2) security interests on any property, shares of capital stock or indebtedness, which security interests exist at the time of acquisition of such property, shares or indebtedness by HEI;

    (3) security interests on any property of a corporation or other Person, which interests exist at the time such corporation is merged with or into or consolidated with HEI or which interests exist at the time of a sale or transfer of the properties of such corporation or other Person as an entirety or substantially as an entirety to HEI;

    (4) security interests in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country or political subdivision, (A) to secure partial progress, advance or other payments pursuant to any contract or statute,
  (B) to secure any indebtedness incurred or guaranteed for the purpose of financing or refinancing all or any part of the purchase price of the property, shares of capital stock or indebtedness subject to such security interests, or (C) to secure the cost of constructing or improving the property subject to such security interests (including, without limitation, security interests incurred in connection with pollution control, industrial revenue or similar financings);

    (5) security interests on any property arising in connection with any defeasance, covenant defeasance or in substance defeasance of any Indebtedness pursuant to express contractual provision or generally accepted accounting principles;

    (6) security interests on any capital stock of any corporation which is registered in the name of HEI or otherwise owned by or held for the benefit of HEI which may constitute "margin stock" as such term is defined in
  Section 207.2(i) of Title 12 of the Code of Federal Regulations (or any successor provisions); and

    (7) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any security interest referred to above in clauses (1)-(6), inclusive; provided, however, that the principal amount of Indebtedness secured thereby shall not exceed the original principal amount of Indebtedness and that such extension, renewal or replacement shall be limited to all or a part of the property (plus improvements and construction on such property), shares of capital stock or indebtedness which was subject to the security interest so extended, renewed or replaced.

  Notwithstanding the foregoing, under the Senior Indenture as supplemented, HEI may, without equally and ratably securing the Senior Debt Securities, create, incur, issue, and assume Indebtedness secured by any security interest not excepted by the foregoing clauses (1) through (7), inclusive, if the aggregate amount of such Indebtedness, together with all other Indebtedness of HEI (holding company only) existing at such time and secured by security interests not so excepted, does not exceed 10% of HEI's Consolidated Net Assets. (Senior Indenture, Section 3.9)

  "Indebtedness" means (i) any indebtedness, whether or not represented by bonds, debentures, notes or other securities, for the repayment of money borrowed, (ii) all deferred indebtedness (including, without limitation, capitalized leases) for the payment of the purchase price of property or assets purchased, and (iii) all guaranties, endorsements, assumptions or other contingent obligations in respect of, or to purchase or otherwise to acquire, indebtedness of the types described in clauses (i) and (ii) above. "Consolidated Net Assets" means the total amount of assets appearing on the consolidated balance sheet of HEI and its subsidiaries less, without duplication: (a) all current liabilities (excluding current liabilities of ASB and any current liabilities which are by their terms extendable or renewable at the sole option of the obligor thereon without requiring the consent of the obligee to a date more than 12 months after the date of determination); (b) all reserves for depreciation and other asset valuation reserves but excluding any reserves for deferred Federal income taxes arising from accelerated amortization or otherwise; and (c) all appropriate adjustments on account of minority interests of other persons holding common stock in any subsidiary and TOPrSSM. Consolidated Net Assets are determined in accordance with generally accepted accounting principles and as of a date not more than 90 days prior to the happening of the event for which such determination is being made.

  Restrictions on Dispositions of HECO Shares. HEI currently holds 100% of the outstanding common stock of HECO. The Senior Indenture provides that, so long as any Senior Debt Security is issued and outstanding under the Senior Indenture, HEI will not sell, transfer or otherwise dispose of, and will not permit HECO to issue, sell, transfer or otherwise dispose of, any shares of capital stock of any class or classes of HECO ordinarily having voting power for the election of HECO's board of directors. This covenant will not restrict the issuance, sale, transfer or other disposition of HECO's voting shares to HEI or to any of HEI's direct or indirect wholly-owned subsidiaries. The covenant also will not restrict (i) sales, transfers or other dispositions by HECO of any securities, including the capital stock of its subsidiaries, (ii) consolidations of HECO or mergers of HECO with or into HEI or any of its direct or indirect wholly-owned subsidiaries, or (iii) consolidations or mergers of HECO with or into any other corporation if the corporation formed by such consolidation or merger is a direct or indirect wholly-owned subsidiary of HEI. (Senior Indenture, Section 9.3)

  Consolidation, Merger, Conveyance, Transfer or Lease. Each Indenture provides that, so long as any Debt Security is issued and outstanding thereunder, HEI will not consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any Person or permit any Person to consolidate with or merge into HEI or convey, transfer or lease its properties and assets substantially as an entirety to HEI unless certain conditions are met, including the conditions that (a) the corporation formed by such consolidation or into which HEI is merged or the Person which acquires by conveyance or transfer, or which leases, the property and assets of HEI substantially as an entirety is a Person organized and existing in corporate form under the laws of the United States of America, any State thereof or the District of Columbia, and such Person expressly assumes, by supplemental indenture, the due and punctual payment of the principal of (and premium, if any) and interest (if any) on all the Debt Securities and the performance of all of the covenants of HEI under the Indenture, (b) immediately after giving effect to such transaction no Event of Default by HEI, and no event which after notice and lapse of time would become an Event of Default by HEI, has occurred and is continuing, and (c) HEI has delivered to the Debt Trustee an Officers' Certificate and an Opinion of Counsel as provided in the Indentures. (Senior and Senior Subordinated Indenture, Section 9.1)

ABSENCE OF RESTRICTIONS ON CERTAIN TRANSACTIONS

  Other than the restrictions on liens and disposition of HECO shares, as set forth in the Senior Indenture, and restrictions on mergers, consolidations, conveyances, transfers and leases set forth in each Indenture as described above, neither the Senior Indenture nor the Senior Subordinated Indenture contains any covenants or other provisions designed to afford holders of Senior Debt Securities or Senior Subordinated Debt Securities protection in the event of a highly leveraged transaction involving HEI, or in the event of a recapitalization, merger or other transaction (leveraged or otherwise) involving HEI, its affiliates or its management, or in the event of a change in control of HEI.

EVENTS OF DEFAULT

  An Event of Default is defined under each Indenture with respect to Debt Securities of any series issued under such Indenture as being: (a) default in payment of all or any part of the principal of the Debt Securities of such series when due, whether at maturity (or upon any redemption), by declaration or otherwise; (b) default for 30 days in payment of any interest on any Debt Securities of such series; (c) default in payment of any sinking fund installment when due; (d) default for 60 days after written notice, as provided in such Indenture, in the observance or performance of any other covenant or agreement in the Debt Securities of such series or such Indenture other than a covenant included in such Indenture solely for the benefit of a series of Debt Securities other than such series; (e) certain events of bankruptcy, insolvency or reorganization with respect to HEI; or (f) an Event of Default with respect to any other indebtedness for borrowed money (other than nonrecourse obligations) of HEI in an aggregate principal amount exceeding $10,000,000, if such Event of Default shall result in the acceleration of such other indebtedness under the terms of the instrument under which such indebtedness is issued or secured, so long as such acceleration is not cured, waived, rescinded or annulled, or such indebtedness is not discharged, within 20 days after written notice thereof as provided in such Indenture; provided that if any such acceleration shall cease or be cured, waived, rescinded or annulled, then the Event of Default by reason thereof shall be deemed likewise to have been thereupon cured. (Senior and Senior Subordinated Indentures, Section 5.1)

  Each Indenture provides that (a) if an Event of Default due to the default in payment of principal of or premium, if any, or interest on, any series of Debt Securities issued under such Indenture or due to the default in the performance or breach of any other covenant or agreement of HEI applicable to the Debt Securities of such series but not applicable to all outstanding Debt Securities issued under such Indenture shall have occurred and be continuing, either the Debt Trustee or the holders of not less than 25% in principal amount of the Debt Securities of each affected series (treated as one class) issued under such Indenture and then outstanding may then declare the principal of all Debt Securities of each such affected series and interest accrued thereon to be due and payable immediately; and (b) if any Event of Default due to a default in the performance of any other of the covenants or agreements in such Indenture applicable to all outstanding Debt Securities issued thereunder and then outstanding or due to certain events of bankruptcy, insolvency and reorganization of HEI shall have occurred and be continuing, either the Debt Trustee or the holders of record of not less than 25% in principal amount of all Debt Securities issued under such Indenture and then outstanding (treated as one class) may declare the principal of all such Debt Securities and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal of (or premium, if any) or interest on such Debt Securities) by the holders of record of a majority in principal amount of the Debt Securities of all such affected series then outstanding but no such annulment or waiver will apply to subsequent defaults. (Senior and Senior Subordinated Indentures, Sections 5.1 and 5.10)

  Each Indenture contains a provision entitling the Debt Trustee, subject to the duty of the Debt Trustee during a default to act with the required standard of care, to be indemnified by the holders of record of Debt Securities issued under such Indenture requesting the Debt Trustee to exercise any right or power under such Indenture before proceeding to exercise any such right or power at the request of such holders. (Senior and Senior Subordinated Indentures, Sections 6.1 and 6.2) Subject to such provisions in each Indenture for the indemnification of the Debt Trustee and certain other limitations, the holders of record of a majority in principal amount of the outstanding Debt Securities of each affected series (treated as one class) issued under such Indenture may direct the time, method and place of conducting any proceedings for any remedy available to the Debt Trustee, or exercising any trust or power conferred on the Debt Trustee. (Senior and Senior Subordinated Indentures, Section 5.9)

  Each Indenture provides that no holder of Debt Securities issued under such Indenture may institute any action against HEI under such Indenture (except actions for payment of overdue principal, premium, if any, or interest) unless such holder previously shall have given to the Debt Trustee written notice of default and continuance thereof and unless the holders of not less than 25% in principal amount of the Debt Securities of each affected series (treated as one class) issued under such Indenture and then outstanding shall have requested the Debt Trustee to institute such action and shall have offered the Debt Trustee reasonable indemnity, the Debt Trustee shall not have instituted such action within 60 days of such request and the Debt Trustee shall not have received direction inconsistent with such written request by the holders of a majority in principal amount of the Debt Securities of each affected series (treated as one class) issued under such Indenture and then outstanding. (Senior and Senior Subordinated Indentures, Sections 5.6, 5.7 and 5.9)

  Each Indenture contains a covenant that HEI will file annually with the Debt Trustee a certificate of no default or a certificate stating that a default exists. (Senior and Senior Subordinated Indentures, Section 3.5)

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

  HEI can discharge or defease its obligations under each Indenture, including its obligations under the covenants set forth therein, as set forth below. (Senior and Senior Subordinated Indentures, Section 10.1)

  Upon satisfying certain conditions, HEI may discharge certain obligations to holders of any series of Debt Securities issued under such Indentures which have not already been delivered to the Debt Trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Debt Trustee cash or, in the case of Debt Securities payable only in U.S. dollars, U.S. Government Obligations (as defined in such Indenture), as trust funds in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of and premium, if any, and interest on such Debt Securities and sinking fund payments.

  HEI may also discharge any and all of its obligations to holders of any series of Debt Securities issued under an Indenture at any time ("defeasance"), but may not thereby avoid its duty to register the transfer or exchange of such series of Debt Securities, to replace any temporary, mutilated, destroyed, lost or stolen series of Debt Securities or to maintain an office or agency in respect of such series of Debt Securities or certain other obligations. Upon satisfying certain conditions, HEI may instead be released with respect to any outstanding series of Debt Securities issued under the relevant Indenture from the obligations imposed by certain provisions of such Indenture including Sections 3.6, 3.7, 3.8, 3.9, 3.10, 9.1 and 9.3, in the case of the Senior Indenture, and Sections 3.6, 3.7, 3.8 and 9.1, in the case of the Senior Subordinated Indenture (which contain, among other things, the covenants described above limiting liens, consolidations, mergers, transfers and leases and certain dispositions) and omit to comply with such Sections without creating an Event of Default ("covenant defeasance"). Defeasance or covenant defeasance may be effected only if, among other things: (i) HEI irrevocably deposits with the Debt Trustee cash or, in the case of Debt Securities payable only in U.S. dollars, U.S. Government Obligations, as trust funds in an amount certified to be sufficient to pay at maturity (or upon redemption) the principal of and premium, if any, and interest on and any sinking fund for all outstanding Debt

Securities of such series issued under such Indenture; (ii) HEI delivers to the Debt Trustee an opinion of counsel to the effect that the holders of such series of Debt Securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and that such defeasance or covenant defeasance will not otherwise alter such holders' United States federal income tax treatment of principal, premium and interest payments on such series of Debt Securities (in the case of a defeasance, such opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of such Indenture, since such a result would not occur under current tax law); and (iii) in the case of the Senior Subordinated Indenture no event or condition shall exist that, pursuant to certain provisions described under "-- Senior Subordinated Debt Securities" above, would prevent HEI from making payments of principal of and premium, if any, and interest on the Senior Subordinated Debt Securities at the date of the irrevocable deposit referred to above or at any time during the period ending on the 91st day after the date of such deposit.

MODIFICATION OF THE INDENTURES

  Each Indenture provides that HEI and the Debt Trustee may enter into supplemental indentures without the consent of the holders of Debt Securities to, among other things: (a) secure any Debt Securities, (b) evidence the assumption by a successor corporation of the obligations of HEI, (c) add covenants for the protection of the holders of Debt Securities, (d) cure any ambiguity or correct any inconsistency in such Indenture, provided that such cure or correction does not adversely affect the holders of such Debt Securities, (e) establish the forms or terms of Debt Securities of any series and (f) evidence the acceptance of appointment by a successor trustee or facilitate any administration by more than one trustee. (Senior and Senior Subordinated Indentures, Section 8.1)

  Each Indenture also contains provisions permitting HEI and the Debt Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of Debt Securities of all series issued under such Indenture then outstanding and affected (voting as one class), to add any provisions to, or change in any manner or eliminate any of the provisions of, such Indenture or modify in any manner the rights of the holders of the Debt Securities of each series so affected; provided that HEI and the Debt Trustee may not, without the consent of the holder of each outstanding Debt Security affected thereby, (a) extend the stated maturity of the principal of any Debt Security, or reduce the principal amount thereof or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof or change the currency in which the principal thereof (including any amount in respect of original issue discount), premium, if any, or interest thereon is payable or reduce the amount of any original issue discount Debt Security that is payable upon acceleration or provable in bankruptcy or alter certain provisions of such Indenture relating to the Debt Securities issued thereunder not denominated in U.S. dollars or impair the right to institute suit for the enforcement of any payment on any Debt Security when due or (b) reduce the aforesaid percentage in principal amount of Debt Securities of any series issued under such Indenture, the consent of the holders of which is required for any such modification. (Senior and Senior Subordinated Indentures, Section 8.2)

  The Senior Subordinated Indenture may not be amended to alter the subordination of any outstanding Senior Subordinated Debt Securities without the consent of each holder of Senior Indebtedness then outstanding that would be adversely affected thereby. (Senior Subordinated Indenture, Section 8.6)

CONCERNING THE DEBT TRUSTEE

  HEI and its subsidiaries maintain ordinary banking and trust relationships with a number of banks that could serve as trustee under the Indentures.

             DESCRIPTION OF THE JUNIOR SUBORDINATED DEBT SECURITIES

  HEI may issue unsecured notes, debentures or other evidences of indebtedness from time to time in one or more series (the "Junior Subordinated Debt Securities"). Prior to issuing any Junior Subordinated Debt Securites, HEI will enter into a Junior Indenture (the "Junior Indenture"). HEI will select the trustee under the

Junior Indenture (the "Junior Debt Trustee"). The form of the contemplated Junior Indenture is included as an exhibit to the Registration Statement of which this Prospectus is a part and is described below. The terms of the Junior Subordinated Debt Securities will include those stated in the Junior Indenture, those stated in any supplemental indenture supplementing the Junior Indenture and those made part of the Junior Indenture by reference to the Trust Indenture Act. Junior Subordinated Debt Securities which are issued to a Trust or the Partnership in connection with a sale of Trust Preferred Securities are referred to in this Prospectus as "Company Debentures."

  The following summary of the terms of the Junior Indenture does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Junior Indenture, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act. Whenever particular provisions or defined terms in the Junior Indenture are referred to herein, such provisions or defined terms are incorporated by reference herein. Section and Article references used herein are references to provisions of the Junior Indenture unless otherwise noted. Any Junior Subordinated Debt Securities offered by this Prospectus will be accompanied by a Prospectus Supplement which will set forth the designation and describe the specific terms and provisions thereof, which description will supplement and, when inconsistent, supersede the description in this Section.

GENERAL

  The Junior Indenture will not limit the amount of additional indebtedness HEI or any of its subsidiaries may incur, nor does the Junior Indenture limit the aggregate principal amount of Junior Subordinated Debt Securities which may be issued thereunder. The Junior Subordinated Debt Securities will be unsecured, fully subordinated obligations of HEI. Since HEI is a holding company, the Junior Subordinated Debt Securities effectively will be subordinate to all obligations of HEI's subsidiaries, HEI's rights and the rights of its creditors, including the holders of Junior Subordinated Debt Securities, to participate in the assets of any subsidiary upon such subsidiary's liquidation or recapitalization will be subject to the prior claims of such subsidiary's creditors, except to the extent that HEI may itself be a creditor with recognized claims against such subsidiary. Claims on HEI's subsidiaries by creditors other than HEI include obligations arising out of short and long-term indebtedness, as well as other liabilities incurred in the ordinary course of business. In addition, since HEI's principal subsidiaries are subject to state or federal regulatory control, the ability of such subsidiaries to pay dividends or to make distributions, loans or advances to HEI without prior regulatory approval is limited by applicable laws, regulations and agreements with regulatory agencies. The Junior Subordinated Debt Securities will also be subordinate to Senior Indebtedness, including the Senior Debt Securities, and to the Senior Subordinated Debt Securities.

  In the event Junior Subordinated Debt Securities (i.e., Company Debentures) are purchased by a Trust or a trustee of such Trust with the proceeds of the issuance of Trust Securities by such Trust, the Company Debentures may be subsequently distributed pro rata to the holders of such Trust Securities if the Trust dissolves. Such dissolution may occur upon the occurrence of certain events which will be described in the Prospectus Supplement relating to such Trust Securities. Only one series of Company Debentures will be issued to a Trust or a trustee of such trust in connection with the issuance of Trust Securities by that Trust.

  Reference is made to the Prospectus Supplement relating to the particular Junior Subordinated Debt Securities being offered thereby for the following terms: (1) the designation of such Junior Subordinated Debt Securities; (2) the aggregate principal amount and denomination (if other than multiples of $25) of such Junior Subordinated Debt Securities; (3) the percentage of the principal amount at which such Junior Subordinated Debt Securities will be issued; (4) the date or dates on which such Junior Subordinated Debt Securities will mature and HEI's right, if any, to shorten or extend such date or dates; (5) the rate or rates, if any, per annum, at which such Junior Subordinated Debt Securities will bear interest, or the method of determination of such rate or rates; (6) the date or dates from which such interest shall accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the record dates for the determination of holders to whom interest is payable on any such interest payment dates; (7) the right, if any, to extend the interest payment periods and the duration of such extension; (8) provisions, if any, for a sinking, purchase or other analogous fund; (9) the period or periods, if any, within which, the price or prices at which, and the terms and conditions upon which such Junior Subordinated Debt Securities may be redeemed, in whole or in part, at the option of HEI or the holder; (10) the form of such Junior Subordinated Debt Securities; and (11) any other specific terms of the Junior Subordinated Debt Securities.

  If a Prospectus Supplement specifies that a series of Junior Subordinated Debt Securities is denominated in a currency or currency unit other than United States dollars, such Prospectus Supplement shall also specify the denomination in which such Junior Subordinated Debt Securities will be issued and the coin or currency in which the principal, premium, if any, and interest, if any, on such Junior Subordinated Debt Securities will be payable, which may be United States dollars based upon the exchange rate for such other currency or currency unit existing on or about the time a payment is due.

  The Junior Indenture does not contain any covenants or other provisions designed to afford holders of Junior Subordinated Debt Securities protection in the event of a highly leveraged transaction involving HEI, or in the event of a recapitalization, merger or other transaction (leveraged or otherwise) involving HEI, its affiliates or its management or in the event of a change in control.

ADDITIONAL INTEREST

  If, at any time while the Property Trustee is the holder of any Junior Subordinated Debt Securities issued to the related Trust, or the Property Trustee is a holder of Partnership Preferred Securities in the Partnership which is in turn a holder of any Junior Subordinated Debt Securities, such Trust, the Property Trustee or the Partnership shall be required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes or taxes or charges imposed by reason of the transfer of the Trust Preferred Securities or beneficial interests therein) imposed by the United States, or any other taxing authority, then, in any such case, HEI will pay as additional interest ("Additional Interest") on the Junior Subordinated Debt Securities held by the Property Trustee or the Partnership, such additional amounts as shall be required so that the net amounts received and retained by such Trust and by the Property Trustee or by the Partnership after paying any such taxes, duties, assessments or other governmental charges will be equal to the amounts such Trust and the Property Trustee or the Partnership would have received had no such taxes, duties, assessments or other governmental charges been imposed. (Section 4.05)

FORM, EXCHANGE, REGISTRATION, TRANSFER AND PAYMENT

  Unless otherwise specified in the applicable Prospectus Supplement, the Junior Subordinated Debt Securities will be issued in fully registered form without coupons and in denominations of $25 and multiples of $25. (Section 2.03) No service charge will be made for any transfer or exchange of the Junior Subordinated Debt Securities, but the Company or the Junior Debt Trustee may require payment of a sum sufficient to cover any tax or other government charge payable in connection therewith. (Section 2.07)

  Unless otherwise provided in the applicable Prospectus Supplement, principal, premium, if any, and interest, will be payable and the Junior Subordinated Debt Securities may be surrendered for payment or transferred at an office or agency maintained for that purpose or the corporate trust office of the Junior Debt Trustee as paying and authenticating agent in New York, New York, provided that payment of interest, if any, on registered Junior Subordinated Debt Securities that are not issued to a Trust or the Partnership may be made at the option of HEI by check mailed to the address of the person entitled thereto as it appears in the Security Register or by wire transfer to an account appropriately designated by the person entitled thereto. (Section
2.03 and 4.02)

BOOK-ENTRY JUNIOR SUBORDINATED DEBT SECURITIES

  The Junior Subordinated Debt Securities of a series may be issued in whole in the form of one or more Global Securities that will be deposited with, or on behalf of, a depositary (the "Global Depositary"), or its nominee, identified in the Prospectus Supplement relating to such series. In such a case, one or more Global Securities will be issued in a denomination or aggregate denomination equal to the aggregate principal amount of outstanding Junior Subordinated Debt Securities of the series to be represented by such Global Security or Securities. Unless and until it is exchanged in whole or in part for Junior Subordinated Debt Securities in definitive registered form, a Global Security may not be registered for transfer or exchange except as a whole by the Global Depositary for such Global Security to a nominee for such Global Depositary and except in the circumstances described in the applicable Prospectus Supplement. (Section 2.11)

  The specific terms of the depositary arrangement with respect to any portion of a series of Junior Subordinated Debt Securities to be represented by a Global Security and a description of the Global Depositary will be provided in the applicable Prospectus Supplement.

SUBORDINATION

  The Junior Subordinated Debt Securities will be subordinate and junior in right of payment to Senior Debt Securities, Senior Indebtedness, Senior Subordinated Debt Securities and to certain other indebtedness of HEI to the extent set forth in the applicable Prospectus Supplement. The Junior Subordinated Debt Securities effectively will also be subordinate to all debts and other obligations of HEI's subsidiaries. See "--General" and "Description of Senior Debt Securities and Senior Subordinated Debt Securities--Senior Subordinated Debt Securities--Subordination." The Junior Indenture does not contain any limitation on the amount of Senior Debt Securities, Senior Indebtedness and Senior Subordinated Debt Securities that can be issued by HEI.

CERTAIN COVENANTS OF HEI

  If (i) there shall have occurred any event that would constitute a Junior Indenture Event of Default (as defined herein) or (ii) HEI shall be in default with respect to its payment of any obligations under a related Trust or Partnership Guarantee or (iii) HEI shall have given notice of its election to defer payments of interest on any series of such Junior Subordinated Debt Securities by extending the interest payment period as provided in and permitted by a supplemental indenture to the Junior Indenture or appropriate officer's certificate pursuant thereto, and such period, or any extension thereof, shall be continuing, then (a) HEI shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (except for dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, its common stock and other than
(x) purchases or acquisitions of shares of HEI Common Stock in connection with the satisfaction by HEI of its obligations under any employee benefit plans or any other contractual obligation of HEI (other than a contractual obligation ranking pari passu with or junior to the Junior Subordinated Debt Securities),
(y) as a result of a reclassification of HEI capital stock or the exchange or conversion of one class or series of HEI capital stock for another class or series of HEI capital stock or (z) the purchase of fractional interests in shares of HEI capital stock pursuant to the conversion or exchange provisions of such HEI capital stock or the security being converted or exchanged), (b) HEI shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by HEI which rank pari passu with or junior to such Junior Subordinated Debt Securities, provided that, if only the event referred to in clause (iii) above (and not the events referred to in clause (i) and (ii)) has occurred, this restriction shall apply only to other series of Junior Subordinated Debt Securities or debt securities with equivalent deferral options, and (c) HEI shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Trust Guarantee or Partnership Guarantee or any other guarantee by HEI with respect to comparable securities). (Section 6.09)

  In the event Junior Subordinated Debt Securities are issued to a Trust or a trustee of such trust, or to the Partnership, in connection with the issuance of Trust Securities of a Trust, for so long as such Trust Securities remain outstanding, HEI will covenant (i) to directly or indirectly maintain 100 percent ownership of the Trust Common Securities of such Trust; provided, however, that any permitted successor of HEI under the Junior Indenture may succeed to HEI's ownership of such Trust Common Securities, (ii) to use its reasonable efforts to cause such Trust (a) to remain a statutory business trust, except in connection with the distribution of Junior Subordinated Debt Securities to the holders of Trust Securities in liquidation of such Trust, the redemption of all of the Trust Securities of such Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Trust Agreement of such Trust, and (b) to otherwise continue not to be treated as an association taxable as a corporation or a partnership for United States federal income tax purposes and (iii) to use its reasonable efforts to cause each holder of Trust Securities to be treated as owning an undivided beneficial interest in the Junior Subordinated Debt Securities. (Section 4.06)

LIMITATION ON MERGERS AND SALES OF ASSETS

  HEI shall not consolidate with, or merge into, any corporation or convey or transfer its properties and assets substantially as an entirety to any entity unless (a) the successor entity shall be a legal entity organized under the laws of any domestic jurisdiction and shall expressly assume the obligations of HEI under the Junior Indenture and (b) after giving effect thereto, no Default, and no event which after notice or a lapse of time or both would become a Default, shall have occurred and be continuing under the Junior Indenture. (Section 10.01)

EVENTS OF DEFAULT, WAIVER AND NOTICE

  The Junior Indenture provides that any one or more of the following described events which has occurred and is continuing constitutes a "Junior Indenture Event of Default" with respect to each series of Junior Subordinated Debt
Securities:

    (a) default for 30 days in payment of any interest on the Junior Subordinated Debt Securities of that series, including any Additional Interest in respect thereof, when due; provided, however, that a valid extension of the interest payment period by HEI shall not constitute a default in the payment of interest for this purpose; or

    (b) default in payment of principal of or premium, if any, on the Junior Subordinated Debt Securities of that series when due whether at maturity, upon redemption, by declaration or otherwise; provided, however, that a valid extension of the maturity of such Junior Subordinated Debt Securities shall not constitute a default for this purpose; or

    (c) default by the Company in the performance of any other of the covenants or agreements in the Junior Indenture (other than a covenant or agreement expressly included solely for the benefit of one or more other series than such series) which shall not have been remedied for a period of 90 days after notice; or

    (d) certain events of bankruptcy, insolvency or reorganization of HEI; or

    (e) in the event Junior Subordinated Debt Securities are issued to a Trust or a trustee of such trust, or to the Partnership, in connection with the issuance of Trust Securities by such Trust, the voluntary or involuntary dissolution, winding-up or termination of such Trust, except in connection with the distribution of Junior Subordinated Debt Securities to the holders of Trust Securities in liquidation of such Trust, the redemption of all of the Trust Securities of such Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Trust Agreement of such Trust.

  The Junior Indenture provides that, if a Junior Indenture Event of Default on any series of Junior Subordinated Debt Securities shall have occurred and be continuing, either the Junior Debt Trustee or the holders of record of not less than 25 percent in aggregate principal amount of the Junior Subordinated Debt Securities of such series then outstanding by proper notice may declare the principal of all such Junior Subordinated Debt Securities of such series to be due and payable immediately. The holders of a majority in aggregate outstanding principal amount of such series of Junior Subordinated Debt Securities may annul such declaration and waive the default if the default (other than the non-payment of the principal of such series of Junior Subordinated Debt Securities which has become due solely by reason of such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal and premium, if any due otherwise than by acceleration has been deposited with the Junior Debt Trustee. (Section 6.01)

  The holders of record of a majority in principal amount of the Junior Subordinated Debt Securities of any series affected and then outstanding and, in the case of Junior Subordinated Debt Securities issued to a Trust or the Partnership, the holders of a majority in aggregate liquidation amount of the related Trust Preferred Securities, shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Junior Debt Trustee under the Junior Indenture with respect to such series, provided that such direction shall not be in conflict with any rule of law or the Junior Indenture or unduly prejudicial to the rights of holders of any other series of the Junior Subordinated Debt Securities and subject to the right of the Junior Debt Trustee to require reasonable indemnity against expenses and liabilities. Notwithstanding the foregoing, subject to the subordination provisions set forth in a Prospectus Supplement, the right of any holder of Junior Subordinated Debt Securities to receive payment of the principal of and premium (if any) and interest on such Junior Subordinated Debt Securities on or after the due dates therefor, as the same may be extended in accordance with the terms of such Junior Subordinated Debt Securities, or to institute suit for the enforcement of any such payment provisions, shall not be impaired or affected without the consent of such holder. (Sections 6.04, 6.06 and 7.02)

  The Junior Indenture requires the annual filing by HEI with the Junior Debt Trustee of a certificate as to compliance by HEI with certain conditions and covenants under the Junior Indenture. (Section 5.03)

  The Junior Indenture provides that the Junior Debt Trustee may withhold notice of a Junior Indenture Event of Default from the holders of a series of Junior Subordinated Debt Securities (except a Junior Indenture Event of Default in payment of principal of or premium (if any) or interest on the Junior Subordinated Debt Securities) if the Trustee considers it in the interest of such holders to do so. (Section 6.07)

MODIFICATION OF THE INDENTURE

  The Junior Indenture contains provisions permitting the Company and the Junior Debt Trustee, with the consent of the holders of not less than a majority in principal amount of the Junior Subordinated Debt Securities of all series affected by such modification at the time outstanding, and, in the case of Junior Subordinated Debt Securities issued to a Trust or the Partnership, the holders of a majority in aggregate liquidation preference amount of the related Trust Preferred Securities, to modify the Junior Indenture or any supplemental indenture or the rights of the holders of the Junior Subordinated Debt Securities of such series; provided that no such modification shall, without the consent of the holders of each Junior Subordinated Debt Security (and each Trust Preferred Security, if applicable) affected thereby, (i) extend the fixed maturity of any Junior Subordinated Debt Security, or reduce the principal amount thereof (including in the case of a discounted Junior Subordinated Debt Security the amount payable thereon in the event of acceleration or the amount provable in bankruptcy) or any premium thereon, or reduce any amount payable on redemption thereof, or reduce the rate or extend the time of payment of interest thereon, or make the principal of or interest or premium, if any, on the Junior Subordinated Debt Securities payable in any coin or currency other than that provided in the Junior Subordinated Debt Securities, or impair or affect the right of any holder of Junior Subordinated Debt Securities to institute suit for the payment thereof or the right of prepayment, if any, at the option of the holder, (ii) reduce the aforesaid percentage of Junior Subordinated Debt Securities the consent of the holders of which is required for any such modification or (iii) otherwise adversely affect the interest of the holders of any series of Junior Subordinated Debt Securities. (Section 9.02)

DEFEASANCE AND DISCHARGE

  HEI may discharge certain obligations to holders of any series of Junior Debt Securities which have not already been delivered to the Junior Debt Trustee for cancellation and which either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Junior Debt Trustee or Defeasance Agent Governmental Obligations (as defined in the Junior Indenture) as trust funds in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of, premium on, if any, and interest on such Junior Subordinated Debt Securities.

  The Indenture provides that HEI, at HEI's option: (a) will be discharged from any and all obligations in respect of the Junior Subordinated Debt Securities of a series (except for certain obligations to register the transfer or exchange of Junior Subordinated Debt Securities, replace stolen, lost or mutilated Junior Subordinated

Debt Securities, maintain paying agencies and hold moneys for payment in trust) or (b) need not comply with certain restrictive covenants of the Indenture (including those described herein under "--Certain Covenants of HEI"), in each case if HEI deposits, in trust with the Junior Debt Trustee or the Defeasance Agent, money or U.S. Government Obligations which, through the payment of interest thereon and principal thereof in accordance with their terms, will provide money in an amount certified to be sufficient to pay all the principal (including any mandatory sinking fund payments) and premium, if any, of and interest on, the Junior Subordinated Debt Securities of such series on the dates such payments are due in accordance with the terms of such Junior Subordinated Debt Securities. To exercise any such option, among other things, HEI is required to deliver to the Junior Debt Trustee and the Defeasance Agent, if any, an opinion of counsel to the effect that (i) the deposit and related defeasance would not cause the holders of the Junior Subordinated Debt Securities of such series to recognize income, gain or loss for U.S. federal income tax purposes and, in the case of any such discharge pursuant to clause
(a), such opinion must be accompanied by a ruling to that effect received by HEI from the United States Internal Revenue Service, or a ruling pertaining to a comparable form of transaction to that effect published by the United States Internal Revenue Service, or must otherwise be based on a change in United States federal income tax law, since such a result would not occur under current tax law and (ii) if listed on any national securities exchange, such Junior Subordinated Debt Securities would not be delisted from such exchange as a result of the exercise of such option. (Section 11.01)

PROPOSED TAX LEGISLATION

  On March 19, 1996, President Clinton proposed certain tax law changes that would, among other things, generally deny corporate issuers a deduction for interest in respect of certain debt obligations, such as the Junior Subordinated Debt Securities, issued on or after December 7, 1995 (the "Proposed Legislation") if such debt obligations have a maximum term in excess of forty years or a maximum term in excess of twenty years and are not shown as indebtedness on the issuer's applicable consolidated balance sheet. On March 29, 1996, Senate Finance Committee Chairman William V. Roth, Jr. and House Ways and Means Committee Chairman Bill Archer issued a joint statement (the "Joint Statement") indicating their intent that the Proposed Legislation, if adopted by either of the tax-writing committees of Congress, would have an effective date that is no earlier than the date of "appropriate Congressional action." In addition, subsequent to the publication of the Joint Statement, Senator Daniel Patrick Moynihan and Representatives Sam M. Gibbons and Charles B. Rangel wrote letters to Treasury Department officials concurring with the view expressed in the Joint Statement (the "Democrat Letters"). If the principles contained in the Joint Statement and the Democrat Letters were followed and if the Proposed Legislation were enacted, such legislation would not apply to the Junior Subordinated Debt Securities. There can be no assurance, however, that the effective date guidance contained in the Joint Statement will be incorporated into the Proposed Legislation, if enacted, or that other legislation enacted after the date hereof will not otherwise adversely affect the ability of HEI to deduct the interest payable on the Junior Subordinated Debt Securities or the treatment of the Hawaiian Electric Industries Capital Trusts as grantor trusts not subject to federal income tax with respect to income received or accrued on the Junior Subordinated Debt Securities.

GOVERNING LAW

  The Junior Indenture and the Junior Subordinated Debt Securities will be governed by, and construed in accordance with, the internal laws of the State of New York. (Section 13.05)

THE JUNIOR DEBT TRUSTEE

  The Bank of New York shall be the initial Junior Debt Trustee. HEI or its affiliates maintain certain accounts and other banking relationships with the Junior Debt Trustee and its affiliates in the ordinary course of business.

                 DESCRIPTION OF THE TRUST PREFERRED SECURITIES

  Each Trust may issue, from time to time, a series of Trust Preferred Securities having terms described in the Prospectus Supplement relating thereto. The Trust Agreement of each Trust authorizes the Regular Trustees of such Trust to issue on behalf of the Trust only one series of Trust Preferred Securities. Each Trust Agreement will be qualified as an indenture under the Trust Indenture Act. Unless otherwise specified in the applicable Prospectus Supplement, The Bank of New York will act as Property Trustee for purposes of the Trust Indenture Act. The Trust Preferred Securities will have such terms, including distribution, redemption, voting, and liquidation rights and such other preferred, deferral or other special rights, and such restrictions, as shall be set forth in the Trust Agreement or made part of the Trust Agreement by the Trust Indenture Act.

  Reference is made to the Prospectus Supplement for the specific terms of the Trust Preferred Securities of each Trust, including (i) the distinctive designation of such Trust Preferred Securities; (ii) the number of Trust Preferred Securities issuable by such Trust; (iii) the annual distribution rate (or method of determining such rate) for Trust Preferred Securities issued by the Trust and the date or dates upon which such distributions shall be payable;
(iv) whether distributions on Trust Preferred Securities issued by such Trust shall be cumulative, and, in the case of Trust Preferred Securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on Trust Preferred Securities issued by such Trust shall be cumulative; (v) the amount or amounts which shall be paid out of the assets of such Trust to the holders of Trust Preferred Securities of such Trust upon voluntary or involuntary dissolution, winding-up or termination of the Trust; (vi) the obligation, if any, of such Trust to purchase or redeem Trust Preferred Securities issued by the Trust and the price or prices at which, the period or periods within which, and the terms and conditions upon which, Trust Preferred Securities issued by such Trust shall be purchased or redeemed, in whole or in part, pursuant to such obligation; (vii) the voting rights and the rights to direct action by the Property Trustee, if any, of holders of Trust Preferred Securities issued by the Trust, in addition to those required by law, including the number of votes per Preferred Security and any requirement for the approval by the holders of Trust Preferred Securities as a condition to specified action or amendments to the Trust Agreement of such Trust; (viii) the terms and conditions, if any, upon which the Junior Subordinated Debt Securities or the Partnership Preferred Securities, as the case may be, owned by such Trust may be distributed to holders of Trust Preferred Securities of such Trust; (ix) if applicable, any securities exchange upon which the Trust Preferred Securities shall be listed; (x) the manner in which holders of the Trust Preferred Securities may enforce their rights through the Property Trustee, through the Partnership and directly; and (xi) any other relevant rights, preferences, privileges, limitations or restrictions of the Trust Preferred Securities issued by such Trust not inconsistent with the Trust Agreement of such Trust or with applicable law.

  The rights of Trust Preferred Securities to receive certain distributions will be guaranteed by HEI to the extent set forth below under "Description of the Trust Guarantees." Certain United States federal income tax considerations applicable to any offering of Trust Preferred Securities will be described in the Prospectus Supplement relating thereto.

  Holders of the Trust Preferred Securities will have no rights to appoint or remove the Regular Trustees, who may be appointed, removed or replaced solely by HEI as the holder of all of the Trust Common Securities.

  The Trust Agreement of each Trust authorizes the Regular Trustees of such trust to issue on behalf of such Trust one series of Trust Common Securities having such terms including distribution, redemption, voting, and liquidation rights or such restrictions as shall be set forth therein. Except for voting rights, the terms of the Trust Common Securities issued by a Trust will be substantially identical to the terms of the Trust Preferred Securities issued by such Trust and the Trust Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Trust Preferred Securities except that, upon an event of default under the Trust Agreement, the rights of the holders of the Trust Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Trust Preferred Securities. Except in certain limited circumstances, the Trust Common Securities of a Trust will also carry the right to vote to appoint, remove or replace any of the Trustees of such Trust.

                      DESCRIPTION OF THE TRUST GUARANTEES

  Set forth below is a summary of certain information concerning the Trust Guarantees which will be executed and delivered by HEI for the benefit of the holders from time to time of Trust Preferred Securities. Each Trust Guarantee will be qualified as an indenture under the Trust Indenture Act. Unless otherwise specified in the applicable Prospectus Supplement, The Bank of New York will act as indenture trustee under each Trust Guarantee for purposes of the Trust Indenture Act (the "Trust Guarantee Trustee"). The terms of each Trust Guarantee will be those set forth in such Trust Guarantee and those made part of such Trust Guarantee by the Trust Indenture Act. The following summary of the Trust Guarantees does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of Trust Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act, and this summary of the terms of the Trust Guarantee is subject to supplementation and modification in any Prospectus Supplement relating to the particular Trust Preferred Securities being offered thereby. Each Trust Guarantee will be held by the Property Trustee for the benefit of the holders of the Trust Preferred Securities of the applicable Trust.

GENERAL

  Pursuant to each Trust Guarantee, HEI will agree, to the extent set forth therein, to pay in full, to the holders of the Trust Preferred Securities issued by a Trust, the Trust Guarantee Payments (as defined herein) (except to the extent paid by such Trust), as and when due, regardless of any defense, right of set-off or counterclaim which such Trust may have or assert. The following payments with respect to Trust Preferred Securities issued by a Trust, to the extent not paid by such Trust (the "Guarantee Payments"), will be subject to the Trust Guarantee thereon (without duplication): (i) any accrued and unpaid distributions which are required to be paid on such Trust Preferred Securities, to the extent such Trust shall have funds legally available therefor; (ii) the redemption price, including all accrued and unpaid distributions to the date of payment (the "Redemption Price"), to the extent such Trust has funds legally available therefor with respect to any Trust Preferred Securities called for redemption by the Trust; and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with the distribution of Junior Subordinated Debt Securities to the holders of Trust Preferred Securities or the redemption of all of the Trust Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on such Trust Preferred Securities to the date of payment, to the extent the Trust has funds legally available therefor and (b) the amount of assets of the Trust remaining legally available for distribution to holders of such Trust Preferred Securities in liquidation of such Trust. The redemption price and liquidation amount will be fixed at the time the Trust Preferred Securities are issued. HEI's obligation to make a Trust Guarantee Payment may be satisfied by direct payment of the required amounts by HEI to the holders of Trust Preferred Securities or by causing the applicable Trust to pay such amounts to such holders.

  The Trust Guarantees will not apply to any payment of distributions except to the extent a Trust shall have funds available therefor. If HEI does not make interest payments on the Junior Subordinated Debt Securities purchased by a Trust, or if HEI or its subsidiaries do not make payments on the Company Debentures or on the Subsidiary Debentures issued to the Partnership, respectively, and as a result the Partnership does not make distributions on Partnership Preferred Securities purchased by the Trust, the Trust will not pay distributions on the Trust Preferred Securities issued by such Trust and will not have sufficient funds legally available therefor.

  HEI has also agreed separately irrevocably and unconditionally to guarantee the obligations of each Trust with respect to the Trust Common Securities (the "Trust Common Securities Guarantees") to the same extent as the Trust Guarantees, except that upon an event of default under the Indenture, holders of Trust Preferred Securities shall have priority over holders of Trust Common Securities with respect to distributions and payments on liquidation, redemption or otherwise.

CERTAIN COVENANTS OF HEI

  In each Trust Guarantee, HEI will covenant that, so long as any Trust Preferred Securities issued by the applicable Trust remain outstanding, if there shall have occurred any event that would constitute an event of default under such Trust Guarantee or the Trust Agreement of such Trust, or if HEI has exercised its option to defer interest payments on the Junior Subordinated Debt Securities by extending the interest payment period and such period or extension thereof shall be continuing, then (a) HEI shall not declare or pay any dividend (other than a stock dividend) on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (except for dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, its common stock) and other than (i) purchases or acquisitions of shares of HEI Common Stock in connection with the satisfaction by HEI of its obligations under any employee benefit plans or any other contractual obligation of HEI (other than a contractual obligation ranking pari passu with or junior to the Junior Subordinated Debt Securities), (ii) as a result of a reclassification of HEI capital stock or the exchange or conversion of one class or series of HEI capital stock for another class or series of HEI capital stock or (iii) the purchase of fractional interests in shares of HEI capital stock pursuant to the conversion or exchange provisions of such HEI capital stock or the security being converted or exchanged), (b) HEI shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by HEI which rank pari passu with or junior to such Junior Subordinated Debt Securities, and (c) HEI shall not make any guarantee payments with respect to the foregoing (other than pursuant to such Trust Guarantee or any other guarantee by HEI with respect to comparable securities).

MODIFICATION OF THE TRUST GUARANTEES; ASSIGNMENT

  Except with respect to any changes which do not materially adversely affect the rights of holders of Trust Preferred Securities (in which case no vote will be required), each Trust Guarantee may be amended only with the prior approval of the holders of at least a majority in liquidation amount of the outstanding Trust Preferred Securities issued by the applicable Trust. The manner of obtaining any such approval of holders of such Trust Preferred Securities will be as set forth in an accompanying Prospectus Supplement. All guarantees and agreements contained in a Trust Guarantee shall bind the successors, assigns, receivers, trustees and representatives of HEI and shall inure to the benefit of the holders of the Trust Preferred Securities of the applicable Trust then outstanding. Except in connection with any merger or consolidation of HEI with or into another entity or any sale, transfer or lease of HEI's assets to another entity, each as permitted by the Junior Indenture, HEI may not assign its rights or delegate its obligations under such Trust Guarantee without the prior approval of the holders of at least a majority in liquidation preference amount of the outstanding Trust Preferred Securities issued by the applicable Trust.

TERMINATION

  Each Trust Guarantee will terminate as to the Trust Preferred Securities issued by the applicable Trust (a) upon full payment of the Redemption Price of all Trust Preferred Securities of such Trust, (b) upon distribution of the Junior Subordinated Debt Securities or Partnership Preferred Securities, as the case may be, held by such Trust to the holders of the Trust Securities of such Trust or (c) upon full payment of the amounts payable in accordance with the Trust Agreement of such Trust upon liquidation of Trust. Notwithstanding the foregoing, each Trust Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Trust Preferred Securities issued by the applicable Trust must restore payment of any sums paid under such Trust Preferred Securities or such Trust Guarantee.

EVENTS OF DEFAULT

  An event of default under a Trust Guarantee will occur upon the failure of HEI to perform any of its payment obligations thereunder.

  The holders of a majority in liquidation amount of the Trust Preferred Securities relating to such Trust Guarantee have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trust Guarantee Trustee in respect of the Trust Guarantee or to direct the exercise of any trust or power conferred upon the Trust Guarantee Trustee under such Trust Guarantee. Any holder of record of Trust Preferred Securities relating to such Trust Guarantee may institute a legal proceeding directly against HEI to enforce the Trust Guarantee Trustee's rights and the obligations of HEI under such Trust Guarantee, without first instituting a legal proceeding against the relevant Trust, the Trust Guarantee Trustee or any other person or entity.

STATUS OF THE TRUST GUARANTEES

  The Trust Guarantees will constitute unsecured obligations of HEI and will rank (i) subordinate and junior in right of payment to all other liabilities of HEI, except those made pari passu or subordinate by their terms, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by HEI, with the Partnership Guarantee and the Investment Guarantees and with any guarantee hereafter entered into by HEI in respect of any preferred or preference stock of any affiliate of HEI, and (iii) senior to HEI Common Stock. The terms of the Trust Preferred Securities provide that each holder of Trust Preferred Securities issued by the applicable Trust, by acceptance thereof, agrees to the subordination provisions and other terms of the Trust Guarantee relating thereto.

  The Trust Guarantees will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the Trust Guarantee without instituting a legal proceeding against any other person or entity).

INFORMATION CONCERNING THE TRUST GUARANTEE TRUSTEE

  The Trust Guarantee Trustee, prior to the occurrence of a default with respect to a Trust Guarantee, undertakes to perform only such duties as are specifically set forth in such Trust Guarantee and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Trust Guarantee Trustee is under no obligation to exercise any of the powers vested in it by a Trust Guarantee at the request of any holder of Trust Preferred Securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby.

  HEI or its affiliates maintain certain accounts and other banking relationships with The Bank of New York, which shall be the initial Trust Guarantee Trustee, and its affiliates in the ordinary course of business.

GOVERNING LAW

  The Trust Guarantees will be governed by, and construed in accordance with, the internal laws of the State of New York.

              DESCRIPTION OF THE PARTNERSHIP PREFERRED SECURITIES

  The summary of certain of the terms and provisions of the Partnership Preferred Securities set forth below and in any Prospectus Supplement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Agreement of Limited Partnership, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Partnership Act.

  The Partnership may issue to a Trust, a series of Partnership Preferred Securities having terms to be described in the Prospectus Supplement relating thereto. All of the partnership interests in the Partnership, other than the Partnership Preferred Securities acquired by the Trust, will be owned by Hycap, as the sole General Partner of the Partnership. The Agreement of Limited Partnership will authorize and create the Partnership

Preferred Securities, which represent limited partner interests in the Partnership. The limited partner interests represented by the Partnership Preferred Securities will have a preference with respect to distributions and amounts payable on redemption or liquidation over the General Partner's interest in the Partnership. Except as otherwise described herein or in any Prospectus Supplement, the Agreement of Limited Partnership does not permit the issuance of any additional partnership interests or the incurrence of any indebtedness by the Partnership. Reference is made to the Prospectus Supplement relating to the Partnership Preferred Securities for specific terms, including, if applicable, provisions concerning (i) distributions to holders of Partnership Preferred Securities, (ii) liquidation preferences of holders of Partnership Preferred Securities, (iii) enforcement of the Agreement of Limited Partnership, (iv) investments by the Partnership in Company Debentures, Subsidiary Debentures and Eligible Debt Securities, (v) Investment Guarantees, (vi) redemption rights and procedures relating to the Partnership Preferred Securities, (vii) liquidation and dissolution of the Partnership, (viii) voting rights of holders of Partnership Preferred Securities, and (ix) any other relevant rights, preferences, privileges, limitations or restrictions relating to the Partnership Preferred Securities issued by the Partnership.

                   DESCRIPTION OF THE PARTNERSHIP GUARANTEE

  Set forth below is a summary of certain information concerning the Partnership Guarantee that will be executed and delivered by HEI for the benefit of the holders from time to time of Partnership Preferred Securities. The summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Partnership Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

  Pursuant to the Partnership Guarantee, HEI will irrevocably agree, on a subordinated basis to the extent set forth therein, to pay in full to the holders of the Partnership Preferred Securities (without duplication of amounts theretofore paid by the Partnership), as and when due, regardless of any defense, right of set-off or counterclaim that the Partnership may have or assert, certain payments, including certain distribution, redemption, liquidation preference, and other payments, all as will be described in more detail in the Prospectus Supplement relating to the Partnership Guarantee.

  The Partnership Guarantee will be a guarantee on a subordinated basis with respect to the Partnership Preferred Securities from the time of issuance of such Partnership Preferred Securities but will not apply to any payment of distributions or redemption price, or to payments upon the dissolution, winding-up or termination of the Trust, except to the extent the Partnership shall have funds legally available therefor.

  Reference is made in an applicable Prospectus Supplement for the specific terms of the Partnership Guarantee, including, if applicable, provisions concerning (i) certain covenants of HEI, (ii) events of default under and enforcement of the Partnership Guarantee, (iii) status of the Partnership Guarantee and subordination provisions, (iv) termination of the Partnership Guarantee, and (v) any other relevant provisions relating to the Partnership Guarantee.

                   DESCRIPTION OF THE INVESTMENT GUARANTEES

  The Company will guarantee, on a subordinated basis, payments in respect of each Debenture issued by an Investment Affiliate (other than the Company, unless HEI's obligation under the Company Debentures are transferred to and assumed by another Investment Affiliate) to the extent set forth below and in any accompanying Prospectus Supplement (the "Investment Guarantees"). The Investment Guarantees will be enforceable regardless of any defense, right of set-off or counterclaim that the Company may have or assert. The Investment Guarantees will be full and unconditional guarantees with respect to the applicable Subsidiary Debentures from the time of issuance. To the extent that the Partnership invests in additional Affiliate Investment Instruments as described in an accompanying Prospectus Supplement, the determination as to whether such Affiliate Investment Instrument will contain an Investment Guarantee will be made at the date of its issuance or upon its transfer to an Investment Affiliate (other than the Company).

  The Company's obligations under the Investment Guarantees will constitute unsecured obligations of the Company and will rank subordinate and junior to all other existing liabilities of the Company and will rank pari passu with the most senior preferred stock (if any) issued from time to time by the Company and with any guarantee now or hereafter entered into by the Company in respect of any preferred security of any affiliate of the Company. Accordingly, the rights of the holders of the Subsidiary Debentures to receive payments under the Investment Guarantees will be subject to the rights of the holders of any obligations that are senior in priority to the obligations under the Investment Guarantees. Furthermore, the holders of obligations of the Company that are senior to the obligations under the Investment Guarantees (including, but not limited to, obligations constituting senior indebtedness of the Company) will be entitled to the same rights upon payment default or dissolution, liquidation and reorganization in respect of the Investment Guarantees that inure to the holders of senior indebtedness of the Company as against the holders of the Company Debentures. The terms of the Debentures provide that each holder of Debentures, by acceptance thereof, agrees to the subordination provisions and other terms of the Investment Guarantees.

                    DESCRIPTION OF THE PREFERRED STOCK

  The following description of the terms of the Preferred Stock sets forth certain general terms and provisions of the Preferred Stock to which any Prospectus Supplement may relate. Certain other terms of any series of the Preferred Stock offered by any Prospectus Supplement will be described in such Prospectus Supplement. The description of certain provisions of the Preferred Stock set forth below and in any Prospectus Supplement does not purport to be complete and is subject to and qualified in its entirety by reference to HEI's Restated Articles of Incorporation, as amended (the "Articles"), and the rights, preferences and privileges of the particular series of the Preferred Stock which will be set forth in a board resolution or articles of amendment to be filed with the Hawaii Department of Commerce and Consumer Affairs and incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part at or prior to the time of issuance of such series of Preferred Stock.

  Under the Articles, HEI is authorized to issue 10,000,000 shares of Preferred Stock without par value ("Preferred Stock").

  Preferred Stock may be issued by the Board of Directors in one or more series, without action by stockholders and with such preferences, voting powers, restrictions and qualifications as may be fixed by resolution of the Board of Directors authorizing the issuance of such shares. Under current Hawaii law, the terms and provisions of all shares of Preferred Stock must be identical except with respect to dividend rates, redemption and redemption prices, amounts payable in liquidation, sinking fund provisions, conversion privileges, if any, and voting rights, if any.

  If and when authorized by the Board of Directors, any such Preferred Stock may be preferred as to dividends or in liquidation, or both, over the Common Stock. For example, the terms of the Preferred Stock, if and when authorized, could prohibit dividends on shares of Common Stock until all dividends and any mandatory redemptions have been paid with respect to shares of Preferred Stock. In addition, the Board of Directors may, without stockholder approval, issue Preferred Stock with voting and conversion rights which could adversely affect the voting power or economic rights of the holders of Common Stock. Issuance of Preferred Stock by HEI could thus have the effect of delaying, deferring or preventing a change of control of HEI.

                      DESCRIPTION OF THE COMMON STOCK

GENERAL

  Under the Articles, HEI is authorized to issue 100,000,000 shares of Common Stock without par value ("Common Stock").

  The outstanding shares of HEI's Common Stock are fully paid and nonassessable. Additional shares of Common Stock, when issued, will be fully paid and nonassessable when the consideration for which HEI's board of directors authorizes their issuance has been received. The holders of Common Stock have no preemptive rights and there are no conversion, redemption or sinking fund provisions applicable thereto. Unless otherwise specified in the applicable Prospectus Supplement, HEI's Common Stock is transferable at the Stock Transfer Division of the Company, Transfer Agent, P.O. Box 730, Honolulu, Hawaii 96808-0730, and at the office of First Chicago Trust Company of New York, Co-Transfer Agent and Registrar, 30 West Broadway, New York, New York 10007.

DIVIDENDS

  Stock and cash dividends may be issued and paid to the holders of Common Stock as and when declared by the Board of Directors, provided that, after giving effect to the payment of cash dividends, HEI is able to pay its debts as they become due in the usual course of its business and HEI's total assets are not less than the sum of its total liabilities plus the maximum amount that then would be payable in any liquidation in respect of all outstanding shares having preferential rights in liquidation. All shares of Common Stock will participate equally with respect to dividends.

  HEI's ability to pay dividends is limited by the restrictions and limitations set forth in debt instruments.

LIQUIDATION RIGHTS

  In the event of any liquidation, dissolution, receivership, bankruptcy, disincorporation or winding-up of the affairs of the Company, voluntarily or involuntarily, holders of HEI's Common Stock are entitled to any assets of HEI available for distribution to HEI's stockholders after the payment in full of any preferential amounts to which holders of any Preferred Stock may be entitled. All shares of Common Stock will rank equally in the event of liquidation.

VOTING RIGHTS

  Holders of Common Stock are entitled to one vote per share, subject to such limitation or loss of right as may be provided in resolutions which may be adopted from time to time creating issues of Preferred Stock or otherwise. At annual and special meetings of stockholders, a majority of the outstanding shares of Common Stock constitute a quorum and the affirmative vote of a majority of such quorum so present is sufficient to approve of any action except as otherwise required by law and except with respect to the amendment of certain provisions of HEI's By-laws.

  Under HEI's current By-laws, one-third (as nearly as possible) of the total number of directors is elected at each annual meeting of stockholders and no holder of Common Stock is entitled to cumulate votes in an election of directors so long as HEI shall have a class of equity securities registered pursuant to the Exchange Act which are listed on a national securities exchange or traded over-the-counter on the National Market of the National Association of Securities Dealers, Inc. Automated Quotation System. Directors may be removed from office only for cause.

  An amendment to the provisions in the By-laws relating to (1) matters which may be brought before an annual meeting, (2) matters which may be brought before a special meeting, (3) cumulative voting, (4) the number and staggered terms of members of the Board of Directors, (5) removal of directors and (6) amendment of the By-laws must in each case be approved either (a) by the affirmative vote of 80% of the shares entitled to vote generally with respect to election of directors voting together as a single class, or (b) by the affirmative vote of a majority of the entire Board of Directors plus a concurring vote of a majority of the "continuing directors" (as that term is defined in Article XVIII of the By-laws) voting separately and as a subclass of directors.

  The provisions of HEI's By-laws referred to in the foregoing two paragraphs, and the statutory provisions referred to below, may have the effect of delaying, deferring or preventing a change in control of HEI.

RESTRICTION ON PURCHASE OF SHARES AND CONSEQUENCES OF SUBSTANTIAL HOLDINGS UNDER CERTAIN HAWAII AND FEDERAL LAWS

  The Hawaii Control Share Acquisition Act places restrictions on the acquisition of ranges of voting power (starting at 10% and at 10% intervals up to a majority) for the election of directors of HEI unless the acquiring person obtains approval of the acquisition by the affirmative vote of the holders of a majority of the voting power of all shares entitled to vote exclusive of the shares beneficially owned by the acquiring person and consummates the proposed control share acquisition within 180 days after shareholder approval. If such approval is not obtained, the statute provides that the shares acquired may not be voted for a period of one year from the date of acquisition, the shares will be nontransferable on HEI's books for one year after acquisition and HEI, during the one-year period, shall have the right to call the shares for redemption either at the prices at which the shares were acquired or at book value per share as of the last day of the fiscal quarter ended prior to the date of the call for redemption.

  Under the Hawaii Public Utilities Commission ("PUC") statute, not more than 25% of the issued and outstanding voting stock of certain public utility corporations, including HECO and its wholly-owned electric utility subsidiaries, may be held, directly or indirectly, by any single foreign corporation or any single nonresident alien, or held by any person, without the prior approval of the PUC. The acquisition of more than 25% of the issued and outstanding voting stock of HEI in one or more transactions might be deemed to result in the holding of more than 25% of the voting stock of its electric utility subsidiaries. In addition, HEI is subject to an agreement (the "PUC Agreement") entered into with the PUC when HECO became a wholly-owned subsidiary of HEI. The PUC Agreement provides that the acquisition of HEI by a third party, whether by purchase, merger, consolidation or otherwise, requires the prior written approval of the PUC.

  Under the Hawaii Environmental Disclosure Law, a person and that person's affiliates who in the aggregate beneficially own 10% or more but less than 50% of securities entitled to vote for the election of directors of HEI may not acquire more than 5% of such securities during any 12-month period without first filing an environmental disclosure statement with the Hawaii Office of Environmental Quality Control.

  The Savings and Loan Holding Company Act, the Financial Institutions Reform, Recovery and Enforcement Act, the Change in Bank Control Act and the Office of Thrift Supervision ("OTS") regulations place restrictions on certain types of acquisitions of control of a savings bank and its holding company. Generally, no company, or any director or officer of a savings and loan holding company, or person who owns, or controls or holds with power to vote more than 25% of the voting stock of such holding company, may acquire control of a savings bank insured by the Federal Deposit Insurance Corporation or its holding company, without the prior written approval of the OTS. In addition, no person (with certain exceptions) may acquire control of a savings bank or savings and loan holding company, unless the OTS has been given 60 days' prior written notice of the acquisition and has not objected to it. As a result of HEI's ownership of ASB, the acquisition of control of HEI, HEIDI or ASB may be subject to the requirement of prior written OTS approval or 60 days' prior written notice to the OTS, unless such transaction would be exempt from such requirements under federal law or regulation. "Control" in this context means the acquisition of, control of, or holding proxies representing, more than 25% of the voting shares of HEI, HEIDI or ASB, or the power to control in any manner the election of a majority of the directors thereof. However, under OTS regulations, one would be determined, subject to rebuttal, to have acquired control if one acquires more than 10% of the voting shares of HEI, HEIDI or ASB and is subject to one of certain specified "control factors." Anyone acquiring more than 10%, or additional stock above 10%, of any class of shares of HEI, HEIDI or ASB may be required to file a certification with the OTS.

  Under the Jones Act, it is unlawful to transport merchandise between points in the U.S. except in vessels owned by U.S. citizens. For corporations to demonstrate U.S. citizenship, a majority of the officers and directors must be citizens, 75% of its voting stock must be owned by U.S. citizens and certain additional requirements must be met. If less than 75% of the Common Stock of HEI (which is the only class of voting stock presently outstanding) is owned by U.S. citizens, the vessels of HTB and YB would not be permitted to engage in transport between points in Hawaii.

  Under the Public Utility Holding Company Act of 1935 (the "1935 Act"), any company (as defined in the 1935 Act) which directly or indirectly owns, controls or holds with power to vote 10% or more of the outstanding voting securities of HEI may be a public utility holding company, subject to regulation under the 1935 Act, unless an exemption is available under the 1935 Act or the Securities and Exchange Commission, upon application, declares such a company not to be a holding company. In addition, under the 1935 Act, unless an exemption is available, no person who directly or indirectly owns, controls or holds 5% or more of the Common Stock or other voting securities of HEI may, without approval of the Commission, become the owner of 5% or more of the outstanding voting securities of any other public utility or public utility holding company. In addition, no person who directly or indirectly owns, controls, or holds 5% or more of the outstanding voting securities of any public utility holding company may, without the approval of the Commission, become the owner of 5% or more of HEI's Common Stock, unless there is an applicable exemption.

DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

  The holders of record of Common Stock of HEI and of Preferred Stock of HEI's electric utility subsidiaries (HECO, MECO or HELCO) and any residents of Hawaii who are of legal age are eligible to participate in the HEI Dividend Reinvestment and Stock Purchase Plan (the "Plan"). Stockholders participating in the Plan automatically reinvest their dividends to purchase Common Stock at market price (as defined in the Plan). Stockholders and residents of Hawaii are also eligible to purchase shares of Common Stock at market price (as defined in the Plan) by making cash contributions. Participants do not pay brokerage commissions or service charges in connection with such purchases. HEI reserves the right to suspend, modify or terminate the Plan at any time.

                              PLAN OF DISTRIBUTION

  HEI may sell the Debt Securities, Preferred Stock or Common Stock and any Trust may sell Trust Preferred Securities in any of, or any combination of, the following ways: (i) directly to purchasers, (ii) through agents, (iii) to or through underwriters or (iv) through dealers. Such underwriters, dealers or agents may be affiliates of HEI, and offers or sales of such securities may include secondary market transactions by affiliates of HEI.

  Offers to purchase Offered Securities may be solicited directly by HEI and/or any Trust, as the case may be, or by agents designated by HEI and/or a Trust, as the case may be, from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of the Offered Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by HEI to such agent will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in the related Prospectus Supplement, any such agency will be acting on a best efforts basis for the period of its appointment.

  If an underwriter or underwriters are utilized in the sale of Offered Securities in respect of which this Prospectus is delivered, such Offered Securities will be acquired by such underwriter or underwriters for its own account or their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriter or underwriters with respect to a particular underwritten offering of such Offered Securities will be named in, and if an underwriting syndicate is used the managing underwriter or underwriters will be set forth on the cover page of, the applicable Prospectus Supplement. In connection with the sale of such Offered Securities, underwriters may receive compensation from HEI in the form of underwriting discounts or commissions and may also receive commissions from purchasers of any such Offered Securities for whom they may act as agent. Unless otherwise set forth in such Prospectus Supplement, the obligations of such underwriter or underwriters will be subject to certain conditions precedent, and such underwriters will be obligated to purchase all such Offered Securities if any are purchased.

  If a dealer is utilized in the sale of the Offered Securities in respect of which this Prospectus is delivered, HEI and/or any Trust, as the case may be, will sell such Offered Securities to the dealer, as principal. The dealer may then resell such Offered Securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer involved in the offer or sale of such Offered Securities will be named, and any discounts or commissions allowed or reallowed or paid to the dealer will be set forth, in the Prospectus Supplement.

  Agents, underwriters, and dealers may be entitled under the relevant agreements to indemnification by HEI and/or any Trust, as the case may be, against certain liabilities, including liabilities under the Securities Act, or to contribution payments in respect thereof.

  Certain of the underwriters, agents and their controlling persons may engage in transactions with or perform services for HEI or its affiliates in the ordinary course of business.

                                 LEGAL MATTERS

  The validity of the Debt Securities, the Guarantees, the Preferred Stock and the Common Stock offered by this Prospectus and any applicable Prospectus Supplement, and certain matters relating thereto, will be passed upon for HEI, and certain United States federal income taxation matters will be passed upon for HEI, the Trusts and the Partnership, by Goodsill Anderson Quinn & Stifel, 1800 Alii Place, 1099 Alakea Street, Honolulu, Hawaii 96801. Certain matters of Delaware law relating to the validity of the Trust Preferred Securities and the Partnership Preferred Securities will be passed upon on behalf of each of the Trusts by Richards, Layton & Finger, special Delaware counsel to the Trusts, the Partnership and HEI. Certain legal matters will be passed upon for the Underwriters by Winthrop, Stimson, Putnam & Roberts, New York, New York.

                                    EXPERTS

  The consolidated financial statements and schedules of HEI and its subsidiaries as of December 31, 1995 and 1994, and for each of the years in the three-year period ended December 31, 1995, which financial statements and schedules have been incorporated by reference and included, respectively, in HEI's most recent Annual Report on Form 10-K, for its fiscal year ended December 31, 1995, as amended by Form 10-K/A dated April 30, 1996, which is incorporated by reference herein (and elsewhere in the Registration Statement), have been incorporated by reference herein (and elsewhere in the Registration Statement) in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, also incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

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-------------------------------------------------------------------------------

 NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY HAWAIIAN ELECTRIC INDUSTRIES, INC., THE TRUSTS, THE PARTNERSHIP OR THE UNDERWRITERS. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER AND THEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF HAWAIIAN ELECTRIC INDUSTRIES, INC., THE TRUSTS OR THE PARTNERSHIP SINCE THE DATE HEREOF. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                                ---------------

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
                             PROSPECTUS SUPPLEMENT
Prospectus Summary........................................................ S-5
Selected Consolidated Financial Data...................................... S-11
Risk Factors.............................................................. S-13
Use of Proceeds........................................................... S-17
Accounting Treatment...................................................... S-17
Description of Hawaiian Electric Industries, Inc. ........................ S-17
Description of the Trust.................................................. S-21
Description of the Partnership............................................ S-22
Supplemental Description of the Trust Preferred Securities................ S-23
Supplemental Description of the Trust Guarantee........................... S-36
Supplemental Description of the Partnership Preferred Securities.......... S-39
Supplemental Description of the Partnership Guarantee..................... S-50
Certain Federal Income Tax Considerations................................. S-53
Underwriting ............................................................. S-58
ERISA Considerations...................................................... S-59
Index of Selected Defined Terms........................................... S-60

                                  PROSPECTUS
Available Information.....................................................    4
Incorporation of Certain Documents by Reference...........................    5
Hawaiian Electric Industries, Inc. .......................................    6
The Hawaiian Electric Industries Capital Trusts...........................    7
The Partnership...........................................................    8
Consolidated Ratios of Earnings to Fixed Charges..........................    8
Use of Proceeds...........................................................    9
Description of Senior Debt Securities and Senior Subordinated Debt
 Securities...............................................................    9
Description of the Junior Subordinated Debt Securities....................   17
Description of the Trust Preferred Securities.............................   24
Description of the Trust Guarantees.......................................   25
Description of the Partnership Preferred Securities.......................   27
Description of the Partnership Guarantee..................................   28
Description of the Investment Guarantees..................................   28
Description of the Preferred Stock........................................   29
Description of the Common Stock...........................................   29
Plan of Distribution......................................................   32
Legal Matters.............................................................   33
Experts...................................................................   33

-------------------------------------------------------------------------------
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                                   4,000,000
                          TRUST PREFERRED SECURITIES

                 HAWAIIAN ELECTRIC INDUSTRIES CAPITAL TRUST I

                               % TRUST ORIGINATED
                     PREFERRED SECURITIES/SM/ ("TOPrS/SM/")
                           GUARANTEED TO THE EXTENT
                              SET FORTH HEREIN BY

                            HAWAIIAN ELECTRIC

                             INDUSTRIES, INC.

                             ---------------------

                             PROSPECTUS SUPPLEMENT

                             ---------------------

                              MERRILL LYNCH & CO.

                           GOLDMAN, SACHS & CO.

                        DEAN WITTER REYNOLDS INC.


                        A.G. EDWARDS & SONS, INC.


                          LEGG MASON WOOD WALKER

                                INCORPORATED

                            ROBERT W. BAIRD & CO.

                                INCORPORATED

                                JANUARY  , 1997

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are:

   Filing Fee for Registration Statement..............................  $ 90,910
   Legal Fees and Expenses*...........................................   100,000
   Accounting Fees and Expenses*......................................    50,000
   Blue Sky Fees and Expenses*........................................     5,000
   Printing and Engraving Fees*.......................................    50,000
   Fees and Expenses of Registrars, Transfer Agents, Paying Agents and
    Trustees*.........................................................    15,000
   Fees of Rating Agencies*...........................................   130,000
   Listing Fees*......................................................    45,000
   Miscellaneous*.....................................................    14,090
                                                                        --------
     Total*...........................................................  $500,000
                                                                        ========

--------
*  Estimated

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  The Restated Articles of Incorporation of HEI provide that HEI will indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding to which such person is a party or is threatened to be made a party by reason of being or having been a director, officer, employee or agent of HEI, provided that such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of HEI, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. With respect to an action brought by or in the right of HEI in which such person is adjudged to be liable for negligence or misconduct in performance of that person's duty to HEI, indemnification may be made under the Restated Articles of Incorporation only to the extent deemed fair and reasonable in view of all the circumstances of the case by the court in which the action was brought or any other having jurisdiction. The indemnification provisions in the Restated Articles of Incorporation were authorized at the time of their adoption by the applicable provisions of the Hawaii Revised Statutes, and substantially similar authorizing provisions are currently set forth in Section 415-5 of the Hawaii Revised Statutes.

  At HEI's annual meeting of stockholders held on April 18, 1989, the stockholders adopted a proposal authorizing HEI to enter into written indemnity agreements with its officers and directors. Pursuant to such authority, HEI has entered into agreements of indemnity with certain of its officers and directors. The agreements provide for mandatory indemnification of officers and directors to the fullest extent authorized or permitted by law, which could among other things protect officers and directors from certain liabilities under the Securities Act of 1933. Indemnification under the agreements may be provided without a prior determination that an officer or director acted in good faith or in the best interests of HEI, and without prior court approval of indemnification of an officer or director adjudicated liable in a shareholder's derivative action. The agreements provide for indemnification against expenses (including attorneys' fees), judgments, fines and settlement amounts in connection with any action by or in the right of HEI.

  Under a directors' and officers' liability insurance policy, directors and officers are insured against certain liabilities, including certain liabilities under the Securities Act of 1933.

  The Trust Agreement of each Trust provides that no Trustee, affiliate of any Trustee, or any officers, directors, shareholders, members, partners, employees, representatives or agents of any Trustee, or any employee or agent of the Trust or its affiliates (each an "Indemnified Person") shall be liable, responsible or accountable in damages or otherwise to the Trust or any employee or agent of the Trust of its affiliates for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by the Trust Agreement or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's gross negligence (or, in the case of the Institutional Trustee, negligence) or willful misconduct with respect to such acts or omissions. The Trust Agreement also provides that to the fullest extent permitted by applicable law, HEI shall indemnify and hold harmless each Indemnified Person from and against any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by such Trust Agreement, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of gross negligence (or, in the case of the Institutional Trustee, negligence) or willful misconduct with respect to such acts of omissions. The Trust Agreement further provides that, to the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Trust prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by or an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified for the underlying cause of action as authorized by the Trust Agreement.

  The Limited Partnership Agreement provides that no General Partner, Special Representative (if any), affiliate of the General Partner or any Special Representative, or any officers, directors, shareholders, members, partners, employees, representatives or agents of any of the foregoing of the Partnership or its affiliates (each an "Indemnified Person") shall be liable, responsible or accountable in damages or otherwise to the Partnership or any employee or agent of the Partnership or its affiliates for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Partnership and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by the Limited Partnership Agreement or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's gross negligence or willful misconduct with respect to such acts or omissions. The Limited Partnership Agreement also provides that to the fullest extent permitted by applicable law, the Partnership shall indemnify and hold harmless each Indemnified Person from and against any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Partnership and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by such Limited Partnership Agreement, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of gross negligence or willful misconduct with respect to such acts of omissions. The Limited Partnership Agreement further provides that, to the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by or an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified for the underlying cause of action as authorized by the Limited Partnership Agreement.

ITEM 16. EXHIBITS.

  EXHIBIT
   NUMBER                                  DESCRIPTION
 ----------                                -----------
      1          Form of Purchase Agreement for offering of Preferred Securities
      4(a)(i)    Certificate of Trust of Hawaiian Electric Industries Capital
                 Trust I.*
      4(a)(ii)   Certificate of Trust of Hawaiian Electric Industries Capital
                 Trust II.*
      4(a)(iii)  Certificate of Trust of Hawaiian Electric Industries Capital
                 Trust III.*
      4(b)(i)    Trust Agreement for Hawaiian Electric Industries Capital Trust
                 I.*
      4(b)(ii)   Trust Agreement for Hawaiian Electric Industries Capital Trust
                 II.*
      4(b)(iii)  Trust Agreement for Hawaiian Electric Industries Capital Trust
                 III.*
      4(c)       Amended and Restated Certificate of Limited Partnership for HEI
                 Preferred Funding, LP.
      4(d)(i)    Agreement of Limited Partnership for HEI Preferred Funding,
                 LP.*
      4(d)(ii)   Assignment of General Partner Interest and Amendment of
                 Agreement of Limited Partnership.
      4(e)       Form of Amended and Restated Agreement of Limited Partnership
                 of HEI Preferred Funding, LP.
      4(f)       Form of Amended and Restated Trust Agreement to be used in connection with the issuance of the Preferred Securities by
                 Hawaiian Electric Industries Capital Trusts I, II and III.
      4(g)       Form of Senior Indenture to be used in connection with issuance of Senior Debt Securities by HEI.
      4(h)       Form of Senior Subordinated Indenture to be used in connection with issuance of Subordinated Debt Securities by HEI.
      4(i)       Form of Junior Indenture between HEI and The Bank of New York, as Trustee, to be used in connection with issuance of Junior
                 Subordinated Debentures by HEI.
      4(j)       Form of Officer's Certificate to be used in connection with the issuance by HEI of Senior Debt Securities.
      4(k)       Form of Officer's Certificate to be used in connection with the issuance by HEI of Subordinated Debt Securities.
      4(l)       Form of Officers' Certificate to be used in connection with the issuance by HEI of Junior Subordinated Debentures.
      4(m)       Form of Preferred Security for issuance by Hawaiian Electric
                 Industries Capital Trusts I, II and III (included in Exhibit
                 4(f)).
      4(n)       Form of Junior Subordinated Debenture for issuance by HEI
                 (included in Exhibit 4(l)).
      4(o)       Form of Trust Preferred Securities Guarantee Agreement for
                 issuance by HEI.
      4(p)       Form of Partnership Guarantee Agreement.
      4(q)       Form of Affiliate Investment Instruments Guarantee Agreement.
      5(a)       Opinion of Goodsill Anderson Quinn & Stifel
      5(b)       Opinion of Richards, Layton & Finger
      8          Tax Opinion of Goodsill Anderson Quinn & Stifel
     12(a)       Computation of Ratio of Earnings to Fixed Charges. (1)
     12(b)       Computation of Ratio of Earnings to Combined Fixed Charges and
                 Preferred Stock Dividends. (1)
     23(a)       Consent of KPMG Peat Marwick LLP.
     23(b)       Consent of Goodsill Anderson Quinn & Stifel as to opinion
                 (included in Exhibit 5(a)).
     23(c)       Consent of Richards, Layton & Finger as to opinion (included in
                 Exhibit 5(b)).
     23(d)       Consent of Goodsill Anderson Quinn & Stifel as to opinion re tax matters (included in Exhibit 8).
     24(a)       Power of Attorney for HEI officers and directors.*
     24(b)       Power of Attorney for Hawaiian Electric Industries Capital
                 Trust I (included in Exhibit 4(b)(i)).
     24(c)       Power of Attorney for Hawaiian Electric Industries Capital
                 Trust II (included in Exhibit 4(b)(ii)).
     24(d)       Power of Attorney for Hawaiian Electric Industries Capital
                 Trust III (included in Exhibit 4(b)(iii)).
     25(a)       Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the
                 Preferred Securities Guarantee with respect to Hawaiian
                 Electric Industries Capital Trust I.
     25(b)       Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the
                 Preferred Securities Guarantee with respect to Hawaiian
                 Electric Industries Capital Trust II.

  EXHIBIT
  NUMBER                               DESCRIPTION
 ---------                             -----------
     25(c) Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the Preferred
           Securities Guarantee with respect to Hawaiian Electric Industries
           Capital Trust III.
     25(d) Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee with respect to the
           Trust Preferred Securities of Hawaiian Electric Industries Capital
           Trust I.
     25(e) Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee with respect to the
           Trust Preferred Securities of Hawaiian Electric Industries Capital
           Trust II.
     25(f) Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee with respect to the
           Trust Preferred Securities of Hawaiian Electric Industries Capital
           Trust III.
     25(g) Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the Junior
           Indenture.
     25(h) Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the Partnership
           Guarantee with respect to HEI Preferred Funding, LP.
     25(i) Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Bank of New York, as Trustee with respect to the
           Partnership Preferred Securities of HEI Preferred Funding, LP.

--------

 * Previously filed with this Registration Statement.

(1) Incorporated by reference to Exhibit 12 of HEI's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996. HEI has no preferred stock outstanding.

ITEM 17. UNDERTAKINGS.

  Each of the undersigned registrants hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933, unless the information required to be included in such post-effective amendment is contained in a periodic report filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated by reference in this Registration Statement;

      (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, unless the information required to be included in such post-effective amendment is contained in a periodic report filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated by reference in this Registration Statement; provided, however that any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of HEI's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (5) To provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

    (6) That, for the purposes of determining any liability under the Securities Act of 1933:

      (i) The information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

      (ii) Each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each registrant pursuant to the provisions described under Item 15 above, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the respective registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  HEI hereby undertakes to file an application for the purpose of determining the eligibility of the trustee under the Indenture relating to the Senior Debt Securities and the Indenture relating to the Senior Subordinated Debt Securities to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, Hawaiian Electric Industries, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of Honolulu, State of Hawaii, on the 24th day of January, 1997.

                                          HAWAIIAN ELECTRIC INDUSTRIES, INC.


                                          By /s/ Robert F. Mougeot
                                          _____________________________________
                                          Robert F. Mougeot
                                          Financial Vice President
                                          and Chief Financial Officer

  Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

             SIGNATURES                          TITLE                    DATE
             ----------                          -----                    ----


/s/ Robert F. Clarke*                President and Director         January 24, 1997
____________________________________ (Chief Executive Officer)
   Robert F. Clarke


/s/ Robert F. Mougeot*               Financial Vice President       January 24, 1997
____________________________________ and Chief Financial
   Robert F. Mougeot                 Officer (Principal
                                     Financial Officer)

/s/ Curtis Y. Harada*                Controller (Principal          January 24, 1997
____________________________________ Accounting Officer)
   Curtis Y. Harada


/s/ Don E. Carroll*                  Director                       January 24, 1997
____________________________________
   Don E. Carroll


/s/ Edwin L. Carter*                 Director                       January 24, 1997
____________________________________
   Edwin L. Carter


/s/ John D. Field*                   Director                       January 24, 1997
____________________________________
   John D. Field

             SIGNATURES                          TITLE                    DATE
             ----------                          -----                    ----

/s/   Richard Henderson*             Director                       January 24, 1997
____________________________________
   Richard Henderson

/s/  Victor Hao Li*                  Director                       January 24, 1997
____________________________________
   Victor Hao Li

/s/ T. Michael May*                  Director                       January 24, 1997
____________________________________
   T. Michael May

/s/  Bill D. Mills*                  Director                       January 24, 1997
____________________________________
   Bill D. Mills

/s/                                  Director
____________________________________
   A. Maurice Myers

/s/  Ruth M. Ono*                    Director                       January 24, 1997
____________________________________
   Ruth M. Ono

/s/   Diane J. Plotts*               Director                       January 24, 1997
____________________________________
   Diane J. Plotts

/s/   James K. Scott*                Director                       January 24, 1997
____________________________________
   James K. Scott

/s/                                  Director
____________________________________
   Oswald K. Stender

/s/  Kelvin H. Taketa*               Director                       January 24, 1997
____________________________________
   Kelvin H. Taketa

/s/  Jeffrey N. Watanabe*            Director                       January 24, 1997
____________________________________
   Jeffrey N. Watanabe

*By /s/ Robert F. Mougeot
____________________________________
      Robert F. Mougeot
For himself and as Attorney-In-Fact
  for the above mentioned officers
          and directors

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, each of Hawaiian Electric Industries Capital Trust I, Hawaiian Electric Industries Capital Trust II and Hawaiian Electric Industries Capital Trust III has duly caused this Amendment No. 1 to this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Honolulu, State of Hawaii, on January 24, 1997.

                                          HAWAIIAN ELECTRIC INDUSTRIES CAPITAL
                                           TRUST I
                                          HAWAIIAN ELECTRIC INDUSTRIES CAPITAL
                                           TRUST II
                                          HAWAIIAN ELECTRIC INDUSTRIES CAPITAL
                                           TRUST III

                                          By Hawaiian Electric Industries,
                                            Inc., as Depositor

                                          By: /s/ Robert F. Mougeot
                                             Robert F. Mougeot
                                             Financial Vice President
                                             and Chief Financial Officer

                                          By: /s/ Constance H. Lau
                                             Constance H. Lau
                                             Treasurer

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, HEI Preferred Funding, LP certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Honolulu and State of Hawaii, on the 24th day of January, 1997.

                                          HEI PREFERRED FUNDING, LP

                                          By Hycap Management, Inc.
                                            General Partner

                                          By: /s/ Robert F. Clarke

                                             Robert F. Clarke

                                             President

                                          By: /s/ Betty Ann M. Splinter

                                             Betty Ann M. Splinter

                                             Secretary

                               EXHIBIT INDEX

                                                                     SEQUENTIAL
   EXHIBIT                                                              PAGE
   NUMBER                           DESCRIPTION                        NUMBER
 -----------                        -----------                      ----------
       1         Form of Purchase Agreement for offering of
                 Preferred Securities
       4(a)(i)   Certificate of Trust of Hawaiian Electric
                 Industries Capital Trust I.*
       4(a)(ii)  Certificate of Trust of Hawaiian Electric
                 Industries Capital Trust II.*
       4(a)(iii) Certificate of Trust of Hawaiian Electric
                 Industries Capital Trust III.*
       4(b)(i)   Trust Agreement for Hawaiian Electric Industries
                 Capital Trust I.*
       4(b)(ii)  Trust Agreement for Hawaiian Electric Industries
                 Capital Trust II.*
       4(b)(iii) Trust Agreement for Hawaiian Electric Industries
                 Capital Trust III.*
       4(c)      Amended and Restated Certificate of Limited
                 Partnership for HEI Preferred Funding, LP.
       4(d)(i)   Agreement of Limited Partnership for HEI
                 Preferred Funding, LP.*
       4(d)(ii)  Assignment of General Partner Interest and
                 Amendment of Agreement of Limited Partnership.
       4(e)      Form of Amended and Restated Agreement of Limited
                 Partnership of HEI Preferred Funding, LP.
       4(f)      Form of Amended and Restated Trust Agreement to
                 be used in connection with the issuance of the
                 Preferred Securities by Hawaiian Electric
                 Industries Capital Trusts I, II and III.
       4(g)      Form of Senior Indenture to be used in connection
                 with issuance of Senior Debt Securities by HEI.
       4(h)      Form of Senior Subordinated Indenture to be used
                 in connection with issuance of Subordinated Debt
                 Securities by HEI.
       4(i)      Form of Junior Indenture between HEI and The Bank
                 of New York, as Trustee, to be used in connection
                 with issuance of Junior Subordinated Debentures
                 by HEI.
       4(j)      Form of Officer's Certificate to be used in
                 connection with the issuance by HEI of Senior
                 Debt Securities.
       4(k)      Form of Officer's Certificate to be used in
                 connection with the issuance by HEI of
                 Subordinated Debt Securities.
       4(l)      Form of Officers' Certificate to be used in
                 connection with the issuance by HEI of Junior
                 Subordinated Debentures.
       4(m)      Form of Preferred Security for issuance by
                 Hawaiian Electric Industries Capital Trusts I, II
                 and III (included in Exhibit 4(f)).
       4(n)      Form of Junior Subordinated Debenture for
                 issuance by HEI (included in Exhibit 4(l)).
       4(o)      Form of Trust Preferred Securities Guarantee
                 Agreement for issuance by HEI.
       4(p)      Form of Partnership Guarantee Agreement.
       4(q)      Form of Affiliate Investment Instruments
                 Guarantee Agreement.
       5(a)      Opinion of Goodsill Anderson Quinn & Stifel
       5(b)      Opinion of Richards, Layton & Finger
       8         Tax Opinion of Goodsill Anderson Quinn & Stifel
      12(a)      Computation of Ratio of Earnings to Fixed
                 Charges. (1)
      12(b)      Computation of Ratio of Earnings to Combined
                 Fixed Charges and Preferred Stock Dividends. (1)
      23(a)      Consent of KPMG Peat Marwick LLP.
      23(b)      Consent of Goodsill Anderson Quinn & Stifel as to
                 opinion (included in Exhibit 5(a)).
      23(c)      Consent of Richards, Layton & Finger as to
                 opinion (included in Exhibit 5(b)).
      23(d)      Consent of Goodsill Anderson Quinn & Stifel as to
                 opinion re tax matters (included in Exhibit 8).
      24(a)      Power of Attorney for HEI officers and
                 directors.*

                                                                     SEQUENTIAL
   EXHIBIT                                                              PAGE
   NUMBER                         DESCRIPTION                          NUMBER
 -----------                      -----------                        ----------
      24(b)  Power of Attorney for Hawaiian Electric Industries
             Capital Trust I (included in Exhibit 4(b)(i)).
      24(c)  Power of Attorney for Hawaiian Electric Industries
             Capital Trust II (included in Exhibit 4(b)(ii)).
      24(d)  Power of Attorney for Hawaiian Electric Industries
             Capital Trust III (included in Exhibit 4(b)(iii)).
      25(a)  Statement of Eligibility under the Trust Indenture
             Act of 1939, as amended, of The Bank of New York, as
             Trustee under the Preferred Securities Guarantee with
             respect to Hawaiian Electric Industries Capital Trust
             I.
      25(b)  Statement of Eligibility under the Trust Indenture
             Act of 1939, as amended, of The Bank of New York, as
             Trustee under the Preferred Securities Guarantee with
             respect to Hawaiian Electric Industries Capital Trust
             II.
      25(c)  Statement of Eligibility under the Trust Indenture
             Act of 1939, as amended, of The Bank of New York, as
             Trustee under the Preferred Securities Guarantee with
             respect to Hawaiian Electric Industries Capital Trust
             III.
      25(d)  Statement of Eligibility under the Trust Indenture
             Act of 1939, as amended, of The Bank of New York, as
             Trustee with respect to the Trust Preferred
             Securities of Hawaiian Electric Industries Capital
             Trust I.
      25(e)  Statement of Eligibility under the Trust Indenture
             Act of 1939, as amended, of The Bank of New York, as
             Trustee with respect to the Trust Preferred
             Securities of Hawaiian Electric Industries Capital
             Trust II.
      25(f)  Statement of Eligibility under the Trust Indenture
             Act of 1939, as amended, of The Bank of New York, as
             Trustee with respect to the Trust Preferred
             Securities of Hawaiian Electric Industries Capital
             Trust III.
      25(g)  Statement of Eligibility under the Trust Indenture
             Act of 1939, as amended, of The Bank of New York, as
             Trustee under the Junior Indenture.
      25(h)  Statement of Eligibility under the Trust Indenture
             Act of 1939, as amended, of The Bank of New York, as
             Trustee under the Partnership Guarantee with respect
             to HEI Preferred Funding, LP.
      25(i)  Statement of Eligibility under the Trust Indenture
             Act of 1939, as amended, of the Bank of New York, as
             Trustee with respect to the Partnership Preferred
             Securities of HEI Preferred Funding, LP.

--------

 * Previously filed with this Registration Statement.

(1) Incorporated by reference to Exhibit 12 of HEI's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996. HEI has no preferred stock outstanding.